Exhibit 10.11

Dated as of June 14, 2005

N-STAR REL CDO IV LTD.,
as Issuer

N-STAR REL CDO IV CORP.,
as Co-Issuer

NS ADVISORS, LLC.

As Advancing Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

INDENTURE

i

(continued)

(continued)

(continued)

Schedules

Schedule A	Schedule of Collateral Interests as of the Closing Date
Schedule B	LIBOR Formula
Schedule C	Moody’s Recovery Rate Matrix
Schedule D	S&P’s Recovery Rate Matrix
Schedule E	Auction Procedures
Schedule F	S&P’s Notching Criteria
Schedule G	S&P’s Types of Asset-Backed Securities ineligible for Notching
Schedule H	S&P’s Industry Classification Groups
Schedule I	S&P’s Shadow Rating Grid
Schedule J-1	Form of S&P’s Representations, Warranties and Covenants for Commercial Mortgage Loans, Subordinate Mortgage Loan Interests And Mezzanine Loans
Schedule J-2	Form of S&P’s Representations, Warranties and Covenants for Credit Lease Loans and Tenant Lease Loan Interests

Exhibits

Exhibit A-1	Form of Regulation S Global Note
Exhibit A-2	Form of Rule 144A Global Note
Exhibit B	Form of Certificated Note
Exhibit C-1	Form of Rule 144A Transfer Certificate
Exhibit C-2	Form of Regulation S Transfer Certificate
Exhibit C-3	Form of Certificated Note Transfer Certificate
Exhibit C-4	Form of ERISA Restriction Certificate
Exhibit D	Form of Funding Certificate
Exhibit E-1	Form of Opinion of Thacher Proffitt & Wood LLP
Exhibit E-2	Form of Opinion of Walkers
Exhibit F	Form of Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
Exhibit G	Form of Opinion of Thacher Proffitt & Wood LLP
Exhibit H	Rated Noteholder’s Certificate

THIS INDENTURE dated as of June 14, 2005 among:

N-STAR REL CDO IV LTD., an exempted company incorporated and existing under the law of the Cayman Islands;

N-STAR REL CDO IV CORP., a corporation organized and existing under the law of the State of Delaware;

NS ADVISORS, LLC a limited liability company organized and existing under the law of the State of Delaware; and

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, organized under the law of the United States, as trustee.

PRELIMINARY STATEMENT

The Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes) are duly authorized to execute and deliver this Indenture to provide for the issuance of the Indenture Issued Notes as provided in this Indenture.  All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties.  The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with its terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, the following property (other than the Excepted Property) (a) the Collateral Interests listed on Schedule A, the Collateral Interests acquired after the Closing Date and any Equity Interests which, in each case, are delivered to the Trustee (directly or through a Securities Intermediary) after the Closing Date pursuant to the terms hereof and all payments thereon or with respect thereto, (b) the Collection Account (including each Sub-Account established therein), the Interest Reserve Account, the Payment Account, the Expense Reserve Account, the Collateral Account, the Uninvested Proceeds Account, the Earn-Out Asset Account, all amounts credited to such accounts, and Eligible Investments purchased with funds credited to such accounts and all income from the investment of funds therein, (c) the rights of the Issuer under each of the Transaction Documents to which the Issuer is a party and all payments to the Issuer thereunder or with respect thereto, (d) all Cash or other property delivered to the Trustee (directly or through a Securities Intermediary) and (e) all proceeds, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (collectively, the Collateral).  Such Grants are made to the Trustee to hold in trust, to secure the Indenture Issued Notes equally and ratably without prejudice, priority or distinction between any such Indenture Issued Note and any other such Indenture Issued Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on the Indenture Issued Notes and under any Hedge Agreement and the Collateral Management Agreement in accordance with their respective terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, any Hedge Agreement and the Collateral Management Agreement, all as provided in this Indenture (collectively, the Secured Obligations).

Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises.  The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Trustee’s interest in the Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Trustee to exercise any power.  This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the law of the State of New York.  Upon the occurrence of any Event of Default and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the law of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments included in the Collateral to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Trustee shall not have any obligations or liabilities under such instruments by reason of or arising out of this Indenture, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The designation of the Trustee in any transfer document or record is intended and shall be deemed, first, to refer to the Trustee as custodian on behalf of the Issuer and second, to refer to the Trustee as secured party on behalf of the Secured Parties, provided that the Grant made by the Issuer to the Trustee pursuant to the granting clauses hereof shall apply to any Collateral bearing such designation.

The Trustee acknowledges such Grants, accepts the trust hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the required standard of care set forth herein such that the interests of the Secured Parties may be protected.

Each of the Secured Parties hereby agrees and acknowledges that it shall not have any claim on the funds and property from time to time deposited in or credited to the Income Note Distribution Account and the proceeds thereof.

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1.      DEFINITIONS

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.  Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.  In addition, terms defined in Article 9 of the UCC and used but not capitalized herein have the meanings assigned thereto in Article 9 of the UCC.

Account means any of  the Collection Account (including each Collateral Sub-Account established therein), the Collateral Account, the Uninvested Proceeds Account, the Payment Account, the Interest Reserve Account and the Expense Reserve Account (including each Collateral Sub-Account established therein).

Account Control Agreement means that certain Account Control Agreement, dated as of the Closing Date, as the same may be amended or supplemented from time to time, among the Issuer, the Trustee and the Custodian.

Accountants’ Report means a report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer (or the Collateral Manager on its behalf) on the Closing Date pursuant to Section 10.13(a), which may be the firm of Independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer.

Act has the meanings specified in Section 14.2.

Administrative Expenses means amounts (including any applicable indemnities) due from, or accrued for, the account of the Co-Issuers with respect to any Payment Date to (i) the Trustee for Trustee Expenses and the Trustee Interest Advance Fee and the Underlying Trustee for Underlying Trust Expenses; (ii) the PAA Issued Note Paying Agent pursuant to the Paying Agency Agreement; (iii) the Collateral Administrator pursuant to the Collateral Administration Agreement; (iv) the independent accountants, agents and counsel of the Co-Issuers for fees and expenses (including, without limitation, tax reports); (v) the Rating Agencies for fees and expenses in connection with any Class of Notes rated by each such Rating Agency (including, without limitation, expenses for credit estimates and ongoing surveillance of the ratings of the Notes); (vi) the Administrator pursuant to the Corporate Services Agreement; (vii) the Collateral Manager and its counsel for fees, expenses and indemnities under the Transaction Documents to the extent set forth therein (including, without limitation, amounts payable under the Collateral Management Agreement but excluding the Collateral Management Fee); (viii) any other Person in respect of any governmental fee, charge or tax (including all filing, registration and annual return fees payable to the Cayman Islands’ government and registered office fees); (ix) any servicer of any Collateral Interest owned directly by the Issuer or to Wachovia pursuant to the Servicing Agreement (to the extent payment of such amounts is not otherwise provided for in the Servicing Agreement); (x) to the Advancing Agent for the Advancing Agent Fee; and (xi) any other Person in respect of any other fees or expenses permitted under the Indenture and the documents delivered pursuant to or in connection with this Indenture, the Paying Agency Agreement, the Collateral Management Agreement and the Notes;

provided that Administrative Expenses may not include any amounts due or accrued with respect to the actions taken on, or prior to, the Closing Date.

Administrator means Walkers SPV Limited and any successor thereto appointed under the Corporate Services Agreement.

Advancing Agent means NS Advisors, LLC and any successor or successors thereto.

Advancing Agent Fee means, a per annum fee payable to the Advancing Agent on each Payment Date in accordance with the Priority of Payments equal to 0.00125% of the outstanding principal amount of the Class A Notes and the Class B Notes immediately prior to such Payment Date.

Affected Party has the meaning given to such term in the standard form 1992 ISDA Master Agreement (Multicurrency-Cross Border).

Affiliate means any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person; provided that (i) with respect to the Issuer, “Affiliate” shall be deemed not to include Walkers SPV Limited or any entity which Walkers SPV Limited controls and (ii) control of a person shall mean the power, direct or indirect, (a) to vote more than 50% of the securities having ordinary voting power for the election of directors of such person or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

Agent Members means members of, or participants in, the Clearing Agencies.

Aggregate Fees and Expenses means, on any Payment Date, the sum of (i) the Trustee Fee with respect to such Payment Date and any unpaid Trustee Fee accrued with respect to a previous Payment Date, (ii) the PAA Issued Note Paying Agent Fee with respect to such Payment Date and any unpaid PAA Issued Note Paying Agent Fee accrued with respect to a previous Payment Date (iii) the Senior Collateral Management Fee and all expenses of the Collateral Manager payable by the Issuer pursuant to the Collateral Management Agreement with respect to such Payment Date and any unpaid Senior Collateral Management Fee and unpaid expenses of the Collateral Manager accrued with respect to a previous Payment Date, (iv) the Trustee Expenses and other expenses (including other Administrative Expenses) of the Co-Issuer (including the fees to be paid to the Irish Stock Exchange), (v) taxes payable by the Co-Issuers, if any, (vi) the trustee fees with respect to the Underlying Trust and (vii) all other expenses of the Co-Issuers (including, without limitation, Administrative Expenses) payable on such Payment Date pursuant to Sections 11.1(a)(1) and 11.1(b)(1) (in each case to the extent not included in clauses (i) through (vi) above).

Aggregate Outstanding Amount means, when used with respect to any of the Rated Notes at any time, the aggregate principal amount of such Rated Notes Outstanding at such time.  Except as otherwise provided herein, (i) the Aggregate Outstanding Amount of any Class C Notes at any time shall include the Class C Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class C Notes at such time, (ii) the Aggregate Outstanding Amount of any Class D Notes at any time shall include the Class D Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class  D Notes at such time, (iii) the Aggregate Outstanding Amount of any Class E Notes at any time shall include the Class E Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class E Notes at such time, (iv) the Aggregate Outstanding Amount of any Class F Notes at any time shall include the Class F Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class F Notes at such time and (v) the Aggregate Outstanding Amount of any Class G Notes at any time shall include the

Class G Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class G Notes at such time.

Applicable Periodic Interest Rate means, for any Interest Period, (i) with respect to the Class A Notes, the applicable Class A Note Interest Rate, (ii) with respect to the Class B Notes, the applicable Class B Note Interest Rate, (iii) with respect to the Class C Notes, the applicable Class C Note Interest Rate, (iv) with respect to the Class D Notes, the applicable Class D Note Interest Rate, (v) with respect to the Class E Notes, the applicable Class E Note Interest Rate, (vi) with respect to the Class F Notes, the applicable Class F Note Interest Rate and (vii) with respect to the Class G Notes, the applicable Class G Note Interest Rate.

Applicable Recovery Rate means, with respect to any Collateral Interest on any Measurement Date, the lesser of the Moody’s Recovery Rate and the S&P’s Recovery Rate applicable to such Collateral Interest on such date.

Articles means the Amended and Restated Memorandum and Articles of Association of the Issuer, filed under the Companies Law (2004 Revision) of the Cayman Islands, as modified and supplemented and in effect from time to time.

Asset-Backed Securities are debt securities that entitle the holders thereof to receive payments that depend primarily on the cash flow from (i) a specified pool of financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities (including, for the avoidance of doubt, leases) or (ii) real estate mortgages, either fixed or revolving, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to the holders of such securities.

Asset Transfer Agreement means that certain Asset Transfer Agreement, dated as of June 14, 2005, as the same may be amended or supplemented from time to time, among the Seller, the Depositor and Northstar Realty Finance Corp.

Assumed Reinvestment Rate means, with respect to any Account or fund securing the Indenture Issued Notes, the greater of (i) LIBOR minus 0.5% and (ii) zero.

Auction has the meaning specified in Section 9.2.

Auction Call Redemption has the meaning specified in Section 9.1(c).

Auction Date has the meaning specified in Section 9.2; provided that, for the purposes of Section 5.5, “Auction Date” means the date upon which an Auction of the Collateral Interests is conducted in connection with an Event of Default.

Auction Procedures has the meaning specified in Section 9.2.

Auction Purchase Agreement has the meaning specified in Schedule E.

Authenticating Agent means, with respect to the Indenture Issued Notes or any Class of the Indenture Issued Notes, the Person designated by the Trustee, if any, to authenticate such Indenture Issued Notes on behalf of the Trustee pursuant to Section 6.4.

Authorized Officer means (i) with respect to the Issuer, any Officer of the Issuer who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer, (ii) with respect to the Co-Issuer, any Officer who is authorized to act for the Co-Issuer in matters relating to, and binding upon, the Co-Issuer, (iii) with respect to the Collateral Manager, any officer of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager, (iv) with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer, (v) with respect to the PAA Issued Note Paying Agent, any officer who is authorized to act for the PAA Issued Note Paying Agent in matters relating to, and binding upon, the PAA Issued Note Paying Agent and (vi) with respect to the Advancing Agent, any Officer of the Advancing Agent who is authorized to act for the Advancing Agent in matters relating to, and binding upon, the Advancing Agent.  Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

Available Funds means, with respect to any Payment Date, the amount of any positive balance of Cash or Eligible Investments in the Collection Account as of the Calculation Date relating to such Payment Date and, with respect to any other date, such amount as of that date.

Average Life means, on any Calculation Date with respect to any Collateral Interest, the quotient obtained by the Collateral Manager by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such Calculation Date to the respective dates of each successive distribution of principal of such Collateral Interest (assuming that (1) no Collateral Interests default or are sold and (2) any optional redemption of the Collateral Interests occurs in accordance with their respective terms) and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Collateral Interest.

Balance means at any time, with respect to Cash or Eligible Investments in any Account at such time, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

Bank means Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, in its individual capacity and not as Trustee.

Bankruptcy Code means the U.S. Bankruptcy Code, Title 11 of the United States Code, as amended or where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands.

Beneficial Owner means, with respect to any Global Note, each Person that appears on the records of a Clearing Agency (other than each such Clearing Agency to the extent that it is an accountholder with the other Clearing Agency for the purpose of operating the “bridge” between them) as entitled to a particular amount of Indenture Issued Notes by reason of an interest in a Global Note (for all purposes other than with respect to the payment of principal of and interest on the Indenture Issued Notes, the right to which will be vested, as against the Issuer and the Trustee, solely in the Person in whose name the Global Note is registered in the Note Register (in the case of the Rated Notes) or the PAA Issued Note Register (in the case of the Class Notes or the Income Notes)); provided that the Trustee and the PAA Issued Note Paying Agent may conclusively rely upon the certificate of a Clearing Agency as to the identity of such Persons holding an interest in a Global Note.

Benefit Plan Investor means (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign plans and church plans, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code, including, without limitation, individual retirement accounts and Keogh plans or (iii) an entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in such entity, including, without limitation, as applicable, an insurance company general account.

Bill of Sale means that certain Bill of Sale, dated June 14th, 2005, as the same may be amended or supplemented from time to time, between the Depositor and the Issuer.

Board of Directors means, with respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Articles, and, with respect to the Co-Issuer, the directors of the Co-Issuer duly appointed by the shareholders of the Co-Issuer.

Board Resolution means, with respect to the Issuer or the Co-Issuer, a resolution of the Board of Directors of the Issuer or the Co-Issuer, as the case may be.

Business Day means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Minneapolis, Minnesota, Columbia, Maryland or any other cities in which the Corporate Trust Office of the Trustee or the Advancing Agent is located are authorized or obligated by law or executive order to be closed; provided that, if any action is required of the Irish Paying Agent, solely for purposes of determining when such action of the Irish Paying Agent is required, days on which commercial banking institutions in Dublin, Ireland are authorized or obligated by law or executive order to be closed will also be considered in determining whether such day is a “Business Day;” provided, further that if any action is required of the Issuer (or of the Administrator on its behalf), solely for purposes of determining when such action of the Issuer is required, days on which commercial banking institutions in the Cayman Islands are authorized or obligated by law or executive order to be closed will also be considered in determining whether such day is a “Business Day.”

Buy/Sell Interest means a pari passu Participation Interest for which one of the participants has exercised its right to purchase its corresponding participant’s interest, or sell its interest to such corresponding participant for the same price, in accordance with the related Underlying Instrument.

Calculation Date means, with respect to any Payment Date, the last day of the related Due Period.

Call Period has the meaning specified in Section 9.1(a) hereof.

Cash means such funds denominated with currency of the United States as at the time shall be legal tender for payment of all public and private debts, including funds credited to a deposit account or a Securities Account.

Cash Release Conditions has the meaning specified in Section 12.1(c).

Certificate of Authentication has the meaning specified in Section 2.3(f).

Certificated Class A-E Note has the meaning specified in Section 2.1(c).

Certificated Class F Note has the meaning specified in Section 2.1(d).

Certificated Class F Note Transfer Certificate has the meaning specified in Section 2.4(c)(1)

Certificated Income Notes means Income Notes issued in the form of physical certificates in definitive, fully registered form.

Certificated Note means any Rated note or Income Note issued in the form of physical certificates in certificated, fully registered form.

Certificated Security has the meaning specified in Section 8-102(a)(4) of the UCC.

Class means any class of the Notes, consisting of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Income Notes.

Class A Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class A Notes in full by their Stated Maturity Dates and the timely payment of interest on such Class A Notes.

Class A Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class A Note Scenario Default Rate from the Class A Note Break-Even Default Rate.

Class A Note Interest Rate means LIBOR plus 0.35%.

Class A Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class A Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class A Notes means the U.S.$185,000,000 aggregate principal amount of Class A Floating Rate Notes Due 2040.

Class B Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class B Notes in full by their Stated Maturity Dates and the timely payment of interest on such Class B Notes.

Class B Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class B Note Scenario Default Rate from the Class B Note Break-Even Default Rate.

Class B Note Interest Rate means LIBOR plus 0.45%.

Class B Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class B Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class B Notes means the U.S.$32,600,000 aggregate principal amount of Class B Floating Rate Notes Due 2040.

Class C Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class C Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A Notes or Class B Notes are Outstanding and funds are not available in accordance with the

Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class C Notes.

Class C Coverage Tests means the Interest Coverage Test and the Principal Coverage Test applied with respect to the Class C Notes.

Class C Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class C Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates, pursuant to the Priority of Payments, to reduce such sum.

Class C Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class C Notes in full by their Stated Maturity Dates and the timely payment of interest on such Class C Notes.

Class C Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class C Note Scenario Default Rate from the Class C Note Break-Even Default Rate.

Class C Note Interest Rate means LIBOR plus 0.75%.

Class C Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class C Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class C Notes means the U.S.$31,800,000 aggregate principal amount of Class C Floating Rate Notes Due 2040.

Class D Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class D Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A Notes, Class B Notes or Class C Notes are Outstanding and funds are not available in accordance with the Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class D Notes.

Class D Coverage Tests means the Interest Coverage Test and the Principal Coverage Test applied to the Class D Notes.

Class D Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class D Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates, pursuant to the Priority of Payments to reduce such sum.

Class D Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class D Notes in full by their Stated Maturity Dates and the timely payment of interest on such Class D Notes.

Class D Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class D Note Scenario Default Rate from the Class D Note Break-Even Default Rate.

Class D Note Interest Rate means LIBOR plus 1.60%.

Class D Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class D Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class D Notes means the U.S.$38,600,000 aggregate principal amount of Class D Floating Rate Notes Due 2040.

Class E Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class E Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding and funds are not available in accordance with the Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class E Notes.

Class E Coverage Tests means the Interest Coverage Test and the Principal Coverage Test applied to the Class E Notes.

Class E Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class E Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates, pursuant to the Priority of Payments, to reduce such sum.

Class E Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class E Notes in full by their Stated Maturity Dates and the timely payment of interest on such Class E Notes.

Class E Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class E Note Scenario Default Rate from the Class E Note Break-Even Default Rate.

Class E Note Interest Rate means LIBOR plus 1.75%.

Class E Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class E Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class E Notes means the U.S.$12,000,000 aggregate principal amount of Class E Floating Rate Notes Due 2040.

Class F Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class F Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding and funds are not available in accordance with the Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class F Notes.

Class F Coverage Tests means the Interest Coverage Test and the Principal Coverage Test applied to the Class F Notes.

Class F Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class F Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates, pursuant to the Priority of Payments, to reduce such sum.

Class F Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class F Notes in full by their Stated Maturity Dates and the timely payment of interest on such Class F Notes.

Class F Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class F Note Scenario Default Rate from the Class F Note Break-Even Default Rate.

Class F Note Interest Rate means 7.00%.

Class F Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class F Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class F Notes means the U.S.$20,000,000 aggregate principal amount of Class F Fixed Rate Notes Due 2040.

Class G Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class G Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding and funds are not available in accordance with the Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class F Notes.

Class G Coverage Tests means the Interest Coverage Test and the Principal Coverage Test applied to the Class G Notes.

Class G Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class G Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates, pursuant to the Priority of Payments, to reduce such sum.

Class G Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class G Notes in full by their Stated Maturity Dates and the timely payment of interest on such Class G Notes.

Class G Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class G Note Scenario Default Rate from the Class G Note Break-Even Default Rate.

Class G Note Interest Rate means 7.00%.

Class G Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class G Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class G Notes means the U.S.$20,000,000 aggregate principal amount of Class G Fixed Rate Notes Due 2040.

Clearing Agency means DTC, Euroclear or Clearstream.

Clearing Corporation has the meaning specified in Section 8-102(a)(5) of the UCC.

Clearstream means Clearstream Banking, société anonyme.

Closing Date means June 14, 2005.

CMBS means commercial mortgage-backed securities issued pursuant to a transaction in which one or more classes of such securities have been (and are) rated “AAA” or its equivalent by one or more of S&P, Moody’s or Fitch (unless Rating Agency Confirmation is received), which securities are backed by obligations (including certificates of participations in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use.

Code means the Internal Revenue Code of 1986, as amended.

Co-Issuer means N-Star REL CDO IV Corp., a corporation organized under the law of the State of Delaware, unless a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter Co-Issuer shall mean such successor Person.

Co-Issuers means the Issuer and Co-Issuer.

Collateral has the meaning specified in the Granting Clauses.

Collateral Administration Agreement means the Collateral Administration Agreement, dated June 14, 2005, by and among the Issuer, the Collateral Manager and the Collateral Administrator, as the same may be amended and modified from time to time in accordance with its terms.

Collateral Administrator means Wells Fargo Bank, National Association, solely in its capacity as Collateral Administrator under the Collateral Administration Agreement, unless a successor Person shall have become the Collateral Administrator pursuant to the applicable provisions of Collateral Administration Agreement, in which case Collateral Administrator shall mean such successor Person.

Collateral Interest means an item of Collateral which satisfies the Eligibility Criteria specified in Section 12.2.

Collateral Interest Collections means, with respect to any Due Period and the related Payment Date, without duplication, the sum of (i) all cash payments of interest with respect to any Collateral Interests and Eligible Investments included in the Collateral ((A) including any Sale Proceeds of a Collateral Interest sold at price equal to or greater than its Principal Balance representing unpaid interest accrued thereon to the date of the sale thereof to the extent not treated as Collateral Principal Collections at the option of the Collateral Manager, but (B) excluding all funds received on an Impaired Interest (including any unpaid interest) and any unpaid interest accrued on a Deferred Interest PIK Bond or a Written Down Interest to the date of sale) which are received during the related Due Period (excluding any Purchased

Accrued Interest), (ii) all payments on Eligible Investments purchased with Collateral Interest Collections, (iii) payments received or scheduled to be received from a Hedge Counterparty under any Hedge Agreement on the related Payment Date, excluding any payments received from a Hedge Counterparty upon reduction of the notional amount and any termination payments (provided that so long as the Notes are Outstanding, any termination payments received from a Hedge Counterparty will be used to enter into a substitute Hedge Agreement to the extent required to maintain the then-current rating of the Notes by each Rating Agency), (iv) all amendment and waiver fees, all late payment fees and all other fees and commissions received during the related Due Period (other than fees and commissions received in connection with the sale, restructuring, workout or default of Collateral Interests or in connection with Impaired Interests or Written Down Interests) (excluding any payments representing exit fees, extension fees or prepayment premiums paid in connection with Commercial Mortgage Loans), (v) the Principal Balance of any Eligible Investments purchased with Collateral Interest Collections, (vi) all interest accrued on the Closing Date on Collateral Interests included in the Collateral, (vii) any amounts on deposit in the Interest Reserve Account, (viii) at the option of the Collateral Manager, any amount on deposit in the Expense Reserve Account in excess of U.S.$300,000, (ix) commitment fees on unfunded amounts and other similar fees (in each case, net of applicable withholding taxes) actually received by the Issuer during the related Due Period in respect of any Earn-Out Assets, (x) any Uninvested Proceeds remaining on deposit in the Uninvested Proceeds Account on the Effective Date, if Rating Agency Confirmation to treat such Uninvested Proceeds as Collateral Interest Collections has been obtained and (xi) all proceeds from the foregoing; provided, however, that Collateral Interest Collections shall not include the funds and other property (including, without limitation, the paid-up share capital of the Issuer) with respect to the Income Notes and the bank account in which such funds and the proceeds thereof are held); provided, further, that Collateral Interest Collections shall not include principal of any Collateral Interest representing capitalized interest after the date of purchase thereof by the Issuer.

Collateral Interest Principal Balance means, prior to the Effective Date, U.S.$400,000,000, and thereafter, the aggregate Principal Balance of the sum of (i) Collateral Interests included in the Collateral (including any Collateral Interests that have become Impaired Interests or Written Down Interests) and (ii) Eligible Investments, in each case, purchased with the proceeds of the issuance of the Notes or thereafter with Collateral Principal Collections.

Collateral Manager means NS Advisors, LLC, a Delaware limited liability company, unless a successor Person shall have become Collateral Manager pursuant to the applicable provisions of the Collateral Management Agreement, in which case Collateral Manager shall mean such successor Person.

Collateral Management Agreement means the Collateral Management Agreement, dated as of the Closing Date, as the same may be amended or supplemented from time to time, between the Issuer and the Collateral Manager.

Collateral Management Fee means the Senior Collateral Management Fee and the Subordinate Collateral Management Fee.

Collateral Principal Collections means, with respect to any Due Period and the related Payment Date, all amounts received by the Issuer during such Due Period that do not constitute Collateral Interest Collections; provided, however, that Collateral Principal Collections shall include principal of any Collateral Interest representing capitalized interest after the date of purchase thereof by the Issuer.

Collateral Principal Collections Sub-Account has the meaning specified in Section 10.5(a)(1) hereof.

Collateral Principal Payments means, with respect to any Due Period and the related Payment Date, Collateral Principal Collections other than Sale Proceeds and any amounts received in respect of Eligible Investments.

Collateral Quality Tests will be satisfied if, as of any Measurement Date, the Collateral Interests comply, in the aggregate, with all of the requirements set forth below (collectively, the “Collateral Quality Tests”):

(1)                      the aggregate Principal Balance of all Collateral Interests that are CMBS (other than Rake Bonds) does not exceed 15% of the Collateral Interest Principal Balance;

(2)                      the aggregate Principal Balance of all Collateral Interests that are Tenant Lease Interests with an S&P Rating below “BBB” does not exceed 15% of the Collateral Interest Principal Balance;

(3)                      the aggregate Principal Balance of all Collateral Interests that are REIT Debt Securities with an S&P Rating below “BBB” does not exceed 7.5% of the Collateral Interest Principal Balance;

(4)                      the aggregate Principal Balance of all Collateral Interests that are Real Estate CDO Securities does not exceed 5% of the Collateral Interest Principal Balance;

(5)                      the aggregate Principal Balance of all Collateral Interests that are Mezzanine Loans does not exceed 50% of the Collateral Interest Principal Balance;

(6)                      the Moody’s Maximum Weighted Average Rating Factor Test is satisfied;

(7)                      (i) the Weighted Average Fixed Rate Coupon as of such date equals or exceeds 5.00% and (ii) the Weighted Average Spread as of such date equals or exceeds 4.00%;

(8)                      the Weighted Average Life Test is satisfied;

(9)                      The maximum property concentration limits (by Aggregate Collateral Balance) for Collateral Interests other than CMBS that are not Rake Bonds (and including CMBS that are Rake Bonds) are as follows:

(i)                       not more than 40% of the Collateral Interest Principal Balance may be related to Mortgaged Properties which are each of office, retail and multifamily properties;

(ii)                    not more than 35% of the Collateral Interest Principal Balance may be related to Mortgaged Properties which are each of industrial and hospitality properties;

(iii)                 not more than 10% of the Collateral Interest Principal Balance may be related to Mortgaged Properties which are condominium conversion properties;

(iv)                not more than 5% of the Collateral Interest Principal Balance may be related to Mortgaged Properties which are healthcare properties;

(v)                   not more than 5% of the Collateral Interest Principal Balance may be related to Mortgaged Properties which are self-storage properties; and

(vi)                not more than 5% of the Collateral Interest Principal Balance may be related to Mortgaged Properties which in the aggregate are any property type other than those specified in clauses (i) through (v) above;

(10)                            the Aggregate Collateral Balance of all Collateral Interests (other than CMBS) backed or otherwise invested in Mortgaged Properties located in any single U.S. state does not exceed 25% of the

Collateral Interest Principal Balance, except that up to 50% of the Collateral Interest Principal Balance may relate to New York, up to 40% of the Collateral Interest Principal Balance may relate to California, up to 35% of the Collateral Interest Principal Balance may relate to Florida and up to 30% of the Collateral Interest Principal Balance may relate to Washington D.C.;

 (11)                   the Herfindahl Score of the Collateral Interests is at least 20;

(12)                      the aggregate Principal Balance of all Collateral Interests that represent obligations of any single obligor or group of affiliated obligors does not exceed 8.5% of the Collateral Interest Principal Balance;

(13)                      the aggregate Principal Balance of all Collateral Interests that consist of CMBS issued in any single calendar year does not exceed 75% of the Collateral Interest Principal Balance;

(14)                    the aggregate Principal Balance of all Fixed Rate Collateral Interests does not exceed 20% of the Collateral Interest Principal Balance; provided that no more than 40% of the Collateral Interests shall consist of Fixed Rate Collateral Interests if (i) the Issuer enters into corresponding Hedge Agreements priced at a rate of 4.05% or (ii) Rating Agency Confirmation is obtained with respect to an additional Fixed Rate Collateral Interest acquired without a corresponding Hedge Agreement;

(15)                    the amount on deposit in the Earn-Out Asset Account does not exceed 7.5% of the Collateral Interest Principal Balance;

(16)                    the aggregate Principal Balance of all Collateral Interests that provide for the payment of interest less frequently than monthly does not exceed 10% of the Collateral Interest Principal Balance;

(17                          the aggregate Principal Balance of all Collateral Interests that consist of Floating Rate Collateral Interests does not exceed 90% of the Collateral Interest Principal Balance;

(18)                      the S&P CDO Monitor Test is satisfied; and

(19)                      the S&P Minimum Average Recovery Rate Test is satisfied.

Collateral Sub-Account means any sub-account established within an Account.

Collection Account means the Securities Account designated the “Collection Account” and established in the name of the Trustee pursuant to Section 10.5, including the Collateral Principal Collections Sub-Account.

Collections means, with respect to any Payment Date, the sum of (i) the Collateral Interest Collections collected during the applicable Due Period and (ii) the Collateral Principal Collections collected during the applicable Due Period.

Commercial Mortgage Loans means commercial mortgage loans whether such commercial mortgage loans are Collateral Interests or underlie or comprise the other types of Collateral Interests (as the context may require).

Commission means the United States Securities and Exchange Commission.

Controlling Class means the Class A Notes voting as a single Class, so long as any Class A Notes are Outstanding, then the Class B Notes, so long as any Class B Notes are Outstanding, then the Class C Notes voting as a single Class, so long as any Class C Notes are Outstanding, then the Class D Notes, so long as any Class D Notes are Outstanding, then the Class E Notes, so long as any Class E Notes are Outstanding, then the Class F Notes, so long as any Class F Notes are Outstanding and then the Class G Notes, so long as any Class G Notes are Outstanding, in each case, based on the then Aggregate Outstanding Amount thereof.

Controlling Person any other person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Issuer, a person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Issuer, or any “affiliate” (within the meaning of 29 C.F.R. Section 2510.3-101(f)(3)) of any such person.

Corporate Services Agreement means that certain Corporate Services Agreement, dated as of June 14, 2005, as the same may be amended or supplemented from time to time, between the Issuer and the Administrator.

Corporate Trust Office means the designated corporate trust office of the Trustee, currently located at:  (i) for note transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 66749, Attention:  CDO Trust Services – N-Star REL CDO IV and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045.  Attention: CDO Trust Services – N-Star REL CDO IV, telephone number 410-884-2000, fax number 410-715-3748, or such other address as the Trustee may designate from time to time by notice to the Rated Noteholders, the Income Noteholders, the Collateral Manager and the Co-Issuers or the principal corporate trust office of any successor Trustee.

Coverage Tests means the Class C Coverage Tests, the Class D Coverage Tests, the Class E Coverage Tests, the Class F Coverage Tests and the Class G Coverage Tests.

Credit Lease Loans means mortgage loans secured by mortgages on commercial real estate properties that are subject to a lease to a single tenant.

Credit Risk Interest means any Collateral Interest which, in the Collateral Manager’s reasonable business judgment, has a significant risk of declining in credit quality or over time may become an Impaired Interest.

Cumulative Applicable Periodic Interest Shortfall Amount means the Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount, Class F Cumulative Applicable Periodic Interest Shortfall Amount and Class G Cumulative Applicable Periodic Interest Shortfall Amount.

Cure Advance means, amounts advanced by a Holder of Income Notes pursuant to the Paying Agency Agreement to permit the Issuer to exercise its right to cure payment defaults with respect to any Senior Loan related to a Collateral Interest in accordance with the applicable underlying instrument.

Current Portfolio means the portfolio (measured by Principal Balance) of (a) the Pledged Collateral Interests and the proceeds of the disposition thereof held as Cash and (b) Eligible Investments purchased with proceeds of the disposition of Pledged Collateral Interests, existing immediately prior to the sale, maturity or other disposition of a Pledged Collateral Interest or immediately prior to the acquisition of a Pledged Collateral Interest, as the case may be.

Custodian has the meaning specified in Section 3.3(a).

Daily Official List means the Daily Official List of the Irish Stock Exchange.

Deemed Floating Asset Hedge means, with respect to a Fixed Rate Collateral Interest, an interest rate swap having (i) a notional schedule equal to the Principal Balance as it is reduced by expected amortization of such Fixed Rate Collateral Interest over time and (ii) payment dates identical to the Payment Dates of the Issuer under this Indenture; provided that, (x) at the time of entry into the Deemed Floating Asset Hedge, (i) the expected principal payments on the Fixed Rate Collateral Interest comprising a Deemed Floating Rate Collateral Interest will not extend beyond 10 years after the effective date thereof and (ii) the scheduled notional amount of such Deemed Floating Asset Hedge at any time is equal to the expected principal amount of the related Fixed Rate Collateral Interest (as calculated at such time), (y) the Rating Agencies and the Trustee are notified prior to the Issuer’s entry into a Deemed Floating Asset Hedge, and each will be provided with the identity of the proposed hedge counterparty and copies of the hedge documentation and notional schedule and (z) such Deemed Floating Asset Hedge is priced at then-current market rates.  In the event any Deemed Floating Asset Hedge is not a Form-Approved Hedge Agreement, the Collateral Manager will provide prior written notice to S&P of the Issuer’s entry into such Deemed Floating Asset Hedge and will obtain Rating Agency Confirmation from S&P with respect to the entry of the Issuer into such Deemed Floating Asset Hedge.

Deemed Floating Rate Collateral Interest means a Fixed Rate Collateral Interest the interest rate of which is hedged into a Floating Rate Collateral Interest using a Deemed Floating Asset Hedge; provided that at the time of entry into the Deemed Floating Asset Hedge the Average Life of such Deemed Floating Rate Collateral Interest would not increase or decrease by more than one year from its expected average life if it were to prepay at either 50% or 150% of its pricing speed.

Deemed Floating Spread means the difference between the stated rate at which interest accrues on each Fixed Rate Collateral Interest that comprises a Deemed Floating Rate Collateral Interest (excluding all Impaired Interests and Deferred Interest PIK Bonds) and the fixed rate that the Issuer agrees to pay on the Deemed Floating Asset Hedge at the time such swap is executed.

Default means any Event of Default or any occurrence that, with notice or the lapse of time or both, would become an Event of Default.

Defaulting Party has the meaning given to such term in the standard form 1992 ISDA Master Agreement (Multicurrency –Cross Border).

Defaulted Interest means any interest due and payable in respect of any Class A Note or any Class B Note or, if no Class A Notes or Class B Notes are Outstanding, in respect of any Class C Note or, if no Class C Notes are Outstanding, in respect of any Class D Note, or if no Class D Notes are Outstanding, in respect of any Class E Note, or if no Class E Notes are Outstanding, in respect of any Class F Note, or if no Class F Notes are Outstanding, in respect of any Class G Note and any interest on such Defaulted Interest that (in each case) is not punctually paid or duly provided for on the applicable Payment Date (including the applicable Stated Maturity Date) of the applicable Rated Note.

Deferred Interest PIK Bond means a PIK Bond with respect to which interest has been deferred or capitalized or does not pay interest when scheduled (other than an Impaired Interest) for each consecutive payment date occurring over a period of the lesser of (i) six months or (ii) two consecutive payment dates, but only until such time as payment of interest on such PIK Bond has resumed and all capitalized and deferred interest and any interest thereon has been paid in cash in accordance with the terms of the Underlying Instruments.

Deferred Interest PIK Bond Amount means, with respect to each Deferred Interest PIK Bond in the Collateral, the lesser of (i) the product of the Principal Balance of such Deferred Interest PIK Bond and the Applicable Recovery Rate of such Deferred Interest PIK Bond and (ii) the product of the Principal Balance of such Deferred Interest PIK Bond and the Market Value of such Deferred Interest PIK Bond.

Depositary means, with respect to the Indenture Issued Notes issued in the form of one or more Global Notes, the Person designated as Depositary pursuant to Section 2.2(e), or any successor thereto, appointed pursuant to the applicable provisions of this Indenture.

Depositary Participant means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of notes deposited with the Depositary.

Depositor means N-Star REL CDO Depositor Corp. and any successors or assigns, in its capacity as depositor under the Master Trust Agreement.

Deutsche Bank means Deutsche Bank Securities Inc.

Distribution means any payment of principal, interest or fee or any dividend or premium payment made on, or any other distribution in respect of, an obligation or security.

Dollar or U.S.$ means currency of the United States as at the time shall be legal tender for all debts, public and private.

DTC means The Depository Trust Company, a New York corporation, and its nominees and their respective successors.

Due Date means each date on which a Distribution is due on a Pledged Security.

Due Period means, with respect to each Payment Date, the period beginning on the day following the last day of the preceding Due Period relating to the preceding Payment Date (or, in the case of the Due Period that is applicable to the first Payment Date, beginning on the Closing Date) and ending at the close of business on the fourth (4th) Business Day preceding such Payment Date.

Earn-Out Asset means, a Collateral Interest that (a) requires the Issuer to make one or more future advances to the obligor under the Underlying Instruments relating thereto, subject to satisfaction of conditions precedent therein, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereof; provided, however, that any such Earn-Out Asset will be an Earn-Out Asset only until all commitments by the Issuer to make advances to the obligor thereof expire or are terminated or reduced to zero.

Earn-Out Asset Account means the Securities Account designated the “Earn-Out Asset Account” and established in the name of the Trustee pursuant to Section 10.8.

Effective Date means the date that is the earliest of (i) the 180th day following the Closing Date, (ii) the date on which the Issuer has purchased Collateral Interests with amounts on deposit in the Uninvested Proceeds Account having an aggregate par amount of U.S.$100,000,000 or (iii) such earlier date (if any) that is designated by the Collateral Manager by notice to the Trustee under the Indenture; provided that the Collateral Manager has received Rating Agency Confirmation on such date; provided, further, that in the event that such day does not fall on a Business Day, the Effective Date shall be the next succeeding Business Day.

Eligibility Criteria has the meaning specified in Section 12.2.

Eligible Investments means any U.S. dollar denominated investment that, at the time it is delivered to the Trustee, is one or more of the following obligations or securities, including, without limitation, those investments for which the Trustee or an Affiliate of the Trustee provides services:

(i)                                     cash;

(ii)                                  direct Registered obligations of, and Registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(iii)                               demand and time deposits in, interest bearing trust accounts and certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States of America or any state thereof and subject to the supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of:

(a)                                  in the case of long-term debt obligations, not less than “Aa2” by Moody’s and “AAA” by S&P; or

(b)                                 in the case of commercial paper and short-term debt obligations including time deposits, P-1 by Moody’s and “A-1” by S&P (provided that, in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “AA+” by S&P);

(iv)                              Registered securities other than mortgage-backed securities bearing interest or sold at a discount issued by any corporation under the laws of the United States of America or any state thereof that have a credit rating of “AA+” by S&P at the time of such investment or contractual commitment providing for such investment;

(v)                                 unleveraged repurchase obligations (if treated as debt for tax purposes by the issuer) with respect to any security described in clause (ii) above, entered into with a depository institution or trust company (acting as principal) described in clause (iii) or entered into with broker-dealers registered with the Commission (acting as principal) whose short-term debt has a credit rating of “P-1” by Moody’s and “A-1+” by S&P at the time of such investment in the case of any repurchase obligation for a security having a maturity not more than 183 days from the date of its issuance or whose long-term debt has a credit rating of at least “Aa2” by Moody’s and “AA+” by S&P at the time of such investment in the case of any repurchase obligation for a security having a maturity more than 183 days from the date of its issuance;

(vi)                              commercial paper or other short-term obligations having at the time of such investment a credit rating of “P-1” by Moody’s and “A-1+” by S&P that are registered and are either bearing interest or are sold at a discount from the face amount thereof and that have a maturity of not more than 183 days from its date of issuance; provided that in the case of commercial paper with a maturity of longer than 91 days, the issuer of such commercial paper (or, in the case of a principal depository institution in a holding company system, the holding company of such system), if rated by the Rating Agencies, must have at the time of such investment a long-term credit rating of at least “Aa2” by Moody’s and “AA+” by S&P;

(vii)                           money market funds with respect to any investments described in clauses (ii) through (vi) above having, at the time of such investment, a credit rating of not less than “AAA” by Moody’s “AAA/AAAm/AAAm-G” by S&P (if such funds are rated by S&P), respectively (including those for which the Trustee is investment manager or advisor), provided that such fund or vehicle is formed and has its principal office outside the United States; and

(viii)                        any other investments for which Rating Agency Confirmation is received;

provided that (a) Eligible Investments purchased with funds in the Collection Account will be held until maturity except as otherwise specifically provided herein and will include only such obligations or securities as mature no later than the Business Day prior to the Payment Date next succeeding the date of investment in such obligations or securities, unless such Eligible Investments are investments of the type described in clause (i) or (iii) above, in which event such Eligible Investments may mature on such Payment Date and (b) none of the foregoing obligations or securities will constitute Eligible Investments if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, if such security is purchased at a price in excess of 100% of par, if such security is subject to substantial non-credit related risk, as determined by the Collateral Manager in its judgment, if any income from or proceeds of disposition of the obligation or security is or will be subject to deduction or withholding for or on account of any withholding or similar tax or, from the time, if any, that the Issuer  is no longer a Qualified REIT Subsidiary, the acquisition (including the manner of acquisition), ownership, enforcement or disposition of the obligation or security will subject the Issuer to net income tax in any jurisdiction outside its jurisdiction of incorporation.

Eligible SPV Jurisdiction means Bahamas, Bermuda, the Cayman Islands, the Channel Islands, the Netherlands Antilles, Luxembourg or any other similar jurisdiction (so long as Rating Agency Confirmation is obtained in connection with the inclusion of such other jurisdiction) generally imposing either no or nominal taxes on the income of companies organized under the laws of such jurisdiction.

Emerging Market Issuer means a sovereign or non-sovereign issuer located in a country that is in Latin America, Asia, Africa, Eastern Europe or the Caribbean or in a country the dollar-denominated sovereign debt obligations of which are rated lower than “Aa2” by Moody’s and lower than “AA” by S&P; provided that an issuer of Asset-Backed Securities located in any Eligible SPV Jurisdiction shall not be an Emerging Market Issuer for purposes hereof if the underlying collateral of such Asset-Backed Securities consists solely of obligations of obligors located in the United States and Qualifying Foreign Obligors.

Entitlement Holder has the meaning specified in Section 8-102(a)(7) of the UCC.

Entitlement Order has the meaning specified in Section 8-102(a)(8) of the UCC.

Equity Interest means any security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal acquired by the Issuer as a result of the exercise or conversion of Collateral Interests, in conjunction with the purchase of Collateral Interests or in exchange for a Collateral Interest.

ERISA means the U.S. Employee Retirement Income Security Act of 1974, as amended.

ERISA Restriction Certificate means the ERISA Restriction Certificate substantially in the form set forth in Exhibit C-4 hereto.

Euroclear means Euroclear Bank S.A/N.V., as operator of the Euroclear system.

Event of Default has the meaning specified in Section 5.1.

Excepted Property means the U.S.$ 1,000 of capital contributed to the Issuer in respect of the Issuer’s Ordinary Shares in accordance with the Articles and U.S.$ 1,000 representing a profit fee to the Issuer.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Expense Reserve Account means the Securities Account designated the “Expense Reserve Account” and established in the name of the Trustee pursuant to Section 10.6.

Fee Basis Amount means an amount equal, for any Payment Date, to the average of the aggregate Collateral Interest Principal Balance (excluding the aggregate Principal Balance of Impaired Interests) on the first day of the related Due Period and the aggregate Collateral Interest Principal Balance (excluding the aggregate Principal Balance of Impaired Interests) on the last day of such Due Period.

Financial Asset has the meaning specified in Section 8-102(a)(9) of the UCC.

Financing Statement means a financing statement relating to the Collateral naming the Issuer as debtor and the Trustee on behalf of the Secured Parties as secured party.

Fixed Rate Collateral Interest means any Collateral Interest which bears a fixed rate of interest.

Fixed Rate Notes means the Class F Notes and Class G Notes.

Floating Rate Collateral Interest means any Collateral Interest that bears interest based upon a floating rate index.

Floating Rate Notes means, collectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

Form-Approved Hedge Agreement means a Hedge Agreement relating to a specific Hedge Counterparty with respect to which (a) the related Collateral Interest could be purchased by the Issuer without any required action by the Rating Agencies and (b) the documentation of which conforms in all material respects to a form for which Rating Agency Confirmation was previously obtained (as certified to the Trustee by the Collateral Manager) for use of such form by the Issuer; provided that (i) such Form-Approved Hedge Agreement shall not provide for any upfront payments to be made to any Hedge Counterparty, (ii) any revised Form-Approved Hedge Agreement with respect to a particular Hedge Counterparty shall be approved by each of the Rating Agencies at least 10 days prior to the initial use thereof as evidenced by Rating Agency Confirmation, (iii) any Rating Agency may withdraw its consent to the use of a particular Form-Approved Hedge Agreement by written notice to the Trustee, the Collateral Manager and the relevant Hedge Counterparty (provided that such withdrawal of consent shall not affect any existing Hedge Agreement entered into with such Hedge Counterparty) and (iv) the Issuer (or the Collateral Manager on its behalf) shall deliver to the Trustee and each Rating Agency a copy of each Form-Approved Hedge Agreement specifying the Hedge Counterparty to which it relates upon receipt of Rating Agency Confirmation with respect thereto, and the Trustee’s records (when taken together with any correspondence received from the Rating Agencies pursuant to clause (ii)) shall be conclusive evidence of such form.

GAAP has the meaning specified in Section 6.3(k).

Global Notes means the Rule 144A Global Notes and the Regulation S Global Notes.

Grant means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.  A Grant of the Pledged Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal, interest and fee payments in respect of the Pledged Securities or such other instruments, and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Hedge Agreement means the interest rate protection agreement, as amended from time to time, together with any replacement hedge agreement on substantially identical terms (or that otherwise satisfies the conditions of Section 16.1), entered into pursuant to Section 16.1 or a Deemed Floating Asset Hedge.  The Hedge Agreement shall provide that any amount payable to the Hedge Counterparty thereunder shall be subject to the Priority of Payments and that any amount payable upon the early termination or liquidation thereof shall be payable only on a Payment Date in accordance with the Priority of Payments.

Hedge Counterparty means (a) any hedge counterparty (or any permitted assignee or successor) under a Hedge Agreement that satisfies the Hedge Counterparty Ratings Requirement and (b) any substitute or additional parties therefore appointed in accordance with Section 16.1.

Hedge Counterparty Collateral Account means each Securities Account designated the “Hedge Counterparty Collateral Account” and established in the name of the Trustee pursuant to Section 16.1(d).

Hedge Counterparty Ratings Requirement means, with respect to any Hedge Ratings Determining Party: (a) either (x) the short-term rating of such Hedge Ratings Determining Party is not lower than “A-1” by Standard & Poor’s or (y) if such Hedge Ratings Determining Party does not have a short-term rating from Standard & Poor’s, the long-term rating of such Hedge Ratings Determining Party by Standard & Poor’s is not lower than “A+” and (b) (x) a rating on the short-term unsecured, unsubordinated debt obligations of the Hedge Ratings Determining Party of “P-1” by Moody’s and a rating on the long-term unsecured, unsubordinated debt obligations of the Hedge Ratings Determining Party of at least “A1” by Moody’s or (y) if there is no short-term rating by Moody’s, a rating on the long-term unsecured, unsubordinated debt obligations of the Hedge Ratings Determining Party of at least “Aa3” by Moody’s; provided, that any rating shall be reduced by one subcategory to the extent it is on credit watch with negative implications by Moody’s.

Hedge Payment Amount means, with respect to any Hedge Agreement and any Payment Date, the amount, if any, then payable by the Issuer to such Hedge Counterparty, including any amounts so payable in respect of a termination of any Hedge Agreement.

Hedge Ratings Determining Party means (a) unless clause (b) applies with respect to the Hedge Agreement, the Hedge Counterparty or any transferee thereof or (b) any Affiliate of the Hedge

Counterparty or any transferee thereof that unconditionally and absolutely guarantees (with the form of such guarantee meeting S&P’s then-current published criteria with respect to guarantees) the obligations of the Hedge Counterparty or such transferee, as the case may be, under the Hedge Agreement.  For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the Hedge Counterparty or any such transferee (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the Hedge Counterparty or any such transferee.

Hedge Receipt Amount means, with respect to any Hedge Agreement and any Payment Date, the amount, if any, then payable to the Issuer by the related Hedge Counterparty, including any amounts so payable in respect of a termination of any Hedge Agreement.

Herfindahl Index means an index calculated by the Collateral Manager by dividing (i) one by (ii) the sum of, with respect to each Commercial Mortgage Loan comprising or underlying a Collateral Interest, (x) the principal balance of such Collateral Interest divided by (y) the aggregate principal balance of all Collateral Interests, raised to the second power. For purposes of calculating the Herfindahl Index, all Collateral Interests from a single issue of CMBS shall be treated as a single Collateral Interest and each $12,000,000 increment of Cash in any Account shall be treated as a single Collateral Interest.

Herfindahl Score means a measurement of the diversity of a pool of loans of unequal size calculated in accordance with the Herfindahl Index.

Highest Auction Price means, in connection with a Redemption, the bid or bids for the Collateral Interests resulting in the highest auction price of one or more Subpools of Collateral Interests.

Holder or Noteholder means (i) with respect to any Rated Note, any Rated Noteholder, (ii) with respect to any Income Note, any Income Noteholder and (iii) with respect to any Indenture Issued Note, any Indenture Issued Noteholder, as the context may require.

Impaired Interests Amount means the sum, with respect to each Impaired Interest in the Collateral, of the lesser of (i) the product of the Principal Balance of such Impaired Interest and the Applicable Recovery Rate of such Impaired Interest and (ii) the product of the Principal Balance of such Impaired Interest and the Market Value of such Impaired Interest.

Impaired Interest means any Collateral Interest or any other security included in the Collateral which (a) is not a CMBS and foreclosure or a payment default (whether or not declared) with respect to the related Commercial Mortgage Loan has occurred or (b) is a CMBS and the published rating from of such Collateral Interest has been downgraded, qualified or withdrawn by any Rating Agency from the ratings that were in place as of the Closing Date (or, in the case of additional Collateral Interests, the date of purchase by the Issuer).

Income Note Distribution Account means the account designated the “Income Note Distribution Account” and established by the PAA Issued Note Paying Agent in the name of the PAA Issued Note Paying Agent for the benefit of the Issuer pursuant to the Paying Agency Agreement.

Income Note Excess Funds means all remaining Collateral Interest Collections and Collateral Principal Collections as set forth in Section 11.1(a)(27) and 11.1(b)(23).

Income Noteholder means, with respect to any Income Note, the Person in whose name such Income Note is registered in the Income Note Register.

Income Notes means the U.S.$60,000,000 Income Notes Due 2040.

Income Notes Stated Amount means U.S.$60,000,000.

Indenture means this instrument and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

Indenture Issued Notes means, collectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes.

Indenture Issued Noteholder means, with respect to any Indenture Issued Note, the Person in whose name such Note is registered; provided that Beneficial Owners or Agent Members will have no rights under the Indenture with respect to Global Notes, and the Indenture Issued Noteholder may be treated by the Issuer and the Trustee (and any agent of any of the foregoing) as the owner of such Global Notes for all purposes whatsoever.

Independent means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) if required to deliver an opinion or certificate to the Trustee pursuant to this Indenture, states in such opinion or certificate that the signer has read this definition and that the signer is Independent within the meaning hereof. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Initial Hedge Agreement means the first Hedge Agreement (other than a Deemed Floating Asset Hedge) entered into by the Issuer in connection with this transaction; provided that Rating Agency Confirmation is received with respect thereto.

Initial Hedge Counterparty means the Hedge Counterparty with respect to the Initial Hedge Agreement.

Initial Payment Date means the Payment Date occurring in July, 2005.

Initial Purchasers means Deutsche Bank Securities Inc, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, each as an initial purchaser of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

Instrument has the meaning specified in Section 9-102(a)(47) of the UCC.

Interest Advance has the meaning specified in Section 10.17.

Interest Coverage Amount means, as of any Measurement Date, an amount equal to (i) the amount received or scheduled to be received as Collateral Interest Collections during the related Due Period, less (ii) the amounts scheduled to be paid on the related Payment Date pursuant to Section 11(a)(1) through (3) and (to the extent not covered by Section 11(a)(1) through (3)) Section 11(b)(1) and, for purposes of calculating the Interest Coverage Ratios, any amounts scheduled to be paid to the Interest Reserve Account on the related Payment Date pursuant to Section 11.1(a)(6); provided that (a) following the date on which a Collateral Interest becomes an Impaired Interest, scheduled Collateral Interest Collections shall not include any amount scheduled to be received on Impaired Interests or any amount scheduled to be received on securities that are currently deferring interest until (1) such amounts are actually received in Cash or (2) the cumulative aggregate amounts actually received on an Impaired Interest exceed the Principal Balance of such Impaired Interest, (b) the expected interest income on Floating Rate Collateral Interests and Eligible Investments shall be calculated using the then-current interest rate applicable thereto and (c) with respect to any Written Down Interest, the Interest Coverage Amount shall exclude any interest accrued on any Written Down Amount.

Interest Coverage Ratio means, on any Measurement Date for any Class of Notes, the ratio (expressed as a percentage) of (x) to (y), where (x) is equal to the Interest Coverage Amount as of such Measurement Date and where (y) is the sum of the Periodic Interest for such Class and each Senior Class of Notes for the Payment Date immediately following such Measurement Date; provided that the Interest Coverage Amount shall be calculated after giving effect to any scheduled payment to the Interest Reserve Account for the Payment Date immediately following such Measurement Date.

Interest Coverage Test means, for any Class of Notes Outstanding, a test that is satisfied as of any Measurement Date when the applicable Interest Coverage Ratio is equal to or greater than the applicable Required Coverage Rates.

Interest Only Security means any security that by its terms provides for periodic payments of interest and does not provide for the repayment of a stated principal amount.

Interest Period means (i) with respect to the Initial Payment Date, the period from and including the Closing Date to but excluding the Initial Payment Date and (ii) thereafter with respect to each Payment Date, the period beginning on the first day following the end of the preceding Interest Period and ending on (and including) the day before the next Payment Date.

Interest Reserve Account means the account established by the Trustee, held in the name of the Trustee for the benefit and on behalf of the Secured Parties and into which the Trustee will deposit, on each Payment Date, the Interest Reserve Amount, if any, in accordance with the Priority of Payments.

Interest Reserve Amount means, as of any Calculation Date, the sum of (i) the aggregate Quarterly Pay Security Interest Reserve Amounts and (ii) the aggregate amount of Semi-Annual Pay Security Interest Reserve Amounts.

Investment Advisers Act means the United States Investment Advisers Act of 1940, as amended.

Investment Company Act means the U.S. Investment Company Act of 1940, as amended, and the rules thereunder.

Irish Listing Agent means NCB Stockbrokers Limited.

Irish Paying Agent means NCB Stockbrokers Limited.

Issue means Collateral Interests issued by the same issuer secured by the same collateral pool.

Issuer means N-Star REL CDO IV Ltd., an exempted company incorporated and existing under the law of the Cayman Islands, unless a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

Issuer Order and Issuer Request mean, respectively, a written order or a written request, which may be in the form of a standing order or request in each case dated and signed in the name of the Issuer (or, as expressly provided herein, the Collateral Manager on its behalf) by an Authorized Officer of the Issuer (or, as expressly provided herein, the Collateral Manager) and (if appropriate) the Co-Issuer, as the context may require or permit.

LIBOR means, with respect to each Interest Period (other than the first Interest Period), a floating rate equal to the London interbank offered rate for one-month U.S. Dollar deposits determined in the manner described in Schedule B. LIBOR for the first Interest Period is 3.25358%.

LIBOR Calculation Date has the meaning specified in Schedule B.

Listed Bidders has the meaning specified in Schedule E.

London Banking Day has the meaning specified in Schedule B.

Majority means (a) with respect to any Class or Classes of Rated Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Rated Notes of such Class or Classes of Rated Notes, as the case may be and (b) with respect to Income Notes, the Holders of more than 50% Income Notes Stated Amount.

Margin Stock means “margin stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

Market Value means, on any date of determination, the average of three or more bid-side prices expressed as a percentage of the par amount, obtained from independent, nationally recognized financial institutions in the relevant market for one or more Collateral Interests, each unaffiliated with each other and the Collateral Manager, as certified by the Collateral Manager (to the extent that such bid-side prices may be obtained by the Collateral Manager using its commercially reasonable efforts and commercially reasonable business judgment).  If three or more bid-side prices cannot be so obtained, then the Market Value on such date of determination will be the lower of two bid-side prices, if two bid-side prices are obtained in the manner described above, and the sole bid-side price if only one bid-side price is obtained in the manner described above.  If no bids can be obtained in the manner described above, the Market Value will be the price, expressed as a percentage of the par amount, determined by the Collateral Manager in its commercially reasonable judgment.

Master Trust Agreement means that certain Master Trust Agreement, dated as of June 14, 2005, as the same may be amended or supplemented from time to time, between the Depositor and the Underlying Trustee.

Measurement Date means any of the following:  (a) the Effective Date; (b) any date after the Effective Date upon which the Issuer disposes or acquires (which date of acquisition shall be deemed to be the date on which the Issuer enters into commitments to acquire such Collateral Interest) any Collateral Interest; (c) each Calculation Date; (d) the last Business Day of each calendar month (other than the calendar month preceding the month in which a Calculation Date occurs and any calendar month prior to and including the month in which the Effective Date occurs); and (e) with reasonable notice to the Issuer, the Collateral Manager and the Trustee, any other Business Day that any Rating Agency or Holders of more than 50% of the then Aggregate Outstanding Amount of any Class of Rated Notes requests to be a “Measurement Date”; provided that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the next succeeding day that is a Business Day.

Mezzanine Loans means mezzanine loans secured by ownership interests in entities owning commercial properties.

Moneyline Telerate Page 3750 means the display page so designated on Moneyline Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purposes of displaying rates comparable to LIBOR).

Monitoring Fee means, with respect to each Payment Date, an amount equal to 0.10% per annum of the Fee Basis Amount payable to the Collateral Manager pursuant to the Collateral Management Agreement.

Moody’s means Moody’s Investors Service, Inc. and any successor or successors thereto.

Moody’s Maximum Weighted Average Rating Factor Test means a test that will be satisfied on any Measurement Date if the Moody’s Tranched Weighted Average Rating Factor of the Collateral Interests is equal to or less than 4,000.

Moody’s Rating means, with respect to any Collateral Interest:

(i)                                     if such Collateral Interest is rated by Moody’s, such rating;

(ii)                                  if such Collateral Interest is not rated by Moody’s, then the Moody’s Rating of such Collateral Interest shall be deemed to be the rating thereof as may be assigned by Moody’s upon the request of the Issuer or the Collateral Administrator, provided that the Collateral Administrator may, consistent with Moody’s published criteria for underwriting and tranching of commercial real estate loans, use its estimated tranched ratings for Collateral Interests representing up to 10% of the Collateral Interest Principal Balance represented by Commercial Mortgage Loans, Subordinate Mortgage Loan Interests, and Mezzanine Loans; provided that the Collateral Manager shall submit such Collateral Interests for a Moody’s estimated rating with 30 days of acquisition;

(iii)                               with respect to the CMBS that are CMBS conduit securities (i.e., CMBS representing interests in a pool of commercial mortgage loans), if such Collateral Interest is not rated by Moody’s, and no other security or obligation of the issuer or the obligor is rated by Moody’s and neither the Issuer nor the Collateral Administrator obtains a Moody’s Rating for such Collateral Interest pursuant to clause (ii) above, then the Moody’s Rating of such Collateral Interest may be determined using any one of the following methods:

                                                (a)           if such Collateral Interest is rated by both S&P and Fitch or if such Collateral Interest is only rated by either S&P or Fitch but Moody’s has rated other classes in the same transaction then the Moody’s Rating will be 2 subcategories lower than the lowest Moody’s equivalent rating then outstanding on the Collateral Interest; or

(b)           if such Collateral Interest is only rated by one rating agency, then the Issuer or the Collateral Administrator on behalf of the Issuer may request that Moody’s assign a rating for such Collateral Interest, which shall be such Collateral Interest’s Moody’s Rating.

(iv)                              with respect to the Collateral Interests that are REIT Debt Securities or other corporate debt securities, if such Collateral Interest is not rated by Moody’s, and no other security or obligation of the issuer or the obligor is rated by Moody’s and neither the Issuer nor the Collateral Administrator obtains a Moody’s Rating for such Collateral Interest pursuant to clause (ii) above, then the Moody’s Rating of such Collateral Interest may be determined using any one of the following methods:

(a)           if such Collateral Interest is rated at least “BBB” by S&P, then the Moody’s Rating of such Collateral Interest will be one subcategory below the Moody’s equivalent of the rating assigned by S&P; or

(b)           if such Collateral Interest is rated “BB+” or below by S&P, then the Moody’s Rating of such Collateral Interest will be two subcategories below the Moody’s equivalent of the rating assigned by S&P.

Notwithstanding the foregoing, Collateral Interests representing no more that 20% of the Collateral Interest Principal Balance may be rated pursuant to clauses (iii) and (iv) above and no single Collateral Interest Principal Balance that represents more than 5% of the Collateral Interest Principal Balance can be rated pursuant to clause (iii) or (iv) above.

Moody’s Rating Factor means with respect to any Collateral Interest, the number set forth in the table below opposite the Moody’s Rating of such Collateral Interest.

Moody’s Rating	Moody’s Rating Factor
Aaa	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720
B3	3,490
Caa1	4,770
Caa2	6,500
Caa3	8,070
Ca or lower	10,000

Moody’s Recovery Rate means, with respect to a Collateral Interest on any Measurement Date, an amount equal to the percentage for such Collateral Interest set forth in the Moody’s Recovery Rate Matrix attached as Schedule C hereto) in (x) the applicable table and (y) the row in such table opposite the Moody’s Rating (determined in accordance with procedures prescribed by Moody’s for such Collateral Interest on the date of its purchase by the Issuer or, in the case of an Impaired Interest, the Moody’s Rating immediately prior to default).

Moody’s Tranched Weighted Average Rating Factor means, on any Measurement Date the number obtained by dividing (i) the sum of the series of products obtained for any Collateral Interest that by multiplying (a) the tranched principal balance on such Measurement Date of each such Collateral Interest by (b) its respective Moody’s Rating Factor on such Measurement Date by (ii) the aggregate tranched principal balance on such Measurement Date of all Collateral Interests and rounding the result up to the nearest whole number.

Mortgaged Property means the multifamily or commercial property or properties securing the Commercial Mortgage Loans.

Nonrecoverable Advance means any Interest Advance previously made or proposed to be made which, in the judgment of the Advancing Agent or the Trustee, as applicable, will not be ultimately recoverable from subsequent payments or collections with respect to the Collateral Interests.  Any determination of recoverability by the Advancing Agent or the Trustee, as applicable, shall be subject to the standard set forth in Section 10.17.

Northstar Subsidiary shall have the meaning ascribed to such term in the S&P Letter.

Note Paying Agent means any Person authorized by the Issuer to pay the principal of or interest on any Indenture Issued Notes on behalf of the Issuer as specified in Section 7.2.

Note Payment Sequence means the application of Collections to pay principal on the Rated Notes in the following order, in each case until paid in full: (i) Class A Notes, (ii) Class B Notes, (iii) Class C Notes, (iv) Class D Notes, (v) Class E Notes, (vi) Class F Notes and (vii) Class G Notes.

Note Register and Note Registrar have the respective meanings specified in Section 2.4(a).

Note Transfer Agent has the meaning specified in Section 2.4(a).

Note Valuation Report has the meaning specified in Section 10.11(a).

Notes means the Rated Notes and the Income Notes.

Offer means, with respect to any security, (a) any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for Cash, securities or any other type of consideration or (b) any solicitation by the issuer of such security or any other Person to amend, modify or waive any provision of such security or any related Underlying Instrument.

Offering means the offering of the Rated Notes (other than the Class F Notes and the Class G Notes) under the Offering Circular.

Offering Circular means the Offering Circular, prepared and delivered on or prior to the Closing Date in connection with the offer and sale of the Rated Notes (other than the Class F Notes and the Class G Notes), as amended or supplemented from time to time.

Officer means, (a) with respect to the Issuer, the Co-Issuer and any corporation, the Chairman of the Board of Directors (or, with respect to the Issuer, any director), the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; and (b) with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

Opinion of Counsel means a written opinion addressed to the Trustee and each Rating Agency (each, a Recipient), in form and substance reasonably satisfactory to each Recipient, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be inside or outside counsel for the Issuer or the Co-Issuer, as the case may be, and which attorney shall be reasonably satisfactory to the Trustee.  Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall be entitled to rely thereon.

Optional Redemption has the meaning specified in Section 9.1(a).

Ordinary Shares means the 1,000 ordinary shares, par value U.S.$1.00 per share issued by the Issuer.

Outstanding means with respect to the Notes as of any Measurement Date, any and all Notes theretofore authenticated and delivered under the Indenture and the Paying Agency Agreement other than Notes cancelled, redeemed, exchanged or replaced in accordance with the terms of the Indenture or the Paying Agency Agreement, as applicable; provided that in determining whether the Holders of the requisite percentage of Notes have given any direction, notice, consent, approval or objection, any Notes held or beneficially owned by the Collateral Manager or any of its Affiliates or by an account or fund for which the Collateral Manager or any of its Affiliates acts as the investment advisor with discretionary authority will be disregarded with respect to any vote or consent relating to the removal, termination, substitution or replacement of the Collateral Manager or the assignment by the Collateral Manager of its rights and obligations under the Collateral Management Agreement, except for any assignments or transfers by the Collateral Manager of its rights and obligations to Affiliates of the Collateral Manager, subject to any applicable requirements under the Investment Advisers Act.

PAA Issued Note Paying Agent means Wells Fargo Bank, National Association, and any successors or assigns in its capacity as PAA Issued Note Paying Agent under the Paying Agency Agreement.

PAA Issued Note Paying Agent Expenses means, with respect to any Payment Date, an amount equal to the sum of all expenses or indemnities incurred by, or otherwise owing to, the PAA Issued Note Paying Agent during the preceding Due Period in accordance with the Paying Agency Agreement.

PAA Issued Note Paying Agent Fee means, with respect to any Payment Date, for so long as any Class G Notes or Income Notes remain Outstanding, the fee payable to the PAA Issued Note Paying Agent in an aggregate amount equal to U.S.$10,000 per annum.

PAA Issued Note Register means, with respect to the Income Notes and the Class G Notes, the note register maintained by the PAA Issued Note Registrar.

PAA Issued Note Registrar means Wells Fargo Bank, National Association, and any successors or assigns in its capacity as PAA Issued Note Registrar under the Paying Agency Agreement.

PAA Issued Notes means, together, the Class G Notes and the Income Notes.

Participation Interests pari passu participation interests in commercial mortgage loans.

Paying Agency Agreement means that certain Paying Agency Agreement, dated as of June 14, 2005, as the same may be amended or supplemented from time to time, between the Issuer and the PAA Issued Note Paying Agent.

Paying Agents means, together, the Note Paying Agent and the PAA Issued Note Paying Agent.

Payment Account means the Securities Account designated the “Payment Account” and established in the name of the Trustee pursuant to Section 10.9.

Payment Date means the 27th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in July, 2005 and ending in July, 2040 or such earlier date upon which all of the Notes are redeemed as provided herein.

Periodic Interest means the amount of interest payable (i) in respect of each Class of Floating Rate Notes, calculated with respect to each such Class for the relevant Interest Period by multiplying the Applicable Periodic Interest Rate by the Aggregate Outstanding Amount of the related Class at the close of business on the day immediately preceding the relevant Payment Date, multiplying the resulting figure by the actual number of days in such Interest Period, dividing by 360 and rounding the resulting figure to the nearest U.S.$0.01 (U.S.$0.005 being rounded upwards), and (ii) in respect of each Class of Fixed Rate Notes, calculated with respect to each such Class for the relevant Interest Period by multiplying the Applicable Periodic Interest Rate by the Aggregate Outstanding Amount of the related Class at the close of the Business Day immediately preceding the relevant Payment Date, multiplying the resulting figure by (a) for the first Interest Period, 43 days, and (b) for every other Interest Period, 30 days, dividing by 360 and rounding the resulting figure to the nearest U.S.$0.01 (U.S.$0.005 being rounded upwards).

Permitted NS Purchaser means (i) NS CDO Holdings IV, LLC or (ii) NS Advisors, LLC or any “affiliate” thereof within the meaning of Rule 405 under the Securities Act that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

Person means any individual, corporation, partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or any similar entity.

PIK Bond means any security that, pursuant to the terms of the related Underlying Instruments, permits the payment of interest thereon to be deferred or capitalized as additional principal thereof or not pay interest when scheduled (but without being an Impaired Interest) or that issues identical securities in lieu of payments of interest in Cash.

Plan Asset Regulation  means the U.S. Department of Labor regulation at 29 C.F.R. Section 2510.3-101.

Pledged Collateral Interest means as of any date of determination, any Collateral Interest that has been Granted to the Trustee and has not been released from the lien of this Indenture pursuant to Section 10.12.

Pledged Securities means on any date of determination, (a) the Collateral Interests, Equity Interests and the Eligible Investments that have been Granted to the Trustee and (b) all non-Cash proceeds thereof, in each case, to the extent not released from the lien of this Indenture pursuant hereto.

Principal Balance means, with respect to any Collateral Interest or Eligible Investment, as of any date of determination, the outstanding principal amount of such Collateral Interest or Eligible Investment; provided that the Principal Balance of (i) any Collateral Interest which permits the deferral or capitalization of interest will not include any outstanding balance of the deferred and/or capitalized interest, (ii) any Equity Interest will be zero, (iii) any putable Collateral Interest which matures after the Stated Maturity Date will be the lower of the put price and the outstanding principal amount, (iv) any Collateral Interest or Eligible Investment in which the Trustee does not have a first priority perfected security interest shall be deemed to be zero and (v) the Principal Balance of an Earn-Out Asset will be the outstanding principal balance of such Earn-Out Asset, plus any undrawn commitments that have not been irrevocably reduced with respect to such Earn-Out Asset; provided, further, that for purposes of calculating the Principal Coverage Amount, an appraisal reduction of a Collateral Interest will be assumed to result in an implied reduction of Principal Balance for such Collateral Interest only if such appraisal reduction is intended to reduce the interest payable on such Collateral Interest and only in proportion to such interest reduction.

Principal Coverage Amount means, on any Measurement Date, an amount equal to (i) the aggregate Principal Balance of all Collateral Interests (other than Impaired Interests, Written Down Interests and Deferred Interest PIK Bonds) included in the Collateral on such date, plus (ii) the aggregate Principal Balance of the Eligible Investments in the Collateral Account on such date that represent Collateral Principal Collections, plus (iii) the Impaired Interests Amount, plus (iv) with respect to Written Down Interests, the Reduced Principal Balance, plus (v) the Deferred Interest PIK Bond Amount.  For purposes of calculating the Principal Coverage Amount, any Collateral Interest that has sustained an implied reduction of Principal Balance due to an appraisal reduction will not be considered an Impaired Interest solely due to such implied reduction.

Principal Coverage Ratio means, on any Measurement Date for any Class of Notes, the ratio (expressed as a percentage) based on the ratio of (x) to (y), where (x) is the Principal Coverage Amount as of such Measurement Date and (y) is the sum of the aggregate principal amount of such as class and each Senior Class of Notes as of such Measurement Date.

Principal Coverage Test means, for any Class of Notes Outstanding, a test satisfied on any Measurement Date if the applicable Principal Coverage Ratio as of such Measurement Date is equal to or greater than the applicable Required Coverage Rates.

Principal Prepayments means, following any failure of any Coverage Test as of any Calculation Date, amounts that would otherwise be used (i) for payments of Income Note Excess Funds, (ii) for the purchase of additional Collateral Interests, (iii) for the payment of certain fees and expenses, (iv) in the case of a failure to satisfy any Coverage Test for any Class of Notes, for interest payments on each Subordinate Class of Notes, in each case to the extent necessary to satisfy such Coverage Test as of the related Calculation Date, to principal payments on each Class of Notes, starting with the most senior Class of Notes then Outstanding, until such Coverage Test is satisfied as of the related Calculation Date or the Notes are paid in full.

Priority of Payments means, collectively, the priority of payments specified in Section 11.1(a), (b) and (c) or upon an Event of Default, the priority of payments in connection therewith.

Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

Proposed Portfolio means the portfolio (measured by Principal Balance) of (a) the Pledged Collateral Interests and the proceeds of disposition thereof held as Cash, (b) Uninvested Proceeds held as Cash and (c) Eligible Investments purchased with Uninvested Proceeds or the proceeds of disposition of Pledged Collateral Interests resulting from the sale, maturity or other disposition of a Pledged Collateral Interest or a proposed purchase of a Collateral Interest, as the case may be.

Purchased Accrued Interest means all payments of interest received, or amounts collected that are attributable to interest received on Collateral Interests and Eligible Investments, to the extent such payments or amounts constitute accrued interest purchased with Collateral Principal Collections except for interest accrued on Collateral Interests prior to the Closing Date.

Qualified Bidder List means a list of not less than three Persons that are Independent from one another and the Issuer prepared by the Collateral Manager and delivered to the Trustee prior to an Auction, as may be amended and supplemented by the Collateral Manager from time to time upon written notice to the Trustee; provided that (i) the Qualified Bidder List may include the Collateral Manager as a Qualified Bidder if it is Independent from the other Persons on such list and (ii) any such notice referred to above shall only be effective on any Auction Date if it was received by the Trustee at least two Business Days prior to such Auction Date.

Qualified Bidders means the Persons whose names appear from time to time on the Qualified Bidder List.

Qualified Institutional Buyer has the meaning given in Rule 144A under the Securities Act.

Qualified Institutional Lender means a qualified institutional lender of the type typically permitted to acquire subordinate interests in commercial mortgage loans (all or a portion of which will be included in a CMBS transaction) pursuant to the documents creating such interests.

Qualified Purchaser means (i) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act and the rules thereunder, (ii) a “knowledgeable employee” with respect to the Issuer as defined in rule 3c-5 under the Investment Company Act or (iii) a company beneficially owned exclusively by one or more “qualified purchasers” and/or “knowledgeable employees” with respect to the Issuer.

Qualified REIT Subsidiary means a “Qualified REIT Subsidiary” within the meaning of Section 856(i)(2) of the Code.

Qualifying Foreign Obligor means a corporation, partnership or other entity organized or incorporated under the law of any of Australia, Canada, France, Germany, Ireland, Italy, New Zealand, Sweden, Switzerland or the United Kingdom, so long as the unguaranteed, unsecured and otherwise unsupported long-term Dollar sovereign debt obligations of such country are rated “Aa2” or better by Moody’s and “AA” or better by S&P.

Quarterly Pay Security means a security that provides for periodic payments of interest in cash quarterly.

Quarterly Pay Security Interest Reserve Amount means, with respect to each Collateral Interest that is a Quarterly Pay Security, as of any Calculation Date, the amount equal to (i) the amount of interest paid by the obligor on the most recent payment date (or, if no payment date has occurred, the estimated interest payment due on the first payment date) with respect to such Quarterly Pay Security multiplied by (ii) (A) the number of months until the next payment date with respect to such Quarterly Pay Security minus one (rounded up to the nearest whole number) divided by (B) three; provided that for any Quarterly Pay Security with respect to which no scheduled interest payments remain, the Quarterly Pay Security Interest Reserve Amount shall be zero.

Rake Bond means a CMBS backed solely by a single promissory note secured by a mortgaged property, which promissory note is subordinate in right of payment to one or more separate promissory notes secured by the same mortgaged property.

Ramp-Up Period means the period commencing on the Closing Date and ending on the Effective Date.

Rated Note Calculation Agent has the meaning specified in Section 7.15.

Rated Notes means, collectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes.

Rated Noteholder means, with respect to any Rated Note, the Person in whose name such Note is registered; provided that Beneficial Owners or Agent Members will have no rights under the Indenture with respect to Global Notes, and the Rated Noteholder may be treated by the Issuer and the Trustee (and any agent of any of the foregoing) as the owner of such Global Notes for all purposes whatsoever.

Rating means, as the context requires, an S&P Rating or a Moody’s Rating.

Rating Agency means each of (i) Moody’s, for so long as any of the Outstanding Rated Notes are rated by Moody’s (including any private or confidential rating) and (ii) S&P, for so long as any of the Outstanding Rated Notes are rated by Moody’s (including any private or confidential rating) or, with respect to Pledged Securities generally, if at any time Moody’s or S&P ceases to provide rating services, any other nationally recognized investment rating agency selected by the Issuer (upon consultation with the Collateral Manager) and reasonably satisfactory to a Majority of each Class of Rated Notes.  In the event that at any time Moody’s ceases to be a Rating Agency, references to rating categories of Moody’s in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody’s published ratings for the type of security in respect of which such alternative rating agency is used.  In the event that at any time S&P ceases to be a Rating Agency, references to rating categories of S&P in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of security in respect of which such alternative rating agency is used.

Rating Agency Confirmation means, with respect to any specified action or determination, for so long as any of the Rated Notes are Outstanding and rated by Moody’s or S&P, the receipt of written confirmation by each Rating Agency rating any Rated Notes, that such specified action or determination will not result in the reduction or withdrawal or other adverse action with respect to their then-current ratings on the Rated Notes (including any private or confidential rating) unless Rating Agency Confirmation is specified herein to be required by only Moody’s or S&P, in which case such Rating Agency Confirmation will be sufficient.

Rating Confirmation has the meaning specified in Section 7.18(e).

Rating Confirmation Failure has the meaning specified in Section 7.18(e).

Real Estate CDO Securities means securities that entitle the holders thereof to receive payments that depend on the cash flow from or the credit exposure to a portfolio consisting primarily of (i) REIT Debt Securities, (ii) commercial mortgage backed securities or (iii) a combination of the foregoing; provided that such dependence may in addition be conditioned upon rights or additional assets designed to assure the servicing or timely distribution of proceeds to holders of the Real Estate CDO Securities such as a financial guaranty insurance policy.

Record Date means the date on which the Holders of Rated Notes entitled to (i) vote with respect to any matters under the Indenture are determined, such date being the 15th day (whether or not a Business Day) prior to the date the Trustee delivers notice with respect to such vote and (ii) receive a payment in respect of principal or interest on the succeeding Payment Date or Redemption Date are determined, such date as to any Payment Date or Redemption Date with respect to any Global Note being the first day (whether or not a Business Day) prior to such Payment Date or Redemption Date and with respect to any Certificated Note being the fifteenth day (whether or not a Business Day) prior to such Payment Date or Redemption Date.

Redemption means an Optional Redemption, an Auction Call Redemption or a Tax Redemption.

Redemption Date means the Payment Date upon which the Rated Notes are redeemed pursuant to an Optional Redemption, an Auction Call Redemption or a Tax Redemption.

Redemption Date Statement has the meaning specified in Section 10.11(b).

Redemption Premium The premium payable to Holders of each Class of Fixed Rate Notes in connection with an Optional Redemption of such Class of Fixed Rate Notes in an amount equal to the excess, if any, of (i) the present value (discounted to the applicable Redemption Date using the Reinvestment Yield on a monthly basis using a 360-day year of twelve 30-day months as the discount rate) of the remaining payments of interest and principal due on such Class of Fixed Rate Notes, assuming that the entire outstanding principal amount of such Class of Fixed Rate Notes will be paid on the Payment Date occurring in July 2017 and that each intervening payment of interest on such Class of Fixed Rate Notes will be made on the related Payment Date in its entirety (and therefore there is no Defaulted Interest on such Class of Fixed Rate Notes) over (ii) the outstanding principal amount of such Class of Fixed Rate Notes on the applicable Redemption Date.

Redemption Price means, (i) with respect to each Class of Rated Notes, (a) their then Aggregate Outstanding Amount plus (b) accrued interest thereon to the date of redemption to the extent not already paid (including, without limitation, any Cumulative Applicable Periodic Interest Shortfall Amount together with interest thereon) plus (c) unreimbursed Interest Advances plus (d) in the case of an Optional Redemption only and with respect to any Fixed Rate Notes, the applicable Redemption Premium and (ii) if the Income Notes are redeemed, the “Redemption Price” for the Income Notes, means an amount equal to the aggregate of any residual amounts distributable on the Income Notes in respect of such redemption pursuant to Section 11.1(a) and (b).

Redemption Spread means, with respect to the Class F Notes, 5.75% and with respect to the Class G Notes, 6.50%.

Reduced Principal Balance means, with respect to each Written Down Interest, the original Principal Balance of such Written Down Interest minus the Written Down Amount as notified by or on behalf of the related issuer or trustee to the holders of such Written Down Interest (including appraisal reductions on CMBS).

Reference Banks has the meaning specified in Schedule B.

Registered means in registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a trust that is treated as a grantor trust for U.S. federal income tax purposes will not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

Registered Form has the meaning specified in Section 8-102(a)(13) of the UCC.

Regulation S means Regulation S under the Securities Act.

Regulation S Certificated Note has the meaning specified in Section 2.4(b)(1)(vi).

Regulation S Global Note has the meaning specified in Section 2.1(a).

Regulation S Note has the meaning specified in Section 2.1(a).

Regulation S Transfer Certificate has the meaning specified in Section 2.4(b)(1)(iii).

Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

Reimbursement Rate means a per annum rate equal to the “prime rate” as published in the “Money Rates” section of the Wall Street Journal, as such “prime rate” may change from time to time.

Reinvestment Criteria means, with respect to any reinvestment of Collateral Principal Payments, the following criteria:

(i)            the Collateral Quality Tests are satisfied, or, if any Collateral Quality Test was not satisfied immediately prior to such investments, such Collateral Quality Test will be maintained or improved following such reinvestment;

(ii)           the Coverage Tests are satisfied, or, if any Coverage Test was not satisfied immediately prior to such investments, such Coverage Test will be maintained or improved following such reinvestment;

(iii)          if immediately prior to such reinvestment the Moody’s Maximum Weighted Average Rating Factor Test was not satisfied, the weighted average of the Moody’s Rating Factors of the Substitute Collateral Interests purchased with Sale Proceeds from the Collateral Interests being replaced will be no higher than the weighted average of the Moody’s Rating Factors of such Collateral Interests at the time they were released for sale by the Trustee;

(iv)          if immediately prior to such reinvestment the Weighted Average Spread Test was not satisfied, the Weighted Average Spread of the Substitute Collateral Interests purchased with Sale Proceeds from the Collateral Interests being replaced will be no lower than the Weighted Average Spread of such Collateral Interests at the time they were released for sale by the Trustee; and

(v)           no Event of Default has occurred and is continuing.

Reinvestment Period means the period beginning on the Closing Date and ending on and including the Payment Date in July, 2010.

Reinvestment Yield means with respect to either class of the Fixed Rate Notes, the rate equal to the sum of the Redemption Spread with respect to such Fixed Rate Note and the applicable yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the tenth Business Day preceding the related Optional Redemption Date on the display page designated as “Page 678” on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity as nearly as practicable equal to the Payment Date occurring in July 2017 or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the tenth Business Day preceding the Optional Redemption Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity as nearly as practicable equal to the Payment Date occurring in July 2017.

REIT Debt Securities means securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities) of a portfolio of real property interests.

Relevant Jurisdiction means, as to any obligor on any Collateral Interest, any jurisdiction (a) in which the obligor is incorporated, organized, managed and controlled or considered to have its seat, (b) where an office through which the obligor is acting for purposes of the relevant Collateral Interest is located, (c) in which the obligor executes Underlying Instruments or (d) in relation to any payment, from or through which such payment is made.

Repository means the internet-based password protected electronic repository of transaction documents relating to privately offered and sold collateralized debt obligation securities located at www.cdolibrary.com and maintained by the Bond Market Association.

Required Coverage Ratio means, with respect to a specified Class of Notes and the related Interest Coverage Test or Principal Coverage Test, as the case may be, as of any Calculation Date, the applicable percentage indicated below opposite such specified Class or Classes:

Class	Principal Coverage Test	Interest Coverage Test
Class C	137.00%	135.00%
Class D	132.10%	125.00%
Class E	119.40%	118.00%
Class F	114.90%	115.00%
Class G	110.00%	110.00%

Requisite Noteholders means the Holders of 66 2/3% or more of the then Aggregate Outstanding Amount of (i) the Class A Notes, so long as any Class A Notes remain Outstanding, (ii) thereafter the Class B Notes so long as any Class B Notes remain Outstanding, (iii) thereafter the Class C Notes so long as any Class C Notes remain Outstanding, (iv) thereafter the Class D Notes so long as any Class D Notes remain Outstanding, (v) thereafter the Class E Notes so long as any Class E Notes remain Outstanding, (vi) thereafter the Class F Notes so long as any Class F Notes remain Outstanding and (vii) thereafter the Class G Notes so long as any Class G Notes remain Outstanding.

Reserved Matters has the meaning specified in Section 8.2(j).

Rule 144A means Rule 144A under the Securities Act.

Rule 144A Certificated Note has the meaning specified in Section 2.4(b)(1)(vi).

Rule 144A Global Note has the meaning specified in Section 2.1(b).

Rule 144A Information means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Rule 144A Note has the meaning specified in Section 2.1(b).

Rule 144A Transfer Certificate has the meaning specified in Section 2.4(b)(1)(ii).

S&P means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

S&P CDO Monitor means the dynamic, analytical computer model provided by S&P to the Collateral Manager and the Trustee (together with such instructions and assumptions as are necessary to run such model) on or prior to the Effective Date used to determine the credit risk of a portfolio of Collateral Interests, as may be modified by S&P from time to time.

S&P CDO Monitor Test means the test which is satisfied, as of any Calculation Date, if each of the Class A Note Default Differential, the Class B Note Default Differential, the Class C Note Default

Differential, the Class D Note Default Differential, the Class E Note Default Differential, the Class F Note Default Differential and the Class G Note Default Differential of the Current Portfolio or the Proposed Portfolio, as applicable, is positive.  The S&P CDO Monitor Test will be considered to be improved if the Class A Note Default Differential of the Proposed Portfolio is greater than the Class A Note Default Differential of the Current Portfolio, the Class B Note Default Differential of the Proposed Portfolio is greater than the Class B Note Default Differential of the Current Portfolio, the Class C Note Default Differential of the Proposed Portfolio is greater than the Class C Note Default Differential of the Current Portfolio, the Class D Note Default Differential of the Proposed Portfolio is greater than the Class D Note Default Differential of the Current Portfolio, the Class E Note Default Differential of the Proposed Portfolio is greater than the Class E Note Default Differential of the Current Portfolio, the Class F Note Default Differential of the Proposed Portfolio is greater than the Class F Note Default Differential of the Current Portfolio, and the Class G Note Default Differential of the Proposed Portfolio is greater than the Class G Note Default Differential of the Current Portfolio.

S&P Industry Classification Group means any of the S&P industrial classification groups as set forth on Schedule H and any additional classification groups established by S&P with respect to the Collateral Interests and provided, in each case, by the Collateral Manager or S&P to the Trustee.

S&P Letter means that certain letter dated December 10, 2004, from S&P to Northstar Capital (as predecessor in interest to Northstar Realty Finance Corp.).

S&P Minimum Average Recovery Rate means, as of any date or determination, a rate expressed as a percentage equal to the number obtained by (i) summing the products obtained by multiplying the Principal Balance of each Collateral Interest by its S&P Recovery Rate set forth in a schedule of the Indenture and (ii) dividing such sum by the Collateral Interest Principal Balance less cash and Eligible Investments representing Collateral Principal Collections and (iii) rounding up to the first decimal place.

S&P Minimum Average Recovery Rate Test means a test that will be satisfied as of any Measurement Date if the S&P Minimum Average Recovery Rate is greater than or equal to (i) 27.30% with respect to the Class A Notes, (ii) 27.60% with respect to the Class B Notes, (iii) 27.70% with respect to the Class C Notes, (iv) 29.90% with respect to the Class D Notes, (v) 29.90% with respect to the Class E Notes, (vi) 31.20% with respect to the Class F Notes and (vii) 32.50% with respect to the Class G Notes.

S&P’s Preferred Format means an electronic spreadsheet file to be provided to S&P, which file shall include the following information, if available (to the extent such information is not confidential) with respect to each Collateral Interest: (a) the name and country of domicile of the issuer thereof and the particular issue held by the Issuer, (b) the CUSIP or other applicable identification number associated with such Collateral Interest, (c) the par value of such Collateral Interest, (d) the type of issue (including, by way of example, whether such Collateral Interest is a bond, loan or asset-backed security), using such abbreviations as may be selected by the Trustee, (e) a description of the index or other applicable benchmark upon which the interest payable on such Collateral Interest is based (including, by way of example, fixed rate, step-up rate, zero coupon and LIBOR), (f) the coupon (in the case of a Collateral Interest which bears interest at a fixed rate) or the spread over the applicable index (in the case of a Collateral Interest which bears interest at a floating rate), (g) the S&P Industry Classification Group for such Collateral Interest, (h) the Stated Maturity Date of such Collateral Interest, (i) the S&P Rating of such Collateral Interest or the issuer thereof, as applicable, (j) the priority category assigned by S&P to such Collateral Interest, if available and (k) such other information as the Trustee may determine to include in such file.

S&P Rating means a rating of any Collateral Interest determined as follows:

(a)                                  if S&P has assigned a rating to such Collateral Interest either publicly or privately (in the case of a private rating, with the written consent of the issuer of such Collateral Interest for use of such private rating and delivery of a copy of such consent to S&P), the S&P Rating shall be the rating assigned thereto by S&P; provided that, solely for purposes of determining compliance with the S&P CDO Monitor Test, if such Collateral Interest is placed on a watch list for possible upgrade or downgrade by S&P, the S&P Rating applicable to such Collateral Interest shall be one rating subcategory above or below, respectively, the S&P Rating applicable to such Collateral Interest immediately prior to such Collateral Interest being placed on such watch list;

(b)                                 if such Collateral Interest is not rated by S&P but the Issuer or the Collateral Manager on behalf of the Issuer has requested that S&P assign a rating to such Collateral Interest, the S&P Rating shall be the rating so assigned by S&P; provided that pending receipt from S&P of such rating, if such Collateral Interest is not eligible for notching in accordance with a Schedule G hereto, such Collateral Interest shall have a S&P Rating of “CCC-,” otherwise such S&P Rating shall be the rating assigned according to Schedule F hereto until such time as S&P shall have assigned a rating thereto; or

(c)                                  if any Collateral Interest is a Collateral Interest that has not been assigned a rating by S&P and is not a Collateral Interest listed in Schedule G hereto, as identified by the Collateral Manager, refer to Schedule F hereto to determine the S&P Rating; provided that (i) if any Collateral Interest shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on either Moody’s or S&P’s then current credit rating watch list, then the S&P Rating of such Collateral Interest shall be one subcategory above or below, respectively, the rating then assigned to such item in accordance with Schedule F hereto; (ii) for purposes of determining compliance with S&P CDO Monitor Test, if the rating assigned to such Collateral Interest pursuant to this subparagraph (c) is placed on a watch list for possible upgrade or downgrade by any Rating Agency, the S&P Rating applicable to such Collateral Interest shall be one rating subcategory above or below, respectively, the S&P Rating applicable to such Collateral Interest immediately prior to such Collateral Interest being placed on such watch list and (iii) the aggregate Principal Balance that may be given a rating based on this subparagraph (iii) may not exceed 20% of the aggregate Principal Balance of all Collateral Interests; provided that if any Collateral Interest has not been assigned a rating by S&P and is a type of Collateral Interest not listed on Schedule G hereto, subsequent to the Closing Date, (A) the acquisition of any such Collateral Interest will require an estimate or shadow rating from S&P, the assignment of an S&P Recovery Rate to such Collateral Interest and receipt of Rating Agency Confirmation from S&P prior to the acquisition by the Issuer of such Collateral Interest or (B) the Collateral Administrator may use the tranched ratings determined in accordance with Schedule I for Collateral Interests represented by Commercial Mortgage Loans, Subordinate Mortgage Loan Interests and Mezzanine Loans representing up to 20% of the Collateral Interests Principal Balance;

notwithstanding the foregoing, if any Collateral Interest shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on the then current S&P credit rating watch list, then the S&P Rating of such Collateral Interest shall be one subcategory above or below, respectively, the rating then assigned to such item by S&P, as applicable; provided that if such Collateral Interest is removed from such list at any time, it shall be deemed to have its then-current actual rating by S&P.

S&P Recovery Rate means, with respect to a Collateral Interest on any Calculation Date, an amount equal to the percentage for such Collateral Interest set forth in the S&P Recovery Rate Matrix attached as a Schedule D (determined in accordance with procedures prescribed by S&P for such Collateral Interest on such Calculation Date or, in the case of Impaired Interests, the S&P Rating immediately prior to default).

Sale has the meaning specified in Section 5.17(a).

Sale Proceeds means all proceeds (including accrued interest) received with respect to Collateral Interests and Equity Interests as a result of sales of such Collateral Interests and Equity Interests pursuant to the Indenture, net of any reasonable amounts expended by the Collateral Manager or the Trustee in their good faith determination in connection with such sale or disposition.

Schedule of Collateral Interests means the list of Collateral Interests securing the Indenture Issued Notes that is attached as Schedule A.

Scheduled Distribution means, with respect to any Pledged Security, for each Due Date, the scheduled payment in Cash of principal and/or interest and/or fees due on such Due Date with respect to such Pledged Security, determined in accordance with the assumptions specified in Section 1.2.

Second Currency has the meaning specified in Section 14.13.

Secured Parties means the Trustee, for the benefit of the Rated Noteholders (other than the Class G Noteholders) and the Collateral Manager.

Securities Account has the meaning specified in Section 8-501(a) of the UCC.

Securities Act means the U.S. Securities Act of 1933, as amended.

Securities Intermediary has the meaning specified in Section 8-102(a)(14) of the UCC.

Security has the meaning specified in Section 8-102(a)(15) of the UCC.

Seller means NRFC DB Holdings, LLC and its successors or assigns, in its capacity as seller under the Asset Transfer Agreement or any other seller of Collateral Interests acquired by the Issuer or the Underlying Trustee after the Closing Date.

Semi-Annual Pay Security means a security that provides for periodic payments of interest in Cash semi-annually.

Semi-Annual Pay Security Interest Reserve Amount means, with respect to each Collateral Interest that is a Semi-Annual Pay Security, as of any Calculation Date, the amount equal to (i) the amount of interest paid by the obligor on the most recent payment date (or if no payment date has occurred, the estimated interest payment due on the first payment date) with respect to such Semi-Annual Pay Security multiplied by (ii) (A) the number of months until the next payment date with respect to such Semi-Annual Pay Security minus one (rounded up to the nearest whole number) divided by (B) six; provided that for any Semi-Annual Pay Security with respect to which no scheduled interest payments remain, the Semi-Annual Pay Security Interest Reserve Amount shall be zero.

Senior Collateral Management Fee means with respect to each Payment Date, a senior fee equal to the sum of (a) the Monitoring Fee and (b) the Senior Structuring Fee payable to the Collateral Manager pursuant to the Collateral Management Agreement; provided that the Senior Collateral Management Fee will be payable on each Payment Date only to the extent of funds available for such purpose in accordance with the Priority of Payments.  Any unpaid Senior Collateral Management Fee will be deferred and paid on the next succeeding Payment Date to the extent funds are available for such purpose.  Any unpaid Senior Collateral Management Fee that is deferred due to the operation of the Priority of Payments will not accrue interest.  Any Senior Collateral Management Fee accrued but not paid prior to the resignation or removal of the Collateral Manager shall continue to be payable to the Collateral Manager on the Payment Date immediately following the effectiveness of such resignation or removal.

Senior Interests means the interests in a Commercial Mortgage Loan which rank senior in priority to the Subordinate Mortgage Loan Interests in the same Commercial Mortgage Loan.

Senior Notes means, with respect any Class of Notes (other than the Class A Notes) the Class or Classes of Notes with a prior alphabetical designation.

Senior Structuring Fee means, with respect to each Payment Date, an amount equal to 0.04875% per annum of the Fee Basis Amount payable to the Collateral Manager pursuant to the Collateral Management Agreement.

Servicing Agreement means that certain Servicing Agreement, dated as of June 14, 2005, as the same may be amended or supplemented from time to time, between Wachovia Bank, National Association as servicer and Wells Fargo Bank, National Association as underlying trustee.

Special Amortization Pro Rata Condition means a condition that will be satisfied with respect to any Payment Date on which either: (A) (I) the aggregate Collateral Interest Principal Balance as of the related Calculation Date is at least equal to 50% of the aggregate Collateral Interest Principal Balance on the Closing Date, (II) the Collateral Quality Tests are satisfied, (III) no Principal Coverage Test is failing as of such Payment Date and (IV) no Principal Coverage Test has previously failed for two or more Calculation Dates unless, as of the related Payment Date, the Principal Coverage Ratio related to such Principal Coverage Test equals or exceeds the related Principal Coverage Ratio in existence on the Closing Date; or (B) if clause (A) above is not satisfied, Rating Agency Confirmation has been provided by Moody’s and S&P with respect to the pro rata payment of principal of the Rated Notes.

Specified Currency has the meaning specified in Section 14.13.

Specified Person has the meaning specified in Section 2.5(a).

Specified Place has the meaning specified in Section 14.13.

Specified Types means any Trust Certificate, CMBS, Real Estate CDO Security and REIT Debt Security.

Stated Maturity Date means the Payment Date occurring in July 2040.

Subordinate Collateral Management Fee means the fee payable to the Collateral Manager at a per annum rate in arrears on each Payment Date pursuant to the Collateral Management Agreement, in an amount (as certified by the Collateral Manager to the Trustee) equal to 0.20% of the Fee Basis Amount for such Payment Date; provided that the Subordinate Collateral Management Fee will be payable on each Payment Date only to the extent of funds available for such purpose in accordance with the Priority of Payments.  Any unpaid Subordinate Collateral Management Fee will be deferred and paid on the next succeeding Payment Date to the extent funds are available for such purpose.  Any unpaid Subordinate Collateral Management Fee that is deferred due to the operation of the Priority of Payments will not accrue interest.  Any Subordinate Collateral Management Fee accrued but not paid prior to the resignation or removal of the Collateral Manager shall continue to be payable to the Collateral Manager on the Payment Date immediately following the effectiveness of such resignation or removal.

Subordinate Mortgage Loan Interests means subordinate interests in commercial mortgage loans (including subordinate participation interests in commercial mortgage loans) and subordinate commercial mortgage loans.

Subpool means each of the groups of the Collateral Interests designated by the Collateral Manager in accordance with the Auction Procedures on which the Listed Bidders may provide a separate bid in an Auction.

Substitute Collateral Interest means a debt obligation meeting the Eligibility Criteria acquired by or on behalf of the Issuer with Collateral Principal Proceeds or Sale Proceeds that are reinvested in accordance with the provisions of the Indenture.

Synthetic Security means any swap transaction, debt security, security issued by a trust or similar vehicle or other investment, the returns on which (as determined by the Collateral Manager) are linked to the credit performance of a reference obligation, but which may provide for a different maturity, payment date, interest rate, credit exposure or other credit or non-credit related characteristics from such reference obligation.

Taxed Collateral Interest has the meaning specified in Section 7.7(e).

Taxes means any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by any governmental authority having power to tax.

Tax Event means an event that will occur if (i) any obligor or withholding agent is, or on the next scheduled payment date under any Collateral Interest, will be, required to deduct or withhold from any payment under any Collateral Interest to the Issuer (other than any commitment fee with respect to the unfunded portion of any Earn-Out Assets) for or on account of any tax for whatever reason and such obligor or withholding agent is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer, (iii) the Issuer being required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax and the Issuer being obligated to make a gross up payment (or otherwise pay additional amounts) to the Hedge Counterparty or (iv) a Hedge Counterparty being required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax for whatever reason if such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, and the sum of the amount of (i) such a tax or taxes imposed on the Issuer or withheld from payments to the Issuer to the extent the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and (ii) such gross up payments required to be made by the Issuer to the extent they exceed the amounts that the Issuer would have been required to pay had no deduction or withholding been required, in the aggregate, equals ten percent (10%) or more of the amount of aggregate interest payments on all of the related Collateral Interests during the related Due Period.

Tax Redemption has the meaning specified in Section 9.1(b).

Tax Subsidiary has the meaning specified in Section 7.7(e).

Tenant Lease Loan Interests means commercial mortgage-backed securities that entitle the holders thereof to receive payments that depend on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties primarily leased to tenants engaged in a business (or on the cash flow from such leases), the underwriting of which is dependent primarily on the creditworthiness of the related tenants; provided that such dependence may in addition be conditioned upon rights or additional assets designed to assure the servicing or timely distribution of proceeds to holders of the commercial mortgage-backed securities such as a financial guaranty insurance policy.

Transaction Documents means the Indenture, the Collateral Management Agreement, the Account Control Agreement, the Corporate Services Agreement, the Collateral Administration Agreement, any Hedge Agreement and the Paying Agency Agreement.

Trust Certificate means one or more trust certificates each of which represents an ownership interest in the Underlying Trust created pursuant to the Master Trust Agreement, which are secured by Subordinate Mortgage Loan Interests, Mezzanine Loans, Participation Interests, Commercial Mortgage Loans, Credit Lease Loans and/or Tenant Lease Loan Interests.

Trust Officer means, when used with respect to the Trustee, any Officer within the Corporate Trust Office working on the transaction described in this Indenture and (or any successor group of the Trustee) authorized to act for and on behalf of the Trustee, including any vice president, assistant vice president or other Officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such Officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject.

Trustee means Wells Fargo Bank, National Association, and any successors or assigns, in its capacity as trustee under this Indenture.

Trustee Expenses means, with respect to any Payment Date, an amount equal to the sum of all expenses or indemnities incurred by or otherwise owing to the Trustee during the preceding Due Period in accordance with the Indenture, other than the Trustee Fee, including, without limitation, any expenses or indemnities incurred by the Trustee (and the Bank) in any of its capacities (including in its capacity as Collateral Administrator, Calculation Agent, Note Paying Agent, PAA Issued Note Paying Agent and Registrar).

Trustee Fee means, with respect to any Payment Date, the fee payable to the Trustee in an aggregate amount equal to 0.02% per annum of the Collateral Interest Principal Balance as of the first day of the related Due Period; provided that in no event shall, so long as any Class of Rated Notes remains Outstanding, such fee be an annual amount less than U.S.$40,000.

Trustee Interest Advance Fee means, a per annum fee payable to the Trustee in accordance with the Priority of Payments on each Payment Date equal to 0.00125% of the outstanding principal amount of the Class A Notes and the Class B Notes immediately prior to such Payment Date.

UCC means the Uniform Commercial Code as in effect in the State of New York.

Underlying Instrument means the agreement pursuant to which a Pledged Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Security or of which the holders of such Pledged Security are the beneficiaries.

Underlying Trust means the newly formed trust established pursuant to the Master Trust Agreement.

Underlying Trust Expenses means, all reasonable expenses, disbursements and advances incurred or made by the Underlying Trustee in accordance with any provision of the Master Trust Agreement or in the administration or the enforcement of any provision thereof (including the reasonable compensation, expenses and disbursements of its agents and counsel) including, without limitation, any amounts in respect of indemnification owed to the Underlying Trustee pursuant to Section 6.04 of the Master Trust Agreement, but excluding any overhead or employee expenses of the Underlying Trustee.

Underlying Trustee means Wells Fargo Bank, National Association, in its capacity as underlying trustee pursuant to the Master Trust Agreement, and any successor or successors thereto.

Uninvested Proceeds means, at any time, the net proceeds received by the Issuer on the Closing Date from the initial issuance of the Rated Notes and Income Notes, to the extent such proceeds have not theretofore been invested in Collateral Interests.

Uninvested Proceeds Account has the meaning specified in Section 10.4.

United States or U.S. means the United States of America, including the States thereof and the District of Columbia.

Unregistered Securities has the meaning specified in Section 5.17(c).

U.S. Person has the meaning given in Regulation S under the Securities Act.

USA PATRIOT Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).

Weighted Average Fixed Rate Coupon means, as of any Measurement Date, the sum (rounded up to the next 0.001%) obtained by (i) multiplying the Principal Balance of each Fixed Rate Collateral Interest (except Collateral Interests that are currently deferring interest) held in the portfolio as of such date by the then-current interest rate, (ii) summing the amounts determined pursuant to clause (i) for all Fixed Rate Collateral Interests held in the portfolio as of such date and (iii) dividing such sum by the aggregate Principal Balance of all Fixed Rate Collateral Interests held in the portfolio as of such date; provided that for purposes of calculating the Weighted Average Fixed Rate Coupon of Collateral Interests that are Impaired Interests, the Written Down Amount with respect to Written Down Interests and Equity Interests will be excluded, except for those Impaired Interests that at the time of such calculation have fully become current on all past due interest and scheduled principal and are paying full current interest in cash pursuant to the terms of their respective Underlying Instrument.

Weighted Average Life means, on any Calculation Date with respect to all Collateral Interests (excluding any Impaired Interests), the number obtained by the Collateral Manager by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral Interest by (b) the outstanding Principal Balance of such Collateral Interest and (ii) dividing such sum by the aggregate Principal Balance at such time of all Collateral Interests.

Weighted Average Life Test means a test that shall be satisfied as of any Measurement Date during any period set forth below if the Weighted Average Life of all Collateral Interests as of such Measurement Date is less than or equal to 6.5 years.

Weighted Average Spread means, as of any Measurement Date, the sum (rounded up to the next 0.001%) of the number obtained by (i) summing the products obtained by multiplying (A) for each Floating Rate Collateral Interest (other than any Impaired Interest, Written Down Interest or Deferred Interest PIK Bond), the stated spread above LIBOR at which interest accrues on such Collateral Interest as of such date and, for each Deemed Floating Rate Collateral Interest (other than any Impaired Interest, Written Down Interest or Deferred Interest PIK Bond), the Deemed Floating Spread by (B) the Principal Balance of such Collateral Interest as of such date and (ii) dividing such sum by the aggregate Principal Balance of all Floating Rate Collateral Interests and all Deemed Floating Rate Collateral Interests (excluding, in each case, all Impaired Interests, Written Down Interests and Deferred Interest PIK Bonds, except for those Impaired Interests that at the time of such calculation have fully become current on all past due interest and scheduled principal and are paying full current interest in cash pursuant to the terms of their respective Underlying Instrument); provided, that for purposes of calculating the Weighted Average Spread, each Earn-Out Asset will be deemed to be two separate Floating Rate Collateral Interests:  (I) one with an outstanding principal balance equal to the funded portion thereof and a stated interest rate spread equal to the funded spread on such Earn-Out Asset and (II) the other with an outstanding principal balance equal to the unfunded portion thereof and an assumed stated interest rate spread equal to the commitment fee of such Earn-Out Asset, less any withholding tax on such commitment fee.

Withholding Tax Interest means a Collateral Interest if:

(i)                                     any payments thereon to the Issuer (other than any commitment fee with respect to the unfunded portion of any Earn-Out Assets) are subject to withholding tax imposed by any jurisdiction (other than U.S. backup withholding tax or other similar withholding tax); and

(ii)                                  under the underlying documentation with respect to such Collateral Interest, the issuer of or counterparty with respect to such Collateral Interest is not required to make “gross-up” payments to the Issuer that cover the full amount of such withholding tax on an after-tax basis.

Written Down Amount means, with respect to each Written Down Interest, the amount by which the original Principal Balance of such Written Down Interest is reduced as notified by or on behalf of the related issuer or trustee to the holders of such Written Down Interest (including appraisal reductions on CMBS).

Written Down Interest means any Collateral Interest as to which the aggregate par amount of such Collateral Interest and all other securities secured by the same pool of collateral that rank pari passu with or senior in priority of payment to such Collateral Interest exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such securities (excluding defaulted collateral); provided that the Issuer shall immediately send notice to S&P by facsimile and e-mail upon any Collateral Interest becoming a Written Down Interest.

1.2.  ASSUMPTIONS AS TO COLLATERAL INTERESTS, FEES, ETC.

The provisions set forth in this Section 1.2 shall be applied in connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Security, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Securities and on any other amounts that may be received for deposit in the Collection Account.

(a)                                  All calculations with respect to Scheduled Distributions on the Pledged Securities securing the Indenture Issued Notes shall be made by the Issuer or the Collateral Administrator on behalf of the Issuer using (in the case of the Collateral Interests) the assumptions that (i) no Pledged Security defaults or is sold, (ii) prepayment of any Pledged Security during any month occurs at a rate equal to the average rate of prepayment during the period of six consecutive months immediately preceding the current month (or, with respect to any Pledged Security that has not been outstanding for at least six consecutive calendar months, at the rate of prepayment assumed at the time of issuance of such Pledged Security), (iii) any clean-up call with respect to a Pledged Security will be exercised when economic to the Person or Persons entitled to exercise such call and (iv) no other optional redemption of any Pledged Security will occur except for those that have actually occurred or as to which irrevocable notice thereof shall have been given.

(b)                                 For purposes of determining compliance with the Interest Coverage Tests, except as otherwise specified in the Interest Coverage Tests, there shall be excluded all payments in respect of Impaired Interests and Deferred Interest PIK Bonds unless the Trustee or Collateral Manager has actual knowledge such payments will be made in Cash and will be received on or before the Due Date therefor and all other scheduled payments (whether of principal, interest, fees or other amounts) including payments to the Issuer under any Hedge Agreement, as to which the Trustee or Collateral Manager has actual knowledge will not be made in Cash or will not be received when due.  For purposes of calculating the applicable Interest Coverage Ratio:

(1)                                  the expected interest income on Collateral Interests and Eligible Investments and the expected interest payable on the Rated Notes and amounts, if any, payable under a Hedge Agreement will be calculated using the interest rates applicable thereto on the applicable date of determination;

(2)                                  accrued original issue discount on Eligible Investments will be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid; and

(3)                                  it will be assumed that no principal payments are made on the Rated Notes during the applicable periods.

(c)                                  For each Due Period, the Scheduled Distribution on any Pledged Security (other than (i) an Impaired Interest, (ii) a Deferred Interest PIK Bond or (iii) an Equity Interest, which, in each case except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero and with respect to any Written Down Interest, the Interest Coverage Amount shall exclude any interest accrued on any Written Down Amount) shall be the sum of (x) the total amount of payments and collections in respect of such Pledged Security (including the proceeds of the sale of such Pledged Security received during the

Due Period) that, if paid as scheduled, will be available in the Collection Account at the end of the Due Period for payment on the Rated Notes or other amounts payable pursuant to this Indenture and of certain expenses of the Issuer and the Co-Issuer plus (y) any such amounts received in prior Due Periods that were not disbursed on a previous Payment Date (provided that such sum shall be computed without regard to any amounts excluded from the determination of compliance with the Coverage Tests pursuant to Section 1.2(b)).

(d)                                 Subject to Section 1.2(b), each Scheduled Distribution receivable with respect to a Pledged Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account and, except as otherwise specified, to earn interest at the Assumed Reinvestment Rate.  All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for transfer to the Payment Account and application, in accordance with the terms hereof, to payments of principal of or interest on the Rated Notes or other amounts payable pursuant to this Indenture.

(e)                                  With respect to any Collateral Interest as to which any interest or other payment thereon is subject to withholding tax of any Relevant Jurisdiction, each Distribution thereon shall, for purposes of the Coverage Tests and each Collateral Quality Test, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments sufficient on an after tax basis to cover any withholding tax imposed on payments to the Issuer with respect thereto (including in respect of any such additional payment).  On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

(f)                                    For purpose of determining compliance with the Interest Coverage Tests, it will be assumed that any amount required to be paid for taxes, filing and registration fees on the Payment Date immediately following the relevant Due Period shall be equal to the aggregate amount for which the Trustee has received an invoice or demand for payment on or prior to the relevant Measurement Date.

(g)                                 Any reference in the definition of “Trustee Fee,” “Senior Collateral Management Fee” or “Subordinate Collateral Management Fee” in Section 1.1(a) to an amount calculated with respect to a period at a per annum rate shall be computed on the basis of a 360 day year of twelve 30-day months.

(h)                                 Unless otherwise specified, test calculations that evaluate to a percentage will be rounded to the nearest one-hundredth, and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth.

(i)                                     Unless otherwise specified, all calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Collateral Interests, shall be made on the basis of the date on which the Issuer makes a commitment to acquire or to sell an asset, as applicable (the trade date), not the settlement date for such sale.

(j)                                     For the purpose of determining fees constituting Administrative Expenses payable under the Priority of Payments hereunder, periods longer or shorter than a one-month period shall be prorated based on the number of days in such period.

1.3.      RULES OF CONSTRUCTION

Unless the context otherwise clearly requires:

(a)                                  the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)                                 whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)                                  the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d)                                 the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e)                                  any definition of or reference to any agreement, statute, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(f)                                    any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be; and

(g)                                 all references in this instrument to designated “Sections”, “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II

THE INDENTURE ISSUED NOTES

2.1.      FORMS GENERALLY

(a)                                  The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes offered and sold in reliance on Regulation S (each, a Regulation S Note) shall be issued in fully Registered form without interest coupons substantially in the form of the note attached as Exhibit A-1 (each, a Regulation S Global Note) with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee at its Corporate Trust Office in Minneapolis, Minnesota, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.  The Aggregate Outstanding Amount of each Regulation S

Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

(b)                                 The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and sold in the United States pursuant to an exemption from the registration requirements of the Securities Act (Rule 144A Notes) shall be issued in fully Registered form without interest coupons substantially in the form of the note attached as Exhibit A-2 (each, a Rule 144A Global Note), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.  The Aggregate Outstanding Amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

(c)                                  Regulation S Global Notes and Rule 144A Global Notes may also be exchanged under the limited circumstances set forth in Section 2.4 for notes in definitive fully Registered form without interest coupons (each, a Certificates Class A-E Note), which may be either a Regulation S Certificated Class A-E Note or a Rule 144A Certificated Class A-E Note, with such legends as may be applicable thereto, which shall be duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(d)                                 The Class F Notes offered or sold in the United States or to U.S. Persons pursuant to Rule 144A or another applicable exemption from registration under the Securities Act shall be issued in the form of physical certificates in definitive fully Registered form without interest coupons substantially in the form of the certificated note attached as Exhibit B (each, a Certificated Class F Note) with such legends as may be applicable thereto, which shall be duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(e)                                  The Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes) in issuing the Indenture Issued Notes may use “CUSIP” or “private placement” numbers (if then generally in use), and, if so, the Trustee will indicate the “CUSIP” or “private placement” numbers of the Indenture Issued Notes in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Indenture Issued Notes or as contained in any notice of redemption and related materials.

2.2.      AUTHORIZED AMOUNT; APPLICABLE PERIODIC INTEREST RATE; STATED MATURITY DATE; DENOMINATIONS

(a)                                  The aggregate principal amount of Indenture Issued Notes which may be issued under this Indenture may not exceed U.S.$320,000,000, excluding Indenture Issued Notes issued upon registration of, transfer of, or in exchange for, or in lieu of, other Indenture Issued Notes pursuant to Section 2.4, 2.5 or 8.5.

(b)                                 The Rated Notes shall be divided into seven Classes having designations, original principal amounts, original Applicable Periodic Interest Rates and Stated Maturities as follows:

Designation	Original Principal Amount	Applicable Periodic Interest Rate	Indenture Issued Note Stated Maturity Date
Class A Notes	U.S.$185,000,000	LIBOR + 0.35%	2040
Class B Notes	U.S.$32,600,000	LIBOR + 0.45%	2040
Class C Notes	U.S.$31,800,000	LIBOR + 0.75%	2040
Class D Notes	U.S.$38,600,000	LIBOR + 1.60%	2040
Class E Notes	U.S.$12,000,000	LIBOR + 1.75%	2040
Class F Notes	U.S.$20,000,000	7.00%	2040
Class G Notes	U.S.$20,000,000	7.00%	2040

The Indenture Issued Notes will be issuable in minimum denominations of U.S.$500,000 and, in each case, only in integral multiples of U.S.$1,000 in excess of such minimum denominations.  After issuance, (x) an Indenture Issued Note may fail to be in compliance with the minimum denomination requirement as a result of the repayment of principal thereon in accordance with the Priority of Payments and (y) the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes may fail to be in an amount which is an integral multiple of U.S.$1,000 due to the addition to the principal amount thereof of deferred interest.

(c)                                  Interest shall accrue on the Aggregate Outstanding Amount of each Class of Indenture Issued Notes (determined as of the first day of each Interest Period and after giving effect to any payment of principal occurring on such day) from the Closing Date and will be payable in arrears on each Payment Date.  Interest on each Class of Indenture Issued Notes and interest on Defaulted Interest will be calculated in accordance with the definition of Periodic Interest.

(d)                                 The Indenture Issued Notes shall be redeemable as provided in Section 9.

(e)                                  The Depositary for the Global Notes shall initially be DTC.

(f)                                    The Indenture Issued Notes shall be numbered, lettered or otherwise distinguished in such manner as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes) executing such Indenture Issued Notes as evidenced by their execution of such Indenture Issued Notes.

2.3.      EXECUTION, AUTHENTICATION, DELIVERY AND DATING

(a)                                  The Indenture Issued Notes (other than the Class F Notes) shall be executed on behalf of the Co-Issuers by an Authorized Officer of each of the Co-Issuers.  The Class F Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer.  The

signatures of such Authorized Officers on the Indenture Issued Notes may be manual or facsimile (including in counterparts).

(b)                                 Indenture Issued Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of either of the Co-Issuers shall bind such Person, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Indenture Issued Notes or did not hold such offices at the date of issuance of such Indenture Issued Notes.

(c)                                  At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Indenture Issued Notes (other than the Class F Notes) executed by the Co-Issuers and the Issuer may deliver the Class F Notes executed by the Issuer, to the Trustee or the Authenticating Agent for authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Indenture Issued Notes as provided in this Indenture and not otherwise.

(d)                                 Each Indenture Issued Note authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date.  All other Indenture Issued Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

(e)                                  Indenture Issued Notes issued upon transfer, exchange or replacement of other Indenture Issued Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Indenture Issued Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Amount of the Indenture Issued Notes so transferred, exchanged or replaced.  In the event that any Indenture Issued Note is divided into more than one Indenture Issued Note in accordance with this Section 2, the original principal amount of such Indenture Issued Note shall be proportionately divided among the Indenture Issued Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Indenture Issued Notes.

(f)                                    No Indenture Issued Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Indenture Issued Note a certificate of authentication (the Certificate of Authentication), substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Indenture Issued Note shall be conclusive evidence, and the only evidence, that such Indenture Issued Note has been duly authenticated and delivered hereunder.

2.4.      REGISTRATION, TRANSFER AND EXCHANGE OF INDENTURE ISSUED NOTES

(a)                                  Registration of Indenture Issued Notes.  The Trustee is hereby appointed as the registrar hereunder (the Note Registrar).  The Trustee is hereby appointed as a transfer agent with respect to the Indenture Issued Notes (the Note Transfer Agent).  The Note Registrar shall (acting solely for this purpose as agent for the Issuer) keep a register (the Note Register) at the Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Indenture Issued Notes and the registration of transfers of Indenture Issued Notes.  Upon any resignation or removal of the Note Registrar, the Issuer (after consultation with the

Collateral Manager) shall propose a replacement for approval by the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class.  The Co-Issuers may not terminate the appointment of the Note Registrar or any Note Transfer Agent without the consent of each Holder of Indenture Issued Notes.

Subject to this Section 2.4, upon surrender for registration of transfer of any Indenture Issued Notes (other than the Class F Notes) at the office or agency of the Co-Issuers (or in the case of the Class F Notes, the Issuer) to be maintained as provided in Section 7.2, the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Indenture Issued Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Indenture Issued Notes may be exchanged for Indenture Issued Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Indenture Issued Notes to be exchanged at such office or agency.  Whenever any Indenture Issued Note is surrendered for exchange, the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) shall execute and the Trustee shall authenticate and deliver the Indenture Issued Notes that the Indenture Issued Noteholder making the exchange is entitled to receive.

All Indenture Issued Notes issued and authenticated upon any registration of transfer or exchange of Indenture Issued Notes shall be the valid obligations of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes), evidencing the same debt, and entitled to the same benefits under this Indenture, as the Indenture Issued Notes surrendered upon such registration of transfer or exchange.

Every Indenture Issued Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Indenture Issued Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and delivery charges, if any, not made by regular mail.

(b)                                 Transfers of Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes

(1)                                  Subject to Section 2.4(b)(4), exchanges or transfers of beneficial interests in a Global Note may be made only in accordance with the rules and regulations of the Depositary and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:

(i)                                     Subject to Section 2.4(b)(1)(ii) through (vi), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii)                                  The Trustee shall cause the exchange or transfer of any beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note upon provision to the Trustee and the Co-Issuers of a written certification in the form of Exhibit C-1 (a Rule 144A Transfer Certificate).

(iii)                               The Trustee shall cause the exchange or transfer of any beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note upon provision to the Trustee and the Co-Issuers of a written certification substantially in the form of Exhibit C-2 (a Regulation S Transfer Certificate).

(iv)                              An owner of a beneficial interest in a Regulation S Global Note may transfer such interest in the form of a beneficial interest in such Regulation S Global Note without the provision of written certification; provided that (1) such transfer is made to a Person who is not a U.S. Person in an offshore transaction in reliance on an exemption from the registration requirements of the Securities Act under Regulation S and (2) the transferee, by purchase of such interest in such Regulation S Global Note, will be deemed to have made all representations, warranties and acknowledgements set forth in the Regulation S Transfer Certificate.

(v)                                 An owner of a beneficial interest in a Rule 144A Global Note may transfer such interest in the form of a beneficial interest in such Rule 144A Global Note without the provision of written certification; provided that the transferee, by purchase of such interest in such Rule 144A Global Note, will be deemed to have made all representations, warranties and acknowledgements set forth in the Rule 144A Transfer Certificate.

(vi)                              In the event Certificated Class A-E Notes are issued pursuant to Section 2.4(b)(5), the Trustee shall cause the transfer of (i) any beneficial interest in a Global Note for a Certificated A-E Note that is a Regulation S Note (a Regulation S Certificated Note), upon provision to the Trustee and the Issuer of a Regulation S Transfer Certificate or (ii) any beneficial interest in a Global Note for a Certificated A-E Note that is a Rule 144A Note (a Rule 144A Certificated Note), upon provision to the Trustee, the Co-Issuers and the Note Registrar of a Rule 144A Transfer Certificate.

(2)                                  Subject to Section 2.4(b)(4), in the event Certificated Class A-E Notes are issued pursuant to Section 2.4(b)(5), the Trustee shall cause the transfer of (i) any Certificated A-E Note for a beneficial interest in a Regulation S Global Note, upon provision to the Trustee and the Issuer of a Regulation S Transfer Certificate or (ii) any Certificated A-E Note for a beneficial interest in a Rule 144A Global Note, upon provision to the Trustee and the Co-Issuers of a Rule 144A Transfer Certificate.

(3)                                  Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for a Certificated A-E Note, or upon acceptance for exchange or transfer of a Certificated A-E Note for a beneficial interest in a Global Note, each as provided herein, the Trustee shall approve the instruction at the Depositary to adjust the principal amount of such Global Note on its records to evidence the date of such exchange or transfer and the change in the principal amount of such Global Note.

(4)                                  Subject to the restrictions on transfer and exchange set forth in this Section 2.4 and to any additional restrictions on transfer or exchange specified in the Certificated Class A-E Notes, the Holder of any Certificated A-E Note may transfer or exchange the same in whole or in part (in a principal amount equal to the minimum authorized denomination or any larger authorized amount) by surrendering such Certificated A-E Note at the Corporate Trust Office or at the office of any Note Transfer Agent, together with (x) in the case of any transfer, an executed instrument of assignment and (y) in the case of any exchange, a written request for exchange.  Following a proper request for transfer or exchange, the Trustee shall (provided it has available in its possession an inventory of Certificated Class A-E Notes), within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a Note Transfer Agent (other than the Trustee), authenticate and make available at such Corporate Trust Office or at the office of such Note Transfer Agent, as the case may be, to the transferee (in the case of transfer) or Indenture Issued Noteholder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Indenture Issued Noteholder in the case of exchange) to such address as the transferee or Indenture Issued Noteholder, as applicable, may request, a Certificated A-E Note or Notes, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested.  The presentation for transfer or exchange of any Certificated Note shall not be valid unless made at the Corporate Trust Office or at the office of a Note Transfer Agent or by a duly authorized attorney-in-fact.  Beneficial interests in Global Notes shall be exchangeable for Certificated Class A-E Notes only under the limited circumstances described in Section 2.4(b)(5).

(5)                                  Interests in a Global Note deposited with or on behalf of the Depositary pursuant to Section 2.1 hereunder shall be transferred (A) to the Beneficial Owners thereof in the form of Certificated Class A-E Notes only if such transfer otherwise complies with this Section 2.4 (including Section 2.4(b)(1) and (2) and (1) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Indenture Issued Notes, (2) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days of such notice or (3) as a result of any amendment to or change in the laws or regulations of the Cayman Islands, or of any authority therein or thereof having power to tax, or in the interpretation or administration of such laws or regulations which become effective on or after the Closing Date, the Issuer, the Trustee or any Note Paying Agent becomes aware that it is or will be required to make any deduction or withholding from any payment in respect of the Global Notes which would not be required if the Global Notes were not represented by a global certificate or (B) to the purchaser thereof in the form of one or more Certificated Notes in accordance with the provisions of Section 2.4(b)(1).

(6)                                  If interests in any Global Note are to be transferred to the Beneficial Owners thereof in the form of Certificated Class A-E Notes pursuant to Section 2.4(b)(5), such Global Note shall be surrendered by the Depositary, or its custodian on its behalf, to the Corporate Trust Office or to the Note Transfer Agent located in Minneapolis, Minnesota and the Trustee shall authenticate and deliver without charge, upon such transfer of interests in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.  The Certificated Class A-E Notes transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in the denominations specified in Section 2.2(b) and registered in such names as the Depositary shall direct in writing.

(7)                                  For so long as one or more Global Notes are Outstanding:

(i)            the Trustee and its directors, officers, employees and agents may deal with the Depositary for all purposes (including the making of distributions on, and the giving of notices with respect to, the Global Notes);

(ii)           unless otherwise provided herein and subject to Section 2.4(b)(7)(i) above, the rights of Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary;

(iii)          for purposes of determining the identity of and principal amount of Indenture Issued Notes beneficially owned by a Beneficial Owner, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder;

(iv)          the Depositary will make book-entry transfers among the Depositary Participants of the Depositary and will receive and transmit distributions of principal of and interest on the Global Notes to such Depositary Participants; and

(v)           the Depositary Participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Global Notes held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Global Notes for all purposes whatsoever.

(8)           Each holder of a Class A Note, Class B Note, Class C Note, Class D Note and Class E Note (in each case, or an interest therein) shall represent or shall be deemed to represent that either (A) it is not, and it is not acquiring such Note or interest therein on behalf of or with “plan assets” (within the meaning of Plan Asset Regulation) of, any employee benefit plan (within the meaning of Section 3(3) of the ERISA) or plan (within the meaning of Section 4975 of the Code)

subject to ERISA or Section 4975 of the Code (or any materially similar applicable law (“Similar Law”)), including certain insurance company general accounts (each, a “Plan”), or (B)(I) such Note is rated investment grade or better as of the date of acquisition, (II) the holder believes that the Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such Note and (III) the holder’s acquisition, holding and disposition of such Note will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or Similar Law).

(c)           Transfers of Class F Notes.

(1)           If a holder of a beneficial interest in a Certificated Class F Note wishes at any time to transfer its interest in such Certificated Class F Note such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more such Certificated Class F Notes, as provided below.  Upon receipt by the Issuer and the Note Registrar of (A) such holder’s Certificated Class F Note properly endorsed for assignment to the transferee and (B) a certificate in the form of Exhibit C-3 (a Certificated Class F Note Transfer Certificate) given by the transferee of such beneficial interest, the Note Registrar shall cancel such Certificated Class F Note record the transfer in the Note Register and authenticate and deliver one or more Certificated Class F Notes bearing the same designation as the related Certificated Class F Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such amounts being the same as the beneficial interest in the related Certificated Class F Notes surrendered by the transferor) and in the minimum denominations and integral multiples in excess thereof.  In addition, the Note Registrar shall not register any transfer of any Certificated Class F Notes to a proposed transferee that has represented that it is a Benefit Plan Investor or a Controlling Person if the transfer would result in Benefit Plan Investors owning 25% or more of the value of the Certificated Class F Notes outstanding (as determined without regard to interests held by Controlling Persons, and otherwise contemplated by the applicable regulations under ERISA) immediately after such transfer, based on assurances received from investors.  Without limiting the generality of the forgoing, the Note Registrar shall not register any transfer of Certificated Class F Notes represented by Regulation S Notes to a proposed transferee of such Certificated Class F Notes that has represented that it is or may become a Benefit Plan Investor or a Controlling Person.  Without limiting the generality of the foregoing, a transfer of beneficial interests in a Certificated Class F Note will not be permitted unless an ERISA Restriction Certificate substantially in the form set forth in Exhibit C-4 is obtained from each transferee of a Certificated Class F Note, for the benefit of the Issuer, the Trustee and the Initial Purchasers, (i) in the case of a Certificated Class F Note not represented by a Regulation S Note, regarding whether it is, or is not and will not be, a Benefit Plan Investor or Controlling Person, or (ii) in the case of a Certificated Class F Note or represented by a Regulation S Note, to the effect that it is not and will not be a Benefit Plan Investor or Controlling Person.  Any purported transfer in violation of the foregoing requirements shall be null and void ab initio, and the Note Registrar shall not register any such purported transfer and shall not authenticate and deliver such Certificated Class F Notes.

(2)                                  If a holder of a beneficial interest in one or more Certificated Class F Notes wishes at any time to exchange its interest in such related Certificated Class F Notes for an interest in one or more such Certificated Class F Notes of different principal amounts, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in the Certificated Class F Notes bearing the same designation as the related Certificated Class F Notes endorsed for exchange as provided below.  Upon receipt by the Note Registrar of (A) such holder’s Certificated Class F Notes properly endorsed for such exchange and (B) written instructions from such holder designating the number and principal amounts of the applicable Certificated Class F Notes to be issued (the aggregate principal amounts of such Certificated Class F Notes being the same as the Certificated Class F Notes surrendered for exchange), then the Note Registrar shall cancel such Certificated Class F Notes, record the exchange in the Note Register and authenticate and deliver one or more Certificated Class F Notes bearing the same designation endorsed for exchange, registered in the same names as the related Certificated Class F Notes surrendered by such holder or such different names as are specified in the endorsement described in clause (A) above, in different principal amounts designated by such holder (the Class and the aggregate principal amounts being the same as the beneficial interest in the Certificated Class F Notes surrendered by such holder), and the minimum denominations and integral multiples in excess.

(d)                                 Denominations; Qualified Purchaser Status.  No Person may hold a beneficial interest in any Indenture Issued Note except in a denomination authorized for the Indenture Issued Notes of such Class under Section 2.2(b).  In addition, no transfer of an Indenture Issued Note (or any interest therein) may be made to any Person that is a U.S. Person unless such Person is (A) a Qualified Institutional Buyer and (B) a Qualified Purchaser.  In addition, no transfer of an Indenture Issued Note (or any interest therein) may be made to any Person that is a U.S. Person unless such Person (A) was not formed for the purpose of investing in either of the Co-Issuers (except when each beneficial owner of the purchaser is a Qualified Purchaser, (B) has received the necessary consent from its beneficial owners if it is a private investment company formed before April 30, 1996, (C) is not a broker-dealer that owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of unaffiliated issuers, (D) is not a pension, profit, sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and in a transaction that may be effected without loss of any applicable Investment Company Act exemption, (E) will provide notice to any subsequent transferee of the transfer restrictions provided in the legend, (F) will hold and transfer in a principal amount of not less than U.S.$500,000, for it or for each account for which it is acting and (G) will provide the Issuer from time to time such information as it may reasonably request in order to ascertain compliance with the foregoing.  Any purported transfer that is not in compliance with this Section 2.4 or the legends on the Indenture Issued Notes will be void ab initio, and will not operate to transfer any rights to the transferee, notwithstanding any instructions to the contrary to the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes), the Trustee or any intermediary.  If any purported transfer of Indenture

Issued Notes or any beneficial interest therein to a purported transferee does not comply with the requirements set forth in this Section 2.4 or the legends on the Indenture Issued Notes, then the purported transferor of such Indenture Issued Notes or beneficial interest therein shall be required to cause the purported transferee to surrender the Indenture Issued Notes or any beneficial interest therein in return for a refund of the consideration paid therefor by such transferee (together with interest thereon) or to cause the purported transferee to dispose of such Indenture Issued Notes or beneficial interest promptly in one or more open market sales to one or more persons each of whom satisfies the requirements of this Section 2.4 and the legends on the Indenture Issued Notes and such purported transferor shall take, and shall cause such transferee to take, all further action necessary or desirable, in the judgment of the Trustee, to ensure that such Indenture Issued Notes or any beneficial interest therein are held by persons in compliance therewith.

(e)                                  Requirement to Sell.

(1)                                  If, notwithstanding the restrictions set forth in this Section 2.4, either of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) determines that any beneficial owner of a Rule 144A Note (A) is a U.S. Person and (B) is not a Qualified Institutional Buyer and also a Qualified Purchaser, either of the Co-Issuers or the Issuer, as applicable, may require, by notice to such beneficial owner that such beneficial owner sell all of its right, title and interest to such Indenture Issued Note (or interest therein) to a Person that is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser, with such sale to be effected within 30 days after notice of such sale requirement is given.  If such beneficial owner fails to effect the transfer required within such 30-day period, (x) upon written direction from the Issuer, the Trustee shall, and is hereby irrevocably authorized by such beneficial owner to cause its interest in such Indenture Issued Note to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Sections 9-610 and 9-611 of the UCC as applied to securities that are customarily sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, in connection with such transfer, that such Person is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser and (y) pending such transfer, no further payments will be made in respect of such Indenture Issued Note (or beneficial interest therein) held by such beneficial owner.

(2)                                  If, notwithstanding the restrictions set forth in this Section 2.4, either of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) determines that any beneficial owner of a Regulation S Note is (A) a U.S. Person or (B) a Benefit Plan Investor or a Controlling Person (for the purposes of ERISA), either of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) may require, by notice to such beneficial owner that such beneficial owner sell all of its right, title and interest to such Indenture Issued Note (or interest therein) to a Person that is not (1) a U.S. Person or (2) a Benefit Plan Investor or a Controlling Person (for the purposes of ERISA), with such sale to be effected within 30 days after notice of such sale requirement is given.  If such beneficial owner fails to effect the transfer required within such 30-day period, (x) upon written direction from the Issuer, the Trustee shall, and is hereby irrevocably authorized by such beneficial owner to cause its interest in such Indenture Issued Note to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Sections 9-610 and 9-611 of the UCC as applied to securities that are customarily sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, in connection with such transfer, that such Person is neither (1) a U.S. Person nor (2) a Benefit Plan Investor or a Controlling Person (for the purposes of ERISA) and (y) pending such transfer, no further payments will be made in respect of such Indenture Issued Note (or beneficial interest therein) held by such beneficial owner.

(f)                                    Legends.  Any Indenture Issued Note issued upon the transfer, exchange or replacement of Indenture Issued Notes shall bear such applicable legend set forth in the relevant Exhibit hereto unless there is delivered to the Trustee, the Note Registrar and the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by any of the Trustee, the Note Registrar and the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A and to ensure that neither of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) nor the pool of Collateral becomes an investment company required to be registered under the Investment Company Act.  Upon provision of such satisfactory evidence, the Trustee, at the direction of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes), shall authenticate and deliver Indenture Issued Notes that do not bear such applicable legend.

(g)                                 Expenses; Acknowledgment of Transfer.  Transfer, registration and exchange shall be permitted as provided in this Section 2.4 without any charge to the Indenture Issued Noteholder except for a sum sufficient to cover any tax or other governmental charge payable in connection therewith or the expenses of delivery (if any) not made by regular mail and payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith pursuant to Section 2.4(a).  Registration of the transfer of a Indenture Issued Note by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes).

(h)                                 Surrender upon Final Payment.  Upon final payment due on the date on which all outstanding unpaid principal of a Indenture Issued Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, the Holder thereof shall present and surrender such Indenture Issued Note at the Corporate Trust Office of the Trustee in Minneapolis, Minnesota.

(i)                                     Repurchase and Cancellation of Indenture Issued Notes.  The Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes) will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Indenture Issued Notes except upon the redemption of the Indenture Issued Notes in accordance with the terms of this Indenture and the Indenture Issued Notes.  The Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes) will promptly cancel all Indenture Issued Notes acquired by them pursuant to any payment, purchase, redemption, prepayment or other acquisition of Indenture Issued Notes pursuant to any provision of this Indenture and no Indenture Issued Notes may be issued in substitution or exchange for any such Indenture Issued Notes.

(j)                                     Compliance with Transfer Restrictions.  Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the rules of any Depositary, ERISA, the Code or the Investment Company Act; provided that if a certificate is specifically required by the express terms of this Section 2.4 to be delivered to the Trustee or the Note Registrar by a purchaser or transferee of a Indenture Issued Note, the Trustee or the Note Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether the transfer contemplated thereby substantially complies with the express terms of this Indenture and shall promptly notify the party delivering the same if such transfer does not comply with such terms.  To the extent applicable to the Issuer, the Issuer shall impose additional restrictions to comply with the USA PATRIOT Act, and any such transfer restrictions shall be binding on each Holder or Beneficial Owner of a Indenture Issued Note.  The Issuer shall notify the Trustee and the Note Registrar of the imposition of any such transfer restrictions.

(k)                                  Physical Indenture Issued Notes.  The Issuer will promptly make available to the Trustee without charge a reasonable supply of Certificated Notes in definitive, fully Registered Form, without interest coupons.

2.5.      MUTILATED, DEFACED, DESTROYED, LOST OR STOLEN INDENTURE ISSUED NOTES

If (a) any mutilated or defaced Indenture Issued Note is surrendered to a Note Transfer Agent, or if there shall be delivered to either of the Co-Issuers (in the case of Indenture Issued Notes other than Class F Notes) or the Issuer (in the case of Class F Notes), the Trustee and the Note Transfer Agent (each, a Specified Person) evidence to their reasonable satisfaction of the destruction, loss or theft of any Indenture Issued Note, and (b) there is delivered to the Specified Persons such security or indemnity as may reasonably be required by them to save each of them harmless then, in the absence of notice to the Specified Persons that such Indenture Issued Note has been acquired by a bona fide purchaser, the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes) shall execute and shall direct the Trustee to authenticate, and upon Issuer Request the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Indenture Issued Note, a new Indenture Issued Note of the same Class as such mutilated, defaced, destroyed, lost or stolen Indenture Issued Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Indenture Issued Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Indenture Issued Note, a bona fide purchaser of the predecessor Indenture Issued Note presents for payment, transfer or exchange such predecessor Indenture Issued Note, the Specified Persons shall be entitled to recover such new Indenture Issued Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Specified Persons in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Indenture Issued Note has become due and payable, the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes) in their or its (as applicable) discretion may, instead of issuing a new Indenture Issued Note, pay such Indenture Issued Note without requiring surrender thereof except that any mutilated Indenture Issued Note shall be surrendered.

Upon the issuance of any new Indenture Issued Note under this Section 2.5, the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes), the Trustee or any Note Transfer Agent may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Indenture Issued Note issued pursuant to this Section 2.5 in lieu of any mutilated, defaced, destroyed, lost or stolen Indenture Issued Note, shall constitute an original additional contractual obligation of the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) and the Issuer (in the case of the Class F Notes) and such new Indenture Issued Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Indenture Issued Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Indenture Issued Notes.

2.6.      PAYMENT OF PRINCIPAL AND INTEREST; RIGHTS PRESERVED

(a)                                  Each Class of Rated Notes shall accrue interest during each Interest Period applicable to such Class in the manner and at the Applicable Periodic Interest Rate specified in Section 2.2.  Interest on each Class of Rated Notes shall be due and payable on each Payment Date; provided that (i) interest on the Class B Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon), (ii) interest on the Class C Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon) and on the Class B Notes (together with any Defaulted Interest thereon), (iii) interest on the Class D Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon), on the Class B Notes (together with any Defaulted Interest thereon) and on the Class C Notes (together with any Defaulted Interest thereon), (iv) interest on the Class E Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon), on the Class B Notes (together with any Defaulted Interest thereon), on the Class C Notes (together with any Defaulted Interest thereon) and on the Class D Notes (together with any Defaulted Interest thereon), (v) interest on the Class F Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon), on the Class B Notes (together with any Defaulted Interest thereon), on the Class C Notes (together with any Defaulted Interest thereon), on the Class D Notes (together with any Defaulted Interest thereon) and on the Class E Notes (together with any Defaulted Interest thereon), (vi) interest on the Class G Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon), on the Class B Notes (together with any Defaulted Interest thereon), on the

Class E Notes (together with any Defaulted Interest thereon), on the Class D Notes (together with any Defaulted Interest thereon), on the Class E Notes (together with any Defaulted Interest thereon) and on the Class F Notes (together with any Defaulted Interest thereon), and (vii) interest on all Rated Notes is subordinated in right of payment to the prior payment in full on each Payment Date of other amounts in accordance with Section 11.1.  Except as provided in Section 5.5, no payment shall be made by the Co-Issuers hereunder other than on a Payment Date.

So long as any Class A Notes or Class B Notes are Outstanding, any Class C Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class C Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class C Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

So long as any Class A Notes, Class B Notes or Class C Notes are Outstanding, any Class D Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class D Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class D Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

So long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any Class E Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class E Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class E Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

So long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, any Class F Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class F Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class F Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

So long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding, any Class G Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class G Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class G Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

(b)                                 The principal of each Rated Note shall be payable no later than the Stated Maturity Date thereof unless the unpaid principal of such Rated Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided that:

(1)                                  so long as any Class A Notes are Outstanding, except as provided in Section 9 and Section 11.1(b)(17) and (18), the payment of principal of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement (x) may only occur after principal of the Class A Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts payable in accordance with Section 11.1;

(2)                                  so long as any Class B Notes are Outstanding, except as provided in Section 9 and Section 11.1(b)(17) and (18), the payment of principal of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes (x) may only occur after principal of the Class A Notes and Class B Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class B Notes and other amounts payable in accordance with Section 11.1;

(3)                                  so long as any Class A Notes, Class B Notes or Class C Notes are Outstanding, except as provided in Section 11.1(b)(17) and (18), the payment of principal of the Class D Notes (x) may only occur after principal of the Class A Notes, Class B Notes and Class C Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, Class B Notes and Class C Notes and other amounts payable in accordance with Section 11.1;

(4)                                  so long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, except as provided in Section 11.1(b)(17) and (18), the payment of principal of the Class E Notes (x) may only occur after principal of the Class A Notes, Class B Notes, Class C Notes and Class D Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, Class B Notes, Class C Notes and Class D Notes and other amounts payable in accordance with Section 11.1;

(5)                                  so long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, except as provided in Section 11.1(b)(17) and (18), the payment of principal of the Class F Notes (x) may only occur after principal of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes and other amounts payable in accordance with Section 11.1;

(6)                                  so long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding, except as provided in Section 11.1(b)(17) and (18), the payment of principal of the Class G Notes (x) may only occur after principal of the Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes and other amounts payable in accordance with Section 11.1.

(c)                                  So long as the Coverage Tests are satisfied, principal will not be payable on any Class of Rated Notes except (i) upon the occurrence of a Redemption, (ii) in the case of any Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes or Class G Notes,

to pay amounts in respect of the Class C Cumulative Applicable Periodic Interest Shortfall Amount, the Class D Cumulative Applicable Periodic Interest Shortfall Amount, the Class E Cumulative Applicable Periodic Interest Shortfall Amount, the Class F Cumulative Applicable Periodic Interest Shortfall Amount or the Class G Cumulative Applicable Periodic Interest Shortfall Amount, as the case may be, in accordance with Section 11.1 and (iii) on each Payment Date, in accordance with Section 11.1.

(d)                                 As a condition to the payment of any principal of or interest on any Rated Note without the imposition of withholding tax, any Note Paying Agent shall require the previous delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) or other certification acceptable to it to enable the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes), the Trustee and any Note Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Rated Note or the Holder of such Rated Note under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(e)                                  All payments made by the Issuer under the Rated Notes will be made without any deduction or withholding for or on the account of any tax unless such deduction or withholding is required by applicable law, as modified by the practice of any relevant governmental authority, then in effect.  If the Issuer is so required to deduct or withhold, then neither the Issuer nor the Co-Issuer will be obligated to pay any additional amounts in respect of such withholding or deduction.

(f)                                    Payments in respect of principal of and interest on the Rated Notes shall be payable by wire transfer in immediately Available Funds to a Dollar account maintained by the Rated Noteholders in accordance with wire transfer instructions received by any Note Paying Agent on or before the Record Date or, if no wire transfer instructions are received by a Note Paying Agent, by a Dollar check drawn on a bank in the United States mailed to the address of such Rated Noteholder as it appears on the Note Register at the close of business on the Record Date for such payment.

(g)                                 The principal of and interest on any Rated Note which is payable on a Redemption Date or in accordance with Section 11.1 on a Payment Date and is punctually paid or duly provided for on such Redemption Date or Payment Date shall be paid to the Person in whose name that Rated Note (or one or more predecessor Rated Notes) is registered at the close of business on the Record Date for such payment.  All such payments that are mailed or wired and returned to the Note Paying Agent shall be held for payment as herein provided at the office or agency of the Co-Issuers (in the case of the Rated Notes other than the Class F Notes and the Class G Notes) or the Issuer (in the case of the Class F Notes and the Class G Notes) to be maintained as provided in Section 7.2.

Payments to Holders of the Rated Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Rated Notes of such Class registered in the name of each such Holder on the Record Date for such payment bears to the Aggregate Outstanding Amount of all Rated Notes of such Class on such Record Date.

(h)                                 Payment of any Defaulted Interest may be made in any other lawful manner in accordance with Section 11.1 if notice of such payment is given by the Trustee to the Co-Issuers and the Rated Noteholders, and such manner of payment shall be deemed practicable by the Trustee.

(i)                                     All reductions in the principal amount of a Rated Note (or one or more predecessor Rated Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Rated Note and of any Rated Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Rated Note.

(j)                                     Notwithstanding anything to the contrary herein, the obligations of the Co-Issuers under the Rated Notes (other than the Class F Notes and the Class G Notes), the Issuer under the Class F Notes and the Class G Notes or the Co-Issuers under this Indenture or arising in connection herewith are limited recourse obligations of the Co-Issuers or the Issuer, as the case may be, payable solely from the Collateral and following realization of the Collateral, all obligations of and all claims against the Co-Issuers or the Issuer, as the case may be, hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive.  No recourse shall be had against any Officer, member, director, employee, security holder or incorporator of the Co-Issuers (in the case of the Rated Notes other than the Class F Notes and the Class G Notes) or the Issuer (in the case of the Class F Notes and the Class G Notes) or their respective successors or assigns for the payment of any amounts payable under the Rated Notes or this Indenture.  It is understood that the foregoing provisions of this Section 2.6(j) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Rated Notes or secured by this Indenture until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished.  It is further understood that the foregoing provisions of this Section 2.6(j) shall not limit the right of any Person to name either of the Co-Issuers (in the case of the Rated Notes other than the class F Notes and the Class G Notes) or the Issuer (in the case of the Class F Notes and the Class G Notes) as a party defendant in any action or suit or in the exercise of any other remedy under the Rated Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(k)                                  Subject to the foregoing provisions of this Section 2.6 and the provisions of Sections 2.4 and 2.5, each Rated Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Rated Note shall carry the rights of unpaid interest and principal that were carried by such other Rated Note.

ARTICLE III

CONDITIONS PRECEDENT

3.1.      GENERAL PROVISIONS

The Indenture Issued Notes may be executed by the Co-Issuers (in the case of the Indenture Issued Notes other than the Class F Notes) or the Issuer (in the case of the Class F Notes) and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee (or an Authenticating Agent on its behalf) upon Issuer Request, upon receipt by the Trustee of the following:

(a)                                  (1)                                  an Officer’s certificate of the Issuer, (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Issuer’s obligations under, each Transaction Document, in each case as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Indenture Issued Notes and specifying the Stated Maturity Date, the principal amount and the Applicable Periodic Interest Rate with respect to each Class of Indenture Issued Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon; and

(2)                                  an Officer’s certificate of the Co-Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Co-Issuer’s obligations under, this Indenture, as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Indenture Issued Notes (other than the Class F Notes) and specifying the Stated Maturity Date, the principal amount and the Applicable Periodic Interest Rate of each Class of Indenture Issued Notes (other than the Class F Notes) to be authenticated and delivered, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b)                                 (1)                                  either (A) a certificate of the Issuer, or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee on which the Trustee is entitled to rely to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Indenture Issued Notes, or (B) an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Indenture Issued Notes except as may have been given; and

(2)                                  either (A) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Co-Issuer satisfactory in form and substance to the Trustee on which the Trustee is entitled to rely to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Indenture Issued Notes (other than the Class F Notes), or (B) an Opinion of Counsel to the Co-Issuer satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Indenture Issued Notes (other than the Class F Notes) except as may have been given;

(c)                                  (1)                                  an opinion of Thacher Proffitt & Wood LLP, special New York counsel to the Co-Issuers, dated the Closing Date, substantially in the form of Exhibit E-1;

(2)                                  an opinion of Walkers, special Cayman Islands counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit E-2;

(3)                                  an opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Trustee, dated the Closing Date, substantially in the form of Exhibit F; and

(4)                                  an opinion of Thacher Proffitt & Wood LLP, counsel to the Collateral Manager, dated the Closing Date, substantially in the form of Exhibit G;

(d)                                 an Officer’s certificate of the Issuer, stating that the Issuer is not in Default under this Indenture and that the issuance of the Indenture Issued Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Articles, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Indenture Issued Notes applied for (including in Section 3.2) have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(e)                                  an Officer’s certificate of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Indenture Issued Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Certificate of Incorporation or By-Laws of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Indenture Issued Notes applied for have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(f)                                    an Accountants’ Report (A) confirming the information with respect to each Collateral Interest (other than its price) set forth on a schedule setting forth each Collateral Interest and the information provided by the Issuer with respect to every other asset forming part of the Collateral, by reference to such sources as shall be specified therein, (B) confirming that, on the Closing Date, the Collateral Interests set forth on Schedule A meet the Collateral Quality Tests (with the exception of the S&P CDO Monitor Test), (C) calculating each of the Coverage Tests as of the Closing Date and (D) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement;

(g)                                 executed counterparts of this Indenture, the Account Control Agreement, the Collateral Administration Agreement, the Collateral Management Agreement and the other Transaction Documents;

(h)                                 execution and delivery of the Financing Statement for filing against the Issuer with the Recorder of Deeds in the District of Columbia; and

(i)                                     evidence of an entry having been made in the Issuer’s Register of Mortgages and Charges in respect of the charge.

3.2.      SECURITY FOR THE INDENTURE ISSUED NOTES

Prior to the issuance of the Indenture Issued Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)                                  Grant of Security Interest; Delivery of Collateral Interests.  The Grant pursuant to the Granting clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral and the transfer of all Collateral Interests purchased by the Issuer on the Closing Date (as set forth in Schedule A) to the Trustee in the manner provided in Section 3.3(b).

(b)                                 Certificate of the Issuer.  The delivery to the Trustee of a certificate of an Authorized Officer of the Issuer or the Collateral Manager, for and on behalf of the Issuer, dated as of the Closing Date, to the effect that (x) the Issuer has no assets other than the Collateral, (y) the Issuer has no investments that do not qualify as Collateral Interests or Eligible Investments and (z) in the case of each Collateral Interest identified on Schedule A and pledged to the Trustee for inclusion in the Collateral on the Closing Date:

(1)           the Issuer is the owner of such Collateral Interest free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and except for those Granted pursuant to this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Interest prior to the first Payment Date and owed by the Issuer to the seller of such Collateral Interest;

(2)           the Issuer has acquired its ownership in such Collateral Interest in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the UCC), except as described in clause (1) above;

(3)           the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Interest (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(4)           the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such Collateral Interest to the Trustee;

(5)           the information set forth with respect to such Collateral Interest on Schedule A is correct and each such Collateral Interest is transferred to the Trustee as required by Section 3.2(a) (or, if any such Collateral Interest is not so transferred to the Trustee on the Closing Date, the Issuer has entered into a binding agreement to purchase such Collateral Interest for settlement within 10 days after the Closing Date);

(6)           each such Collateral Interest satisfies the requirements of the definition of “Collateral Interest” and is not an Impaired Interest; and

(7)           upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral (assuming that any Clearing Corporation, Securities Intermediary or other entity not within the control of the Issuer involved in the Grant of Collateral takes the actions required of it under Section 3.3(b) for perfection of that interest) and a “securities entitlement” (as defined in the UCC) with respect to Financial Assets.

(c)                                  Rating Letters.  The delivery to the Trustee of an Officer’s certificate of the Issuer, to the effect that (i) attached thereto are true and correct copies of (A) a letter signed by S&P confirming that the Class A Notes have been rated “AAA”, the Class B Notes have been rated at least “AA”, the Class C Notes have been rated at least “A”, the Class D Notes have been rated at least “BBB”, the Class E Notes have been rated at least “BBB-”, the Class F Notes have been rated at least “BB” and the Class G Notes have been rated at least “B” by S&P and (B) a letter signed by Moody’s confirming that the Class A Notes have been rated “Aaa”, the Class B Notes have been rated at least “Aa2”, the Class C Notes have been rated at least “A2”, the Class D Notes have been rated at least “Baa2”, the Class E Notes have been rated at least “Baa3”, the Class F Notes have been rated at least “Ba2” and the Class G Notes have been rated at least “B2” by Moody’s and (ii) each such rating is in full force and effect on the Closing Date.

(d)                                 Accounts.  The delivery by the Trustee of evidence of the establishment of the Payment Account, the Collection Account (including each Collateral Sub-Account established therein), the Expense Reserve Account, the Interest Reserve Account, the Collateral Account and the Uninvested Proceeds Account and, to be established on the Closing Date.

(e)                                  Funding Certificate.  The delivery to the Trustee of a funding certificate (the Funding Certificate), duly executed by an Authorized Officer of the Issuer, relating to, among other things, the disposition of the proceeds of the issuance of the Indenture Issued Notes, dated the Closing Date, in substantially the form of Exhibit D hereto.

(f)                                    Purchases.  The delivery to the Trustee of a certification of the Issuer that it shall have entered into one or more agreements to purchase, for settlement on or following the Closing Date in accordance with customary settlement procedures in the relevant markets, Collateral Interests having an aggregate Principal Balance of not less than U.S.$328,916,892.43.

3.3.      CUSTODIANSHIP; TRANSFER OF COLLATERAL INTERESTS AND ELIGIBLE INVESTMENTS

(a)                                  The Trustee shall hold all Certificated Securities and Instruments in physical form at the office of a custodian appointed by it in Minnesota (together with any successor, the Custodian).  Initially, such Custodian shall be Wells Fargo Bank, National Association with its address at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  CDO Trust Services—N-Star REL CDO IV.  Any successor custodian shall be a state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer, has a long-term debt rating of at least “BBB+” by S&P and has a combined capital and surplus of at least U.S.$250,000,000.

(b)                                 Each Collateral Interest, Equity Interest and Eligible Investment shall be credited to the appropriate Account.  Each time that the Issuer shall direct or cause the acquisition of any Collateral Interest, Equity Interest or Eligible Investment, the Trustee (on behalf of the Issuer) shall, if such Collateral Interest, Equity Interest or Eligible Investment has not already been transferred to the Collateral Account and credited thereto, cause the transfer of such Collateral Interest, Equity Interest or Eligible Investment to the Custodian to be held in and credited to the Collateral Account for the benefit of the Trustee in accordance with the terms of this Indenture.  The security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, be released.  The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Interest, Equity Interest or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Interest, Equity Interest or Eligible Investment.

(c)                                  On the Closing Date, on each day thereafter, if any, that any Collateral is acquired or otherwise becomes subject to the lien of this Indenture and on the Effective Date, the Issuer represents and warrants to the Trustee as follows:

(1)           This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Trustee on behalf and for the benefit of the Secured Parties, which security interest is prior to all other liens and security interests, and is enforceable as such as against creditors of and purchasers from the Issuer and, upon delivery of the Collateral Interests and filing of the appropriate financing statements in the appropriate filing offices, the lien and security interest created by this Indenture shall be a perfected first priority security interest in favor of the Trustee for the benefit of the Secured Parties.

(2)           The Issuer owns and has good and marketable title to the Collateral free and clear of any liens, claims, encumbrances or defects of any nature whatsoever except for those which are being released on the Closing Date or on the date of purchase by the Issuer or those created pursuant to or contemplated under this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on any Collateral Interest prior to the first payment date and owed by the Issuer to the seller of such Collateral Interest.

(3)           The Issuer has acquired its ownership in each such Collateral Interest, or will acquire in the case of any Collateral Interests which the Issuer has on or before the Closing Date committed to purchase but which will not have settled on or before the Closing Date or any additional Collateral Interests or Substitute Collateral Interests acquired by the Issuer after the Closing Date, in good faith without notice of any adverse claim, except as described in clause (2) above.

(4)           The Issuer (a) has delivered each such Collateral Interest, or will deliver any Collateral Interests which the Issuer has on or before the Closing Date committed to purchase but which will not have settled on or before the Closing Date or any additional Collateral Interests or Substitute Collateral Interests acquired by the Issuer after the Closing Date, to the Trustee and (b) has not assigned, pledged, sold, granted a security interest in or otherwise encumbered any interest in such Collateral Interest other than interests granted pursuant to this Indenture.

(5)           The Issuer has full right to grant all security interests granted herein.

(6)           All Collateral is comprised of either “securities”, “instruments”, “tangible chattel paper”, “accounts”, “security entitlements” or “general intangibles”, in each case as defined in the applicable Uniform Commercial Code.

(7)           Each of the Accounts, and all subaccounts thereof, constitute securities accounts as defined in the applicable Uniform Commercial Code.

(8)           All items of the Collateral that constitute security entitlements have been and will have been credited to one of the securities accounts.  The securities intermediary for each of the Accounts has agreed to treat all assets credited to the securities accounts as financial assets under the applicable Uniform Commercial Code.

(9)           Other than the security interest granted to the Trustee on behalf and for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee on behalf and for the benefit of the Secured Parties hereunder or that has been terminated.  The Issuer is not aware of any judgment, Pension Benefit Guarantee Corporation lien or tax lien filings against it.

(10)         The Issuer has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee on behalf and for the benefit of the Secured Parties hereunder that constitutes chattel paper, instruments, accounts, securities entitlements or general intangibles under the applicable Uniform Commercial Code, if any.

(11)         The Trustee or the Accountholder has in its possession all original copies of the instruments that constitute or evidence the Collateral, if any.  The instruments, loan agreements and leases that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf and for the benefit of the Secured Parties.  All financing statements filed or to be filed against the Issuer in favor of the Trustee on behalf and for the benefit of the Secured Parties in connection herewith describing the Collateral contain a statement to the following effect:  “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trustee on behalf and for the benefit of (A) itself and for the benefit of the Noteholders, (B) the Collateral Manager and (C) each Hedge Counterparty.”

(12)         The authoritative copy of any chattel paper that constitutes or evidences the Collateral, if any, has been communicated to the Trustee and has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf and for the benefit of the Secured Parties.

(13)         The Issuer has received or will receive all consents and approvals required by the terms of the underlying loan agreement, indenture or other underlying documentation, if any, relating to the Collateral to the transfer to the Trustee on behalf and for the benefit of the Secured Parties of its interest and rights in the Collateral hereunder.

(14)         The Issuer, the Accountholder and the Trustee have entered into the Account Control Agreement pursuant to which the Accountholder has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer.

(15)         None of the Accounts is in the name of any person other than the Trustee, held on behalf and for the benefit of the Secured Parties.  The Issuer has not consented to the Trustee or the Accountholder maintaining any of the Accounts to comply with entitlement orders or instructions of any Person other than the Trustee.

(16)         Notwithstanding any other provision of this Indenture or any other related Transaction Document, the representations in this Section 3.3(c) shall be continuing and deemed to be updated on any day a new item of Collateral is acquired, and remain in full force and effect until such time as all obligations under this Indenture and the Notes have been finally and fully paid and performed and shall survive the termination of this Indenture for any other reason.

(17)         The parties to this Indenture (i) shall not, without obtaining a Rating Agency Confirmation, waive any of the representations in this Section 3.3(c); (ii) shall provide each of the Rating Agencies with prompt written notice of any breach of the representations contained in this Section 3.3(c) upon becoming aware thereof; and (iii) shall not, without obtaining a Rating Agency Confirmation (as determined after any adjustment or withdrawal of the ratings following notice of such breach), waive a breach of any of the representations in this Section 3.3(c).

ARTICLE IV

SATISFACTION AND DISCHARGE

4.1.      SATISFACTION AND DISCHARGE OF INDENTURE

This Indenture shall be discharged and shall cease to be of further effect with respect to the Collateral securing the Indenture Issued Notes and the Indenture Issued Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Indenture Issued Notes, (iii) rights of Rated Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement and (vi) the rights of the Secured Parties as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)                                  either:

(1)                                  all Indenture Issued Notes theretofore authenticated and delivered (other than (A) Indenture Issued Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 and (B) Indenture Issued Notes for whose payment funds have theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(2)                                  all Rated Notes not theretofore delivered to the Trustee or the PAA Issued Note Paying Agent, as applicable,  for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Co-Issuers pursuant to Section 9.3 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States in an amount sufficient, according to the Priority of Payments as verified by a firm of nationally recognized Independent certified public accountants, to pay and discharge the entire indebtedness on all Rated Notes not theretofore delivered to the Trustee or the PAA Issued Note Paying Agent, as applicable, for cancellation, including all principal and interest (including Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount, Class F Cumulative Applicable Periodic Interest Shortfall Amount and Class G Cumulative Applicable Periodic Interest Shortfall Amount accrued to the date of such deposit (in the case of Rated Notes which have become due and payable) or to the Stated Maturity Date or the Redemption Date, as the case may be; provided that (x) such obligations are entitled to the full faith and credit of the United States and (y) this subclause (2) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

(b)                                 the Issuer has paid or caused to be paid all other sums payable hereunder (including amounts payable pursuant to the Paying Agency Agreement, the Corporate Services Agreement, the Collateral Management Agreement, any Hedge Agreement and the Collateral Administration Agreement) and no other amounts will become due and payable by the Issuer; and

(c)                                  the Co-Issuers have delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee and any Hedge Counterparty and, if applicable, the Rated Noteholders, as the case may be, under Sections 2.6, 4.1, 4.2, 5.9, 5.18, 6.7, 6.8, 7.1 and 7.3 shall survive.

4.2.      APPLICATION OF TRUST MONEY

All funds deposited with the Trustee pursuant to Section 4.1 for the payment of principal of and interest on the Rated Notes and amounts payable pursuant to any Hedge Agreement, the Collateral Management Agreement, the Paying Agency Agreement, the Corporate Services Agreement and the Collateral Administration Agreement shall be held in trust and applied by it in accordance with the provisions of the Rated Notes and this Indenture, including the Priority of Payments, for the payment either directly or through any Note Paying Agent, as the Trustee may determine, to the Person entitled thereto of the respective amounts in respect of which such funds has been deposited with the Trustee; but such funds need not be segregated from other funds except to the extent required herein or required by law.

4.3.      REPAYMENT OF FUNDS HELD BY NOTE PAYING AGENT

In connection with the satisfaction and discharge of this Indenture with respect to the Rated Notes, all funds then held by any Note Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 and in accordance with the Priority of Payments and thereupon such Note Paying Agent shall be released from all further liability with respect to such funds.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

5.1.      EVENTS OF DEFAULT

Event of Default, is defined as any one of the following wherever used herein, means any one of the following events as set forth in Section 5.1(a) through (h) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  a default for five (5) Business Days in the payment, when due and payable, of any interest on any Class A Note, or if there are no Class A Notes Outstanding, on any Class B Note, or, if there are no Class A Notes or Class B Notes Outstanding, on any Class C Note, or, if there are no Class A Notes, Class B Notes or Class C Notes Outstanding, on any Class D Note, or if there are no Class A Notes, Class B Notes, Class

C Notes or Class D Notes Outstanding, on any Class E Note, or if there are no Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes Outstanding, on any Class F Note;

(b)                                 a default in the payment of any principal, when due and payable of any Rated Note other than a Class G Note (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, the Administrator, any Note Paying Agent, the Note Registrar or the PAA Issued Note Registrar, such default continues for a period of five (5) Business Days);

(c)                                  the failure on any Payment Date to disburse amounts available in accordance with Section 11.1 (except as provided in Section 5.1(a) and (b) above) and a continuation of such failure for three (3) Business Days (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, the Administrator, any Note Paying Agent, the Note Registrar or the PAA Issued Note Registrar, such default continues for a period of five (5) Business Days);

(d)                                 on any date of determination, the failure to maintain an aggregate principal amount of Collateral Interests and Eligible Investments at least equal to 100% of the aggregate principal amount of the Class A Notes Outstanding;

(e)                                  the event that either of the Co-Issuers or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(f)                                    a default in the performance, or breach, of any other covenant (it being understood that non-compliance with any of the Coverage Tests or the Collateral Quality Tests will not constitute a default or breach) or warranty of either of the Co-Issuers under the Indenture of any representation or if any certificate or writing delivered pursuant thereto proves to be incorrect when made, which default or breach has a material adverse effect on the Rated Noteholders and continues for a period of thirty (30) days (or, in the case of a default, breach or failure of a representation or warranty regarding the Collateral, fifteen (15) days) of the earlier of knowledge by the Co-Issuers or the Collateral Manager or notice to the Co-Issuers and the Collateral Manager by the Trustee or to the Co-Issuers and the Collateral Manager by the Holders of at least 25%, of the then Aggregate Outstanding Amount of the Rated Notes of any Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture;

(g)                                 the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property; ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

(h)                                 the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action.

If either of the Co-Issuers shall obtain actual knowledge that an Event of Default shall have occurred and be continuing, such Co-Issuer shall (unless the Trustee shall have provided notice of such Event of Default pursuant to Section 6.2) promptly notify the Trustee, the Rated Noteholders, any Hedge Counterparty, the Collateral Manager and each Rating Agency in writing of such Event of Default.

5.2.      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

(a)                                  If an Event of Default occurs and is continuing, the Trustee may or, if so directed by the Holders of a Majority in aggregate principal amount of the Outstanding Rated Notes, will declare the principal of and accrued interest on all Notes to be immediately due and payable (except that in the case of an Event of Default described in Section 5.1(g) or 5.1(h) above, such an acceleration will occur automatically).

(b)                                 Any Hedge Agreement existing on or after such acceleration may not be terminated by the Issuer unless and until liquidation of the Collateral has commenced and annulment of such acceleration may no longer be affected.

(c)                                  At any time after such acceleration of maturity has been made and before a judgment or decree for payment of the amount due has been obtained by the Trustee as hereinafter provided in this Section 5, the Trustee may reverse such acceleration and its consequences if the Trustee determines that:

(1)                                  the Issuer has paid or deposited with the Trustee funds sufficient to pay:

(i)                                     all overdue installments of principal of and interest on the Notes (including interest upon the Class C Cumulative Applicable Periodic Interest Shortfall Amount, the Class D Cumulative Applicable Periodic Interest Shortfall Amount, the Class E Cumulative Applicable Periodic Interest Shortfall Amount, the Class F Cumulative Applicable Periodic Interest Shortfall Amount and the Class G Cumulative Applicable Periodic Interest Shortfall Amount, respectively, at the Applicable Periodic Interest Rate and, to the extent that payment of such interest is lawful, upon Defaulted Interest at the Applicable Periodic Interest Rate);

(ii)                                  any accrued and unpaid amounts (including termination payments, if any) payable by the Issuer pursuant to any Hedge Agreement;

(iii)                               all unpaid taxes and Administrative Expenses, any accrued and unpaid Senior Collateral Management Fee, and other sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2)                                  the Trustee has determined that all Events of Default of which it has actual knowledge, other than the nonpayment of the principal of or interest on the Rated Notes that have become due solely by such acceleration, have been cured; and

(3)                                  any Hedge Agreement in effect immediately prior to such acceleration shall remain in effect.

provided that the Trustee shall have obtained (and shall be entitled to rely upon) a certification of an Independent accounting firm of national reputation as to the sufficiency of the amounts in Section 5.2(c)(1) above, which certification shall be conclusive evidence as to such sufficiency.  In addition, the Trustee may, but is not required to, obtain, at the Issuer’s expense (and may rely upon), an Opinion of Counsel as to the matters in Sections 5.2(c)(2) and (3) above.

At any such time as the Trustee shall reverse such acceleration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5; provided that, if the conditions for liquidation of the Collateral are satisfied pursuant to Section 5.5, the Rated Notes may be accelerated pursuant to Section 5.2(a).

No such reversal of acceleration shall affect any subsequent Default or impair any right consequent thereon.

5.3.      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

The Co-Issuers (or, with respect to the Class F Notes and the Class G Notes, the Issuer only) covenant that if a Default shall occur in respect of the payment of any principal of or interest on any Class A Note, the payment of principal of or interest on any Class B Note (but with respect to interest, only after the Class A Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest on any Class C Note (but with respect to interest, only after the Class A Notes and Class B Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest on any Class D Note (but with respect to interest, only after the Class A Notes, the Class B Notes and the Class C Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest on any Class E Note (but with respect to interest, only after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest on any Class F Note (but with respect to interest, only after the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and all interest accrued thereon have been paid in full) or the payment of principal of or interest on any Class G Note (but with respect to interest, only after the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and all interest accrued thereon have been paid in full), the Co-Issuers (or, with respect to the Class F Notes and the Class G Notes, the Issuer only) will, upon demand of the Trustee or any affected Rated Noteholder, pay to the Trustee, for the benefit of the Holder of such Rated Note, the whole amount, if any, then due and payable on such Rated Note for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the Applicable Periodic Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Rated Noteholder and their respective agents and counsel.

If either of the Co-Issuers (or, in the case of the Class G Notes and the Class F Notes, the Issuer only), fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may, and shall, upon the direction by a the Holders of Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class (and, if the action of the Issuer or the Co-Issuer pursuant to such direction would have a material adverse effect on the Initial Hedge Counterparty, the Initial Hedge Counterparty), prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or the Co-Issuers, as applicable, or any other obligor upon the Rated Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Collateral; provided that a Holder of a Rated Note may institute any proceeding if (i) such Holder previously has given to the Trustee written notice of an Event of Default, (ii) except in the case of a default in the payment of principal or interest, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class have made a written request upon the Trustee to institute such proceedings in its own name as Trustee and such Holders have offered the Trustee reasonable indemnity, (iii) the Trustee has, for thirty (30) days after receipt of notice, request and offer of such indemnity, failed to institute any such proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

The Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class may, in certain cases, waive any default with respect to such Notes, except (i) a default for more than five (5) Business Days in the payment, when due and payable, of any interest on any Note, (ii) a default in the payment of principal on any Note at its Stated Maturity Date or Redemption Date, (iii) the failure on any Payment Date to disburse amounts available in the Collection Account in accordance with Section 11.1 and continuation of such failure for a period of three (3) Business Days, (iv) certain events of bankruptcy or insolvency with respect to the Co-Issuers (or, in the case of the Class G Notes and the Class F Notes, the Issuer only) or (v) a default in respect of any provision of the Indenture that cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Rated Notes or any Hedge Agreement under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Rated Notes or Hedge Agreement, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Rated Notes or Hedge Agreement shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)                                  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Rated Notes or any Hedge Agreement upon direction by a Majority of the Controlling Class, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Rated Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Rated Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b)                                 unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Rated Notes, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)                                  to collect and receive any amounts or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Rated Noteholders and of the Trustee on behalf of the Rated Noteholders and the Trustee; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Rated Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Rated Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Rated Noteholder or the Initial Hedge Counterparty, any plan of reorganization, arrangement, adjustment or composition affecting the Rated Notes or the rights of any Holder thereof or the Initial Hedge Counterparty, or to authorize the Trustee to vote in respect of the claim of any Rated Noteholder or the Initial Hedge Counterparty in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders, the Trustee shall be held to represent, subject to Section 6.17, all the Secured Parties if applicable, pursuant to Section 6.17.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except in accordance with Section 5.5(a).

5.4.      REMEDIES

(a)                                  If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that, in addition to the requirements of Section 5.5(a), the Trustee may, after giving notice to the Noteholders, the Collateral Manager, each Hedge Counterparty and each Rating Agency, and with the consent of the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class, and shall, upon written direction by the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(1)                                  institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise,

enforce any judgment obtained, and collect from the Collateral any amounts adjudged due;

(2)                                  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(3)                                  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(4)                                  subject to Section 5.4(d) below, exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except in accordance with Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)                                 If an Event of Default as described in Section 5.1(f) shall have occurred and be continuing, the Trustee may, and at the request of at least 25% of the Holders of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such proceeding; provided that (i) such request does not conflict with any provision in this Indenture, (ii) the Trustee determines that such action will not involve the Trustee incurring any liability (unless the Trustee is indemnified to its satisfaction against any such liability) and (iii) the Trustee may take other action deemed proper by the Trustee, that is not inconsistent with such direction.

(c)                                  Upon any sale of the Collateral, whether made under the power of sale hereby given or by virtue of judicial proceedings, the Initial Purchasers, any Hedge Counterparty, any Noteholder or Noteholders may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale of the Collateral, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase price, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee and the Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)                                 Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws (of any jurisdiction).  Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

5.5.      PRESERVATION OF COLLATERAL

(a)                                  If an Event of Default shall have occurred and be continuing when any Class of Rated Notes is Outstanding, the Trustee shall retain the Collateral securing the Indenture Issued Notes and any Hedge Agreement intact, collect and cause the collection of the proceeds thereof and make all payments and deposits and maintain all accounts in respect of the Collateral, the Rated Notes and any Hedge Agreement in accordance with Section 11.1 and the provisions of Sections 10, 12 and 13 unless:

(1)                                  the Trustee, pursuant to Section 5.5(c), determines (such determinations may be based upon a certificate from the Collateral Manager) that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting reasonable expenses relating to such sale or liquidation) would be sufficient to discharge in full the Redemption Prices then due on the Rated Notes, any amounts required to be paid under any Hedge Agreement, all unreimbursed Interest Advances together with interest thereon, all unpaid Administrative Expenses and any accrued and unpaid Senior Collateral Management Fee (to the extent not waived by the Collateral Manager) and the Holders of a Majority of the then Aggregate Outstanding Amount of Rated Notes agrees with such determination; or

(2)                                  the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Rated Notes of the Controlling Class (and, unless it will be paid in full all amounts owing to it by the Issuer, the Initial Hedge Counterparty), subject to the provisions hereof, and subject to the Trustee determining that such action will not involve the Trustee incurring any liability, (unless the Trustee is indemnified to its satisfaction against any such liability) direct the sale and liquidation of the Collateral.

For purposes of Section 5.5(a)(2), if the Initial Hedge Counterparty shall fail to vote to direct the sale and liquidation of the Collateral within three Business Days after written notice from the Issuer or the Trustee requesting a vote pursuant to such Section 5.5(a)(2), the Initial Hedge Counterparty shall not be entitled to participate in the vote requested by such notice.  The Trustee shall give written notice of the retention of the Collateral to the Issuer with a copy to the Co-Issuer, each Holder of the Rated Notes and the Initial Hedge Counterparty.  So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause Section 5.5(a)(1) or (2) exist.

(b)                                 Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Indenture Issued  Notes if prohibited by applicable law.

(c)                                  In determining whether the condition specified in Section 5.5(a)(1) exists, the Trustee shall obtain bid prices with respect to each security contained in the Collateral from two nationally recognized dealers (or if it is unable in good faith to obtain such bid prices from two nationally recognized dealers, one nationally recognized dealer), as specified by the Collateral Manager in writing, which are Independent from each other and the Collateral Manager, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security.  In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Pledged Securities and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(1) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

The Trustee shall deliver to the Noteholders, the Initial Hedge Counterparty, the Rating Agencies and the Co-Issuers a report stating the results of any determination required pursuant to Section 5.5(a)(1) no later than ten (10) days after making such determination but in any event prior to the sale or liquidation of the Collateral.  The Trustee shall make the determinations required by Section 5.5(a)(1) within thirty (30) days after an Event of Default and at the request of the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(1).  In the case of each calculation made by the Trustee pursuant to Section 5.5(a)(1), the Trustee shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture.  In determining whether the Holders of the requisite percentage of any Class of Rated Notes or the requisite percentage of Income Noteholders have given any direction or notice or have agreed pursuant to Section 5.5(a), any Holder of a Rated Note of a Class or Income Notes who is also a Holder of Rated Notes of another Class or of Income Notes or any Affiliate of any such Holder shall be counted as a Holder of each such Rated Note and/or Income Note for all purposes.

(d)                                 If an Event of Default shall have occurred and be continuing at a time when no Rated Note is Outstanding, the Trustee shall retain the Collateral securing the Indenture Issued Notes and any Hedge Agreement intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Rated Notes in accordance with Section 11.1 and the provisions of Section 10 and Section 12 unless a Majority of the Income Noteholders direct the sale and liquidation of the Collateral.

5.6.      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION

All rights of action and of asserting claims under this Indenture, or under any of the Rated Notes, may be enforced by the Trustee without the possession of any of the Hedge Agreements or the Rated Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys and counsel, shall be for the benefit of the Secured Parties and shall be applied as set forth in Section 5.7.

5.7.      APPLICATION OF FUNDS COLLECTED

Any funds collected by the Trustee with respect to any Hedge Agreement or the Rated Notes pursuant to this Section 5 and any funds that may then be held or thereafter received by the Trustee with respect to any Hedge Agreements or the Rated Notes hereunder shall be applied subject to Section 13.1 and in accordance with the provisions of Section 11.1(c), at the date or dates fixed by the Trustee.

5.8.      LIMITATION ON SUITS

Only the Trustee may pursue remedies available hereunder and no Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or its Note or otherwise, for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)                                 except in the case of a default in the payment of principal or interest, the Holders or Holders of at least 25% of the then Aggregate Outstanding Amount of the Rated Notes of the Controlling Class shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)                                  the Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)                                 no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a Majority of the then Aggregate Outstanding Amount of the Rated Notes;

it being understood and intended that no one or more Holders of Rated Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class.  In addition, any action taken by any one or more of the Holders of Notes shall be subject to and in accordance with Sections 13.1 and 11.1(d).

Notwithstanding any other provisions of this Indenture but subject to Section 5.8(d), if the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Rated Notes, each representing less than a Majority of the then Aggregate Outstanding

Amount of Rated Notes, the Trustee shall follow the instructions of the group representing the higher percentage of aggregate principal amount of Outstanding Rated Notes.

5.9.      UNCONDITIONAL RIGHTS OF RATED NOTEHOLDERS (OTHER THAN THE CLASS G NOTEHOLDERS) TO RECEIVE PRINCIPAL AND INTEREST

Notwithstanding any other provision in this Indenture (other than Section 2.6(i)), the Holder of any Indenture Issued Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (if any) on such Indenture Issued Note as such principal and/or interest become due and payable in accordance with Sections 13.1 and 11.1(c) and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.  Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes shall have no right to institute proceedings for the enforcement of any payment until such time as no Class of Rated Note that is senior to such Class of them remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

5.10.                        RESTORATION OF RIGHTS AND REMEDIES

If the Trustee or any Rated Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Rated Noteholder, then and in every such case the Co-Issuers, the Trustee and the Rated Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such Proceeding had been instituted.

5.11.                        RIGHTS AND REMEDIES CUMULATIVE

No right or remedy herein conferred upon or reserved to the Trustee or to the Rated Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.12.                        DELAY OR OMISSION NOT WAIVER

No delay or omission of the Trustee, any Rated Noteholder or the Initial Hedge Counterparty to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Section 5 or by law to the Trustee, the Rated Noteholders or the Initial Hedge Counterparty may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Rated Noteholders the Initial Hedge Counterparty, as the case may be.

5.13.                        CONTROL BY CONTROLLING CLASS

Notwithstanding any other provision of this Indenture (but subject to the proviso in the definition of “Outstanding” in Section 1.1(a)), the Holders of a Majority of the then Aggregate Outstanding Amount of the Rated Notes shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or of any sale of the Collateral, in whole or in part, provided that:

(a)                                  such direction shall not conflict with any rule of law or with this Indenture;

(b)                                 the Trustee may take any other action deemed proper by it that is not inconsistent with such direction; provided that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received an indemnity reasonably satisfactory to it against such liability as set forth below);

(c)                                  the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d)                                 any direction to the Trustee to undertake a Sale of the Collateral shall be made only pursuant to, and in accordance with, Sections 5.4 and 5.5.

5.14.                      WAIVER OF PAST DEFAULTS

The Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class may, in certain cases waive any past Default and its consequences, except:

(a)                                  a Default for more than five (5) Business Days in the payment, when due and payable, of any interest on any Rated Note; or

(b)                                 a Default in the payment of principal on any Note at its Stated Maturity Date or Redemption Date; or

(c)                                  the failure on any Payment Date to disburse amounts available in the Collection Account in accordance with Section 11.1 and the continuation of such failure for a period of three (3) Business Days; or

(d)                                 a Default arising under Section 5.1(g) or 5.1(h); or

(e)                                  a Default in respect of any provision of this Indenture that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby.

In the case of any such waiver, (i) the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto, and (ii) the Trustee shall promptly give written notice of any such waiver to the Collateral Manager and each Holder of Rated Notes.  The Rating Agencies shall be notified by the Issuer of any such waiver.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

5.15.                      UNDERTAKING FOR COSTS

All parties to this Indenture agree, and each Holder of any Rated Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Rated Noteholder, or group of Rated Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Rated Noteholder for the enforcement of the payment of the principal of or interest on any Rated Note on or after the Stated Maturity Date expressed in such Rated Note (or, in the case of redemption, on or after the applicable Redemption Date).

5.16.                      WAIVER OF STAY OR EXTENSION LAWS

The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.17.                      SALE OF COLLATERAL

(a)                                 The power to effect any sale (a Sale) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid.  The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)                                The Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, by crediting all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7.  The Rated Notes and the Hedge Agreement, if any, need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Rated Notes.  The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)                                 If any portion of the Collateral consists of securities not registered under the Securities Act (Unregistered Securities), the Trustee may, but shall not be required to, seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained, with the consent of a Majority of the Controlling Class seek, a no-action position from the Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities.  In no event will the Trustee be required to register Unregistered Securities under the Securities Act.

(d)                                The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof.

In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale.  No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any funds.

5.18.                      ACTION ON THE RATED NOTES

The Trustee’s right to seek and recover judgment on the Rated Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE VI

THE TRUSTEE

6.1.      CERTAIN DUTIES AND RESPONSIBILITIES

(a)                                  Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Issuer, notify the party delivering the same if such certificate or opinion does not conform.  If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall promptly notify the Rated Noteholders and the Initial Hedge Counterparty.

(b)                                In case an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 This Section 6.1(c) shall not be construed to limit the effect of Section 6.1(a);

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Aggregate Outstanding Amount of the Controlling Class (or other Class if required or permitted by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(1) net of the amounts specified in Section 6.8(a)(1), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to performance of its ordinary services, including under Section 5, under this Indenture; and

(5)                                 the Trustee shall not be liable to the Rated Noteholders for any action taken or omitted by it at the direction of the Co-Issuers (in the case of the Rated Notes other than the Class G Notes and the Class F Notes), the Issuer (in the case of the Class G Notes and the Class F Notes), the Collateral Manager and/or the Holders of the Rated Notes under the circumstances in which such direction is required or permitted by the terms of this Indenture.

(d)                                For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(e), 5.1(f), 5.1(g) or 5.1(h) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or such a Default, as the case may be, is received by the Trustee at the Corporate Trust Office.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or such a Default, as the case may be, such reference shall be construed to refer only to such an Event of Default or such a Default, as the case may be, of which the Trustee is deemed to have notice as described in this Section 6.1(d).

(e)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.

(f)                                   The Trustee shall, upon receipt of reasonable (but no less than three Business Days’) prior written notice, permit any representative of a Holder of a Rated Note or the Initial Hedge Counterparty, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Rated Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Holder) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Rated Notes, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Rated Notes; provided that under no circumstances shall the Initial Hedge Counterparty be permitted to review any documentation containing the names or other indicia of identity of any of the Noteholders unless any such information (including the number of shares held by such Noteholder) has been redacted from such documentation.

(g)                                With respect to the security interests created hereunder, the Trustee acts as a fiduciary for the Rated Noteholders only, and serves as a collateral agent for the other Secured Parties.

6.2.      NOTICE OF DEFAULT

Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after acceleration has been made pursuant to Section 5.2, the Trustee shall send to the Issuer, the PAA Issued Note Paying Agent, each Rating Agency, (for so long as any Class of Rated Notes is Outstanding), the Collateral Manager, the Initial Hedge Counterparty and to all Holders of Rated Notes, as their names and addresses appear on the Note Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

6.3.      CERTAIN RIGHTS OF TRUSTEE

Except as otherwise provided in Sections 6.1 and 8:

(a)                                 the Trustee may rely and shall be protected in acting or refraining from acting in good faith and in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)                                 whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)                                as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)                                 the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Rated Noteholders pursuant to this Indenture, unless such Rated Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of any Class, the Initial Hedge Counterparty or any Rating Agency shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers, to examine the books and records of the Co-Issuers or the Collateral Manager relating to the Rated Notes and the Collateral, personally or by agent or attorney at a time acceptable to the Co-Issuers or the Collateral Manager in their reasonable judgment during normal business hours; provided that the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)                                the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than any Affiliate of the Trustee) appointed and supervised, or attorney appointed, with due care by it hereunder;

(h)                                the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, prudently believes to be authorized or within its rights or powers hereunder;

(i)                                    nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein or upon the request of the Initial Hedge Counterparty, a Rating Agency or a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class);

(j)                                    the Trustee shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, clearing agency, common depository, Euroclear or Clearstream or for the acts or omissions of the Collateral Manager or either Co-Issuer;

(k)                                 to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States (GAAP), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to 10.14 as to the application of GAAP in such connection, in any instance;

(l)                                    to the extent permitted by law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise; and

(m)                              the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(n)                                The Trustee shall be entitled to conclusively rely upon the Collateral Manager’s determination that the representations and warranties provided in connection with the acquisition of a Mezzanine Loan, a Subordinate Mortgage Loan Interest, a Credit Lease Loan, a Tenant Lease Loan Interest, a Participation Interest or a Commercial Mortgage Loan comply with the requirements of clause (u) of the definition of “Eligibility Criteria.”

6.4.      AUTHENTICATING AGENTS

If the Trustee so chooses the Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Indenture Issued Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Indenture Issued Notes.  For all purposes of this Indenture, the authentication of Indenture Issued Notes by an Authenticating Agent pursuant to this Section 6.4 shall be deemed to be the authentication of Indenture Issued Notes “by the Trustee”.

Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers.  Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services (provided, however, that, so long as an Authenticating Agent is the Trustee, or an Affiliate thereof, such compensation shall be payable by the Trustee, rather than by the Issuer), and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.8.  The provisions of Sections 2.8, 6.5 and 6.6 shall be applicable to any Authenticating Agent.

6.5.      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF RATED NOTES

The recitals contained herein and in the Rated Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Co-Issuers (with respect to the Rated Notes other than the Class F Notes and the Class G Notes) and the Issuer (with respect to the Class F Notes and the Class G

Notes), and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Rated Notes.  The Trustee shall not be accountable for the use or application by the Co-Issuers of the Rated Notes (other than the Class F Notes or the Class G Notes), by the Issuer of the Class F Notes or the Class G Notes or the proceeds thereof or any amounts paid to either of the Co-Issuers pursuant to the provisions hereof.

6.6.      MAY HOLD RATED NOTES

The Trustee, any Note Paying Agent, the Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Rated Notes and, may otherwise deal with the Co-Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee, Note Paying Agent, Note Registrar or such other agent.

6.7.      FUNDS HELD IN TRUST

Funds held by the Trustee hereunder shall be held in trust to the extent required herein.  The Trustee shall be under no liability for interest on any funds received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

6.8.      COMPENSATION AND REIMBURSEMENT

(a)                                 The Issuer agrees:

(1)                                 to pay the Trustee on each Payment Date the Trustee Fee, the PAA Issued Note Paying Agent Fee and reasonable compensation for all other services, including custodial services, rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or in the enforcement of any provision hereof and expenses related to the maintenance and administration of the Collateral (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.2, 5.4, 5.5, 6.3(c), 6.3(k), 10.12 or 10.14, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith but only to the extent any such securities transaction charges have not been waived during a Due Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments);

(3)                                 to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred by it without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses (including reasonable counsel fees) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(4)                                 to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.14.

(b)                                The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from funds on deposit in the Expense Account pursuant to Section 11.1.

(c)                                 The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Rated Notes.

(d)                                The amounts payable to the Trustee pursuant to Sections 6.8(a)(2) through (4) (other than amounts received by the Trustee from financial institutions under Section 6.8(a)(2) above) shall not, except as provided by Section 11.1(a)(24) or Section 11.1(b)(20), exceed on any Payment Date the limitation described in Section 11.1(a)(1) for such Payment Date; provided that (A) the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action pursuant to Section 5.3 or 5.4 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties and (B) the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of the Secured Parties in the manner set forth in Section 5.4.

The Trustee shall, subject to the Priority of Payments, receive amounts pursuant to this Section 6.8 and Section 11.1 only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default.  Subject to Section 6.10, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy against the Co-Issuers for the nonpayment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Rated Notes.  No direction by the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall affect the right of the Trustee t o collect amounts owed to it under this Indenture.

The indemnifications in favor of the Trustee in this Section 6.8 shall (i) survive any resignation or removal of any Person acting as Trustee (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such resignation or removal) and (ii) apply to the Trustee in its capacities as Custodian, Note Paying Agent, Rated Note Calculation Agent and Authenticating Agent.

6.9.      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY

There shall at all times be a Trustee hereunder which shall be a bank, corporation or trust company organized and doing business under the laws of the United States or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$100,000,000, subject to supervision or examination by federal or state banking authorities, and insured by the Federal Deposit Insurance Corporation, whose long-term senior unsecured debt is rated “AA-” by S&P (or “A+” by S&P, if the Trustee’s short-term unsecured debt rating is at least “A-1” by S&P), or an entity with respect to which Rating Agency Confirmation has been received.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 6.

6.10.                      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)                                The Trustee may resign at any time by giving 90 days prior written notice thereof to the Co-Issuers, the Rated Noteholders, the Collateral Manager, the Initial Hedge Counterparty and each Rating Agency.  Upon receiving such notice of resignation, or if the Trustee is removed or becomes incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer shall (after consultation with the Collateral Manager) promptly propose a successor trustee for approval by the Holders of 66 2/3% of the then Aggregate Outstanding Amount of the Notes of each Class of Rated Notes.  A proposed successor trustee approved in accordance with the preceding sentence shall be appointed by the Co-Issuers as successor trustee by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Rated Noteholder.  If no successor trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder of a Rated Note or the Initial Hedge Counterparty on behalf of itself and all others similarly situated, subject to Section 5.15, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                 The Trustee may be removed at any time by an Act of the Holders of at least 66 2/3% of the then Aggregate Outstanding Amount of the Notes of each Class of Rated Notes delivered to the Trustee and to the Co-Issuers.

(d)                                If at any time:

(1)                                 the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by any Holder; or

(2)                                 the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (subject to Section 6.10(a)), (A) the Co-Issuers, by Issuer Order shall remove the Trustee, or (B) subject to Section 5.15, any Holder or the Initial Hedge Counterparty

may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                 The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency, the Initial Hedge Counterparty, the Collateral Manager and the Holders as their names and addresses appear in the Note Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

6.11.                      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee (with copies to the Collateral Manager) an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any other act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of the then Aggregate Outstanding Amount of the Notes of any Class of Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges, fees, indemnities and expenses then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and funds held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.8(d).  Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under Section 6.9 and the other provisions of this Section 6 and (b) a Rating Agency Confirmation shall have been obtained with respect to the appointment of such successor Trustee shall have been satisfied.  No appointment of a successor Trustee shall become effective if the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class objects to such appointment; and no appointment of a successor Trustee shall become effective until the date ten days after notice of such appointment has been given to each Rated Noteholder and each Rating Agency.

6.12.                      MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such Person shall be otherwise qualified and eligible under this Section 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  The successor Trustee will notify each Rating Agency of any such merger, conversion or consolidation.  In case any of the Indenture Issued Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Indenture Issued Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Indenture Issued Notes.

6.13.                     CO-TRUSTEES

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have power to appoint one or more Persons to act as Co-trustee, jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 and to make such claims and enforce such rights of action on behalf of the Holders of the Rated Notes subject to the other provisions of this Section 6.13.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a Co-trustee.  If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Co-Issuers be required by any Co-trustee so appointed for more fully confirming to such Co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers.  The Co-Issuers agree to pay (subject to the Priority of Payments) for any reasonable fees and expenses in connection with such appointment.

Every Co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                                 the Indenture Issued Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, funds and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)                                the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a Co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such Co-trustee jointly, as shall be provided in the instrument appointing such Co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a Co-trustee;

(c)                                 the Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any Co-trustee appointed under this Section 6.13.  A successor to any Co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.13;

(d)                                no Co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other Co-trustee hereunder;

(e)                                 the Trustee shall not be liable by reason of any act or omission of a Co-trustee;

(f)                                   any Act of Rated Noteholders delivered to the Trustee shall be deemed to have been delivered to each Co-trustee; and

(g)                                each Co-trustee hereunder shall at the time of such acceptance satisfy the qualification required of a Trustee under Section 6.9 and the other provisions of this Section 6.

6.14.                     CERTAIN DUTIES RELATED TO DELAYED PAYMENT OF PROCEEDS; OTHER NOTICES

In the event that the Trustee shall not have received a payment with respect to any Pledged Security within two Business Days after its Due Date, the Trustee shall (i) notify the Issuer and Collateral Manager in writing and (ii) promptly request the issuer of such Pledged Security, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request.  In the event that such payment is not made within such time period, the Trustee, subject to the provisions of Section 6.1(c)(4), shall, subject to the restrictions on the sale of Collateral Interests set forth in Section 12.1, take such action as the Collateral Manager shall direct in writing.  Any such action shall be without prejudice to any right to claim a Default under this Indenture.  The Trustee will promptly notify the Issuer if the Collateral Manager has determined that (i) any Collateral Interest has become an Impaired Interest, a Deferred Interest PIK Bond, a Credit Risk Interest or a Written Down Interest or (ii) the Trustee has received an Equity Interest in connection with any Collateral Interest.

6.15.                     REPRESENTATIONS AND WARRANTIES OF THE BANK

(a)                                 Organization.  The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States and has the power to conduct its business and affairs as a trustee.

(b)                                Authorization; Binding Obligations.  The Bank has the power and authority to perform the duties and obligations of Trustee, Note Registrar and Note Transfer Agent or any other capacity to which it is appointed under this Indenture.  The Bank has taken all necessary action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto.  This Indenture has been duly executed and delivered by the Bank.  Upon execution and delivery by the Co-Issuers, this Indenture will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms.

(c)                                 Eligibility.  The Bank is eligible under Section 6.9 to serve as Trustee hereunder.

(d)                                No Conflict.  Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any agreement to which the Bank is a party or by which it or any of its property is bound.

(e)                                 No Proceedings.  There are no proceedings pending, or to the best knowledge of the Bank, threatened against the Bank before any federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that could have a material adverse effect on the Collateral or any action taken or to be taken by the Bank under this Indenture.

6.16.                     EXCHANGE OFFERS, PROPOSED AMENDMENTS ETC.

The Collateral Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, take any of the following actions with respect to a Collateral Interest or Equity Interest as to which an Offer has been made or as to which any consent, waiver, vote or exercise has been requested:  (i) exchange such instrument for other securities or a mixture of securities and other consideration pursuant to such Offer (and in making a determination whether or not to exchange any security, none of the restrictions set forth in Section 12 shall be applicable); and (ii) give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Interest or Equity Interest.  In the event that the Trustee does not receive instruction from the Collateral Manager, the Trustee shall have no obligation to take action with respect to such exchange or such request for consent, waiver, vote or exercise.  In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Collateral Interests (before or after any default), the Trustee shall promptly deliver copies of such notice to the Issuer and the Collateral Manager.  The Collateral Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, with respect to a Collateral Interest as to which a consent or waiver under the Underlying Instruments of such Collateral Interest (before or after any default) has been proposed, give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Interest only in accordance with such Issuer Order.  In the absence of any instruction from the Collateral Manager, the Trustee shall not engage in any vote with respect to such Collateral Interest.

6.17.                     FIDUCIARY FOR RATED NOTEHOLDERS ONLY; AGENT FOR OTHER SECURED PARTIES

With respect to the security interests created hereunder, the pledge of any portion of the Collateral to the Trustee is to the Trustee as representative of the Rated Noteholders and agent for other Secured Parties.  In furtherance of the foregoing, the possession by the Trustee of any portion of the Collateral and the endorsement to or registration in the name of the Trustee of any portion of the Collateral (including without limitation as entitlement holder of the Collateral Account) are all undertaken by the Trustee in its capacity as representative of the Rated Noteholders and as agent for the other Secured Parties.  The Trustee shall not by reason of this Indenture be deemed to be acting as fiduciary for the Initial Hedge Counterparty or the Collateral Manager, provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

6.18.                     WITHHOLDING

If any withholding tax is imposed on the Issuer’s payment (or allocations of income) under the Rated Notes to any Rated Noteholder, such tax shall reduce the amount otherwise distributable to such Rated Noteholder.  The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Rated Noteholder sufficient funds for the payment of any tax that is required to be withheld or deducted by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to any Rated Noteholder shall be treated as Cash distributed to such Rated Noteholder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.18.  If any Rated Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Rated Noteholder in making such claim so long as such Rated Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Income Notes.

ARTICLE VII

COVENANTS

7.1.      PAYMENT OF PRINCIPAL AND INTEREST

The Co-Issuers will duly and punctually pay all principal (including the Class C Cumulative Periodic Interest Shortfall Amount, the Class D Cumulative Periodic Interest Shortfall Amount and the Class E Cumulative Periodic Interest Shortfall Amount), interest (including Defaulted Interest and interest thereon, if any) in accordance with the terms of the Rated Notes (other than the Class F Notes and the Class G Notes) and this Indenture and amounts due under any Hedge Agreement in accordance with this Indenture.  The Issuer will duly and punctually pay all principal (including the Class F Cumulative Periodic Interest Shortfall Amount and the Class G Cumulative Periodic Interest Shortfall Amount), interest (including Defaulted Interest and interest thereon, if any) in accordance with the terms of the Class F Notes and the Class G Notes and this Indenture and amounts due under any Hedge Agreement in accordance with this Indenture.  Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Rated Noteholder of principal and/or interest shall be considered as having been paid by the Co-Issuers (in the case of Rated Notes other than the Class F Notes and the Class G Notes) or the Issuer (in the case of the Class F Notes or the Class G Notes) to such Rated Noteholder for all purposes of this Indenture.

The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Rated Noteholder and each Rating Agency of any such withholding requirement no later than ten days prior to the date of the payment from which amounts are required to be withheld; provided that despite the failure of the Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co-Issuers or the Issuer as provided above.

7.2.      MAINTENANCE OF OFFICE OR AGENCY

The Co-Issuers hereby appoint the Trustee as Note Paying Agent for the payment of principal of and interest on the Rated Notes.  The Co-Issuers hereby appoint Wells Fargo Bank, National Association with an address at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: CDO Trust Services—N-Star REL CDO IV, as the Co-Issuers’ agent where notices and demands to or upon the Co-Issuers in respect of the Rated Notes or this Indenture (except service of any and all process in any action or proceeding) may be served and where the Rated Notes may be surrendered for registration of transfer or exchange.  The Issuer hereby appoints NCB Stockbroker Limited, 3 George’s Dock, Dublin 1, Ireland, as offshore Note Paying Agent and as the Issuer’s agent where notices and demands to or upon the Issuer in respect of any Rated Notes or Income Notes listed on the Irish Stock Exchange may be served and where such Rated Notes or Income Notes may be surrendered for registration of transfer or exchange.

The Co-Issuers may at any time and from time to time, terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (A) the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of the Rated Notes and this Indenture may be served, (B) no Note Paying Agent shall be appointed in a jurisdiction which subjects payments on the Rated Notes to withholding tax and (C) the Co-Issuers may not terminate the appointment of any Note Paying Agent without the consent of each Income Noteholder.  The Co-Issuers shall give prompt written notice to the Trustee and each Rating Agency and the Rated Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at and notices and demands may be served on the Co-Issuers and Rated Notes may be presented and surrendered for payment to the Note Paying Agent at its office in Minnesota (and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands).

For so long as any Class of Rated Notes or Income Notes is listed on the Irish Stock Exchange and such exchange shall so require, the Co-Issuers shall maintain a listing agent, a paying agent and an agent where notices and demands to or upon the Co-Issuers in respect of any Rated Notes or Income Notes listed on the Irish Stock Exchange may be served and where such Rated Notes or Income Notes may be surrendered for registration of transfer or exchange.

7.3.      FUNDS FOR RATED NOTE PAYMENTS TO BE HELD IN TRUST

All payments of amounts due and payable with respect to any Rated Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers or the Issuer, as applicable, by the Trustee or a Note Paying Agent with respect to payments on the Rated Notes.

When the Co-Issuers shall have a Note Paying Agent that is not also the Note Registrar, they shall direct the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Note Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Rated Notes held by each such Holder.

The initial Note Paying Agent shall be as set forth in Section 7.2.  Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee and the Rating Agencies; provided that so long as any Class of Rated Notes is rated by the Rating Agencies and with respect to any additional or successor Note Paying Agent for the Rated Notes, (a) the Note Paying Agent for the Rated Notes has a rating of not less than “AA-” and not less than “A-1+” by S&P or (b) a Rating Agency Confirmation from S&P shall have been obtained with respect to the appointment of such Note Paying Agent.  In the event that (i) the Co-Issuers have actual knowledge that such successor Note Paying Agent ceases to have a rating of at least “AA-” and of “A-1+” by S&P or (ii) a Rating Agency Confirmation from S&P shall not have been obtained with respect to the appointment of such Note Paying Agent, the Co-Issuers shall promptly remove such Note Paying Agent and appoint a successor Note Paying Agent.  The Co-Issuers shall not appoint any Note Paying Agent (other than an initial Note Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities.  The Co-Issuers shall cause each Note Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Note Paying Agent shall agree with the Trustee (and if the Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Note Paying Agent will:

(a)                                 allocate all sums received for payment to the Holders of Rated Notes for which it acts as Note Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the instructions set forth in the applicable Note Valuation Report or Redemption Date Statement or as otherwise provided herein, in each case to the extent permitted by applicable law;

(b)                                hold all amounts held by it for the payment of amounts due with respect to the Rated Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)                                 if such Note Paying Agent is not the Trustee, immediately resign as a Note Paying Agent and forthwith pay to the Trustee all amounts held by it in trust for the payment of Rated Notes if at any time it ceases to meet the standards set forth above required to be met by a Note Paying Agent at the time of its appointment;

(d)                                if such Note Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Rated Notes) in the making of any payment required to be made; and

(e)                                 if such Note Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts so held in trust by such Note Paying Agent.

If the Co-Issuers shall have appointed a Note Paying Agent other than the Trustee, the Trustee shall deposit on or prior to the Business Day next preceding each Payment Date or Redemption Date, as the case may be, with such Note Paying Agent, if necessary, an aggregate amount sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Collection Account, as the case may be), such amount to be held in trust for the benefit of the Persons entitled thereto.  Any funds deposited with a Note Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Rated Notes with respect to which such deposit was made shall be paid over by such Note Paying Agent to the Trustee for application in accordance with Section 11.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Note Paying Agent to pay, to the Trustee all amounts held in trust by such Note Paying Agent, such amounts to be held by the Trustee upon the same trusts as those upon which such amounts were held by such Note Paying Agent; and, upon such payment by any Note Paying Agent to the Trustee, such Note Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any funds deposited with the Trustee or any Note Paying Agent in trust for the payment of the principal of or interest on any Rated Note and remaining unclaimed for two years after the same has become due and payable shall be paid to the Co-Issuers on Issuer Request; and the Holder of such Rated Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers (in the case of the Rated Notes other than the Class F Notes and the Class G Notes) or the Issuer (in the case of the Class F Notes or the Class G Notes) for payment of such amounts and all liability of the Trustee or such Note Paying Agent with respect to such trust funds (but only to the extent of the amounts so paid to the Co-Issuers) shall thereupon cease.  The Trustee or such Note Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including mailing notice of such release to Holders whose Rated Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of any Note Paying Agent, at the last address of record of each such Holder.

7.4.      EXISTENCE OF CO-ISSUERS

The Issuer and the Co-Issuer shall maintain in full force and effect their existence and rights as an exempted company incorporated and registered under the laws of the Cayman Islands and as a corporation incorporated under the laws of the State of Delaware, respectively, and shall obtain and preserve their qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Rated Notes (in the case of the Issuer), the Rated Notes other than the Class F Notes and the Class G Notes (in the case of the Co-Issuer) or any of the Collateral.

The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors’ and shareholders’, or other similar, meetings) or registrations are followed.  Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  At least one director of the Issuer and of the Co-Issuer shall be Independent of other parties to the Transaction Documents.  Without limiting the foregoing, (a) the Issuer shall not have any subsidiaries (other than the Co-Issuer and any Tax Subsidiary), (b) the Co-Issuer shall not have any subsidiaries and (c) the Issuer and the Co-Issuer shall not (i) have any employees, (ii) engage in any transaction with any shareholder that would constitute a conflict of interest or (iii) pay dividends, provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Corporate Services Agreement with the Administrator.

7.5.      PROTECTION OF COLLATERAL

(a)                                 The Issuer shall from time to time, execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(1)                                 Grant more effectively all or any portion of the Collateral;

(2)                                 maintain, preserve and perfect the lien (and the first priority nature thereof) of this Indenture or to carry out more effectively the purposes hereof;

(3)                                 perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

(4)                                 enforce any of the Pledged Securities or other instruments or property included in the Collateral;

(5)                                 preserve and defend title to the Collateral and the rights therein of the Trustee and the Holders of the Rated Notes against the claims of all Persons and parties; or

(6)                                 pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument delivered to it pursuant to this Section 7.5, and the Trustee, as agent of the Issuer, agrees to file such continuation statements as are necessary to maintain perfection of the Collateral perfected by the filing of Financing Statements, provided that the Issuer retains ultimate responsibility to maintain the perfection of the Collateral perfected by the filing of Financing Statements and any failure of the Trustee to file continuation statements pursuant to this undertaking shall not result in any liability of the Trustee and the Trustee shall be entitled to indemnification pursuant to Section 6.8(a) with respect to any claim, loss, liability or expense incurred by the Trustee with respect to the filing of such continuation statements.  The Trustee agrees that it will from time to time, at the direction of any Secured Party, execute and cause to be filed Financing Statements and continuation statements.  The Issuer shall otherwise cause the perfection and priority of the security interest in the Collateral and the maintenance of such security interest at all times.  Notwithstanding anything to the contrary herein, the right of a Secured Party to provide direction to the Trustee shall not impose upon the Trustee, as Secured Party, any obligation to provide any such direction.  The Issuer agrees that a carbon, photographic, photostatic or other reproduction of this Indenture or of a Financing Statement is sufficient as an Indenture or a Financing Statement as the case may be.

(b)                                The Trustee shall not (i) except in accordance with Section 10.12(a) or (b), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an Instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c), if no Opinion of Counsel has yet been delivered pursuant to Section 7.6) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)                                 The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Securities that secure the Rated Notes; provided that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts or adequate reserves have been made or the failure of which to pay or discharge could not reasonably be expected to have a material adverse effect upon the ability of the Issuer to timely and fully perform any of its payment or other material obligations under this Indenture or upon the interests of the Rated Noteholders in the Collateral.

(d)                                The Issuer shall enforce all of its material rights and remedies under the Transaction Documents to which it is a party.

(e)                                 Without at least thirty (30) days’ prior written notice to the Trustee, the Issuer shall not change its name, or the name under which it does business, from the name shown on the signature pages hereto.

7.6.      OPINIONS AS TO COLLATERAL

On or before May 31 in each calendar year, commencing in 2006, the Issuer shall furnish to the Trustee and each Rating Agency an Opinion of Counsel (which shall include assumptions and qualifications substantially similar to those set forth in Exhibit E-1) stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Collateral remains a valid and perfected first priority lien and describing the manner in which such security interest shall remain perfected.

7.7.      PERFORMANCE OF OBLIGATIONS

(a)                                 The Trustee shall notify the Issuer, the Initial Hedge Counterparty and each Rated Noteholder of any request for an amendment, waiver or supplement to any Underlying Instrument included in the Collateral or of any other notice of a vote in respect of any Collateral Interest included in the Collateral.  The Issuer shall not enter into any such amendment, waiver or supplement; provided that, notwithstanding anything in this Section 7.7(a) to the contrary, the Issuer may enter into any amendment or waiver of or supplement to any such Underlying Instrument if such amendment, supplement or waiver:

(1)                                 is required by the provisions of any Underlying Instrument or by applicable law (other than pursuant to an Underlying Instrument);

(2)                                 is necessary to cure any ambiguity, inconsistency or formal defect or omission in such Underlying Instrument; or

(3)                                 (x) is deemed necessary by the Issuer or the Collateral Manager and does not materially and adversely affect the Secured Parties or (y) is effected pursuant to Section 6.16.

The Issuer shall be entitled to rely on an Opinion of Counsel as to material adverse effect and as to whether the entry into an amendment, supplement or waiver is permitted pursuant to this Indenture.

(b)                                The Issuer or the Co-Issuer may, with the prior written consent of the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of each Class of Rated Notes and the Holders of not less than 66 2/3% of the aggregate principal amount of the Outstanding Income Notes and the Initial Hedge Counterparty, contract with other Persons, including the Collateral Administrator, the Collateral Manager and the Bank, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer hereunder by such Persons.  Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain liable for all such actions and obligations.  In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer, as the case may be; and the Issuer or Co-Issuer, as the case may be, will punctually perform, and use its best efforts to cause such other Person to perform, all of their obligations and agreements contained in related agreement.

(c)                                 The Co-Issuers shall treat all acquisitions of Collateral Interests as a “purchase” for tax, accounting and reporting purposes.

(d)                                Each of the Co-Issuers shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority.

(e)                                 In the event that (i) the ownership of a Collateral Interest or property acquired in respect of a Collateral Interest would result in the Issuer being or becoming subject to U.S. tax on a net income basis or being or becoming subject to the U.S. branch profits tax (in either case, such Collateral Interest becoming a “Taxed Collateral Interest” and such property becoming a “Taxed Property”), and (ii) the Issuer does not sell or otherwise dispose of all or a portion of such Taxed Collateral Interest or Taxed Property in accordance with the provisions of Section 12.1(a)(3), the Collateral Manager on behalf of the Issuer shall, prior to such Collateral Interest becoming a Taxed Collateral Interest or such property becoming a Taxed Property, (a) set up a special purpose subsidiary meeting S&P’s then current published criteria for bankruptcy-remote special purpose entities (a “Tax Subsidiary”) to receive and hold any such Taxed Collateral Interest or Taxed Property or transfer such Taxed Collateral Interest or Taxed Property to the Tax Subsidiary or (b) contribute such taxed Collateral Interest or Taxed Property to a REMIC or other pass-through entity, unless the Issuer has received an opinion of nationally recognized counsel that the Issuer can hold such Taxed Collateral Interest directly without causing the Issuer to be treated as engaged in a trade or business in the United States for United States federal income tax purposes.  The Issuer shall cause the purposes and permitted activities of any such Tax Subsidiary to be restricted solely to the acquisition, holding and disposition of such Taxed Collateral Interest and shall require such subsidiary to distribute 100% of any payments or distributions received with respect to such taxed Collateral Interest, together with the proceeds of any sale of such Taxed Collateral Interest, net of any tax liabilities, to the Issuer.

7.8.      NEGATIVE COVENANTS

(a)                                 The Issuer will not and, with respect to Section 7.8(a)(3), (4), (5) and (9), the Co-Issuer will not:

(1)                                 intentionally operate so as to be subject to U.S. federal income taxes on its net income;

(2)                                 sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture;

(3)                                 claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest (or any other amount) payable in respect of the Rated Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Rated Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(4)                                  (A) incur or assume or guarantee any indebtedness, other than the Rated Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities other than the Income Notes; or (C) issue any additional shares of stock;

(5)                                  (A) take any action that would impair the validity or effectiveness of this Indenture or any Grant hereunder or the lien of this Indenture, amend hypothecate, subordinate, terminate, discharge or release any Person from any covenants or obligations with respect to this Indenture or the Rated Notes, except as may be permitted hereby, (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) on or to the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would cause the lien of this Indenture not to constitute a valid first priority security interest in the Collateral;

(6)                                  use any of the proceeds of the Rated Notes issued hereunder (A) to extend “purpose credit” within the meaning given to such term in Regulation U or (B) to purchase or otherwise acquire any Margin Stock;

(7)                                  permit the aggregate book value of all Margin Stock held by the Issuer on any date to exceed the net worth of the Issuer on such date (excluding any unrealized gains and losses) on such date;

(8)                                  dissolve or liquidate in whole or in part, except as permitted hereunder; or

(9)                                  except for any agreements involving the purchase and sale of Collateral Interests having customary purchase or sale terms and documents with customary loan trading documentation (but not excepting any Hedge Agreement), enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions with respect to the Issuer.

(b)                                 Except as permitted by this Indenture, the Issuer will not do business under any other name other than the name set forth in the Articles and neither the Issuer nor the Trustee shall acquire any Collateral after the Closing Date, sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral.

(c)                                  The Co-Issuer will not invest any of its assets in “securities” (as such term is defined in the Investment Company Act), and will keep all of its assets in Cash.

7.9.      STATEMENT AS TO COMPLIANCE

On or before May 31 in each calendar year commencing in 2006, or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the PAA Issued Note Paying Agent, each Rated Noteholder making a written request therefor, the Irish Paying Agent, the Initial Hedge Counterparty, the Collateral Manager and each Rating Agency a certificate of the Issuer stating, as to each signer thereof, that:

(a)                                  the Officer executing such certificate has conducted a review of the activities of the Issuer and of the Issuer’s performance under this Indenture during the 12-month period ending on December 31 of such year (or from the Closing Date until December 31, 2005, in the case of the first such certificate) based on reports and other information delivered to such Officer by the Trustee, the Collateral Manager and the Collateral Administrator and a review of the Accountant’s Reports prepared pursuant to Section 10.11 and such other materials as such Officer deems appropriate; and

(b)                                 to the best of knowledge of the Issuer, based on such review, the Issuer has fulfilled all of its material obligations under this Indenture throughout the period, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such Officer and the nature and status thereof, including actions undertaken to remedy the same.

7.10.                        CO-ISSUERS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS

(a)                                  The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law and unless:

(1)                                  the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall be an exempted limited liability company organized and existing under the laws of the Cayman Islands or such other jurisdiction outside the United States as may be approved by a Majority of each Class and the Initial Hedge Counterparty, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Initial Hedge Counterparty and each Rated Noteholder, the due and punctual payment of the principal of and interest on all Rated Notes and the performance of every covenant of this Indenture and any Hedge Agreement on the part of the Issuer to be performed or observed, all as provided herein;

(2)                                 each Rating Agency and the Initial Hedge Counterparty shall have received written notification from the Issuer of such consolidation, merger, transfer or conveyance and the identity of the surviving entity and a Rating Agency Confirmation shall have been obtained with respect to the consummation of such transaction;

(3)                                 if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(4)                                 if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have delivered to the Trustee, the Initial Hedge Counterparty and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(1) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral; (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing all of the Rated Notes; (C) such Person has received an Opinion of Counsel to the effect that (i) (x) such Person has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and such Person’s actual method of operation has (for the time period specified in such Opinion of Counsel) enabled, and its proposed method of operation will enable, such Person to satisfy the requirements for qualification and taxation as a real estate investment trust under the Code or (y) such Person will not be subject to net income tax or be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and (ii) such other matters as the Trustee, the Initial Hedge Counterparty or any Rated Noteholder may reasonably require;

(5)                                  immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(6)                                  the Issuer shall have delivered to the Trustee, the Initial Hedge Counterparty and each Rated Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Section 7, that all conditions precedent in this Section 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Rated Noteholder or the Initial Hedge Counterparty; and

(7)                                  the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act.

(b)                                 The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

(1)                                  the Co-Issuer shall be the surviving corporation, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all Rated Notes and the performance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(2)                                  each Rating Agency shall have received written notification from the Co-Issuer of such consolidation, merger, transfer or conveyance and the identity of the surviving entity and a Rating Agency Confirmation shall have been obtained with respect to the consummation of such transaction;

(3)                                  if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(4)                                  if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(b)(1) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such other matters as the Trustee or any Rated Noteholder may reasonably require;

(5)                                  immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(6)                                  the Co-Issuer shall have delivered to the Trustee and each Rated Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 7 and that all conditions precedent in this Section 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Rated Noteholder;

(7)                                  after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act; and

(8)                                  after giving effect to such transaction, the outstanding stock of the Co-Issuer will not be beneficially owned by any Person other than the Issuer.

7.11.                        SUCCESSOR SUBSTITUTED

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or, the Person to which such transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation or covenant of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein.  In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Rated Notes and from its obligations under this Indenture.

7.12.                        NO OTHER BUSINESS

The Issuer shall not engage in any business or activity other than (i) issuing and selling the Indenture Issued Notes pursuant to this Indenture, (ii) issuing and selling the PAA Issued Notes in accordance with the Paying Agency Agreement (iii) issuing the Ordinary Shares pursuant to the Issuer Charter, (iv) acquiring, pledging, holding and disposing of, solely for its own account, Collateral Interests, Eligible Investments and other Collateral described in clauses (a) to (e) of the granting clauses hereof, (v) holding the capital stock of the Co-Issuer and (vi) such other activities that are incidental thereto and connected therewith.  The Co-Issuer shall not engage in any business or activity other than issuing and selling the Indenture Issued Notes (other than the Class F Notes) pursuant to this Indenture and such other activities incidental thereto or connected therewith.  The Issuer shall not hold itself out as a derivatives dealer willing to enter into either side of, or to offer to enter into, assume, offset, assign or otherwise terminate positions in (i) interest rate, currency, equity or commodity swaps or caps or (ii) derivative financial instruments (including options, forward contracts, short positions and similar instruments) in any commodity, currency, share of stock, partnership or trust, note, bond, debenture or other evidence of indebtedness, swap or cap.  The foregoing shall not limit the ability of the Issuer to enter into any Hedge Agreements.  Furthermore, the Issuer shall not hold itself out, whether through advertising or otherwise, as a bank, insurance company or finance company, or as originating loans, lending funds, making a market in loans or other assets or selling loans or other assets to customers.  The Issuer will not amend the Issuer Charter and the Co-Issuer will not amend its Certificate of Incorporation or By-Laws, if such amendment would result in the rating (including any private or confidential rating) of any Class of Rated Notes being reduced or withdrawn.  At any time at which the Issuer is not a Qualified REIT Subsidiary, the Issuer shall not engage in any business or activity or hold any asset that would cause the Issuer to be engaged in a U.S. trade or business for U.S. federal income tax purposes, except as the result of ownership of Equity Interests or securities received in an Offer in accordance with the provisions of this Indenture.

7.13.                        CHANGE OR WITHDRAWAL OF RATING

The Issuer shall promptly notify the Trustee in writing and upon receipt of such notice the Trustee shall promptly notify the Rated Noteholders and the Initial Hedge Counterparty if at any time the rating of any Class of Rated Notes has been, or is known will be, changed or withdrawn.

7.14.                        REPORTING

At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or Beneficial Owner of a Rated Note or Income Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or Beneficial Owner, to a prospective purchaser of such Rated Note or Income Note designated by such Holder or Beneficial Owner or to the Trustee for delivery to such Holder or Beneficial Owner or a prospective purchaser designated by such Holder or Beneficial Owner, as the case may be, in order to permit compliance by such Holder or Beneficial Owner with Rule 144A under the Securities Act in connection with the resale of such Rated Note or Income Note by such Holder or Beneficial Owner.

7.15.                        RATED NOTE CALCULATION AGENT

(a)                                  The Issuer hereby agrees that for so long as any of the Rated Notes remain Outstanding the Issuer will at all times cause there to be an agent appointed to calculate LIBOR in respect of each Interest Period in accordance with the terms of Schedule B (the Rated Note Calculation Agent), which agent shall be a financial institution, subject to supervision or examination by federal or state authority, having a rating of at least “BBB+” by S&P and having an office within the United States.  Whenever the Rated Note Calculation Agent is required to act or exercise judgment, it will do so in good faith and in a commercially reasonable manner.  The Issuer has initially appointed the Trustee as Rated Note Calculation Agent for purposes of determining LIBOR for each Interest Period.  If the Rated Note Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, the Issuer (after consultation with the Collateral Manager) will propose a leading bank which is engaged in transactions in Dollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Co-Issuers or any of their Affiliates as a replacement Rated Note Calculation Agent for approval by Holders of not less than 66 2/3% of the aggregate principal amount of the Outstanding Income Notes.  The Rated Note Calculation Agent may not resign its duties without a successor having been duly appointed.

(b)                                 As soon as possible after 11:00 a.m. (London time) on each LIBOR Calculation Date, but in no event later than 11:00 a.m. (New York time) on the London Banking Day immediately following each LIBOR Calculation Date, the Rated Note Calculation Agent will calculate LIBOR for the next Interest Period and the Periodic Interest payable for such Interest Period in respect of the Outstanding Rated Notes, rounded to the nearest cent, with half a cent being rounded upward, on the related Payment Date to be given to the Co-Issuers, the Trustee, the Collateral Manager, the Depositary, Euroclear, Clearstream, the Note Paying Agent and the Irish Paying Agent.  The Rated Note Calculation Agent will also specify to the Co-Issuers and the Collateral Manager the quotations upon which the Applicable Periodic Interest Rate for each Class of Rated Notes is based, and in any event the Rated Note Calculation Agent must notify the Co-Issuers and the Collateral Manager before 5:00 p.m. (New York time) on each applicable LIBOR Calculation Date if it has not determined and is not in the process of determining LIBOR with respect to the Rated Notes and the Periodic Interest with respect to each Class of Rated Notes, together with its reasons for the delay.  The Irish Paying Agent also will cause the Applicable Periodic Interest Rate for each Interest Period for each Class of Rated Notes listed on the Irish Stock Exchange, the amount of interest payable in respect of each Class of Rated Notes listed on the Irish Stock Exchange and each Payment Date to be delivered to the Company Announcements Office of the Irish Stock Exchange as soon as possible after the Irish Paying Agent has received notice from the Rated Note Calculation Agent of such Applicable Periodic Interest Rates and amounts.

7.16.                        LISTING

The Issuer will use its commercially reasonable efforts to obtain and maintain the listing of each Class of Rated Notes and Income Notes on the Irish Stock Exchange.

7.17.                        AMENDMENT OF CERTAIN DOCUMENTS

The Issuer will not agree to any amendment to or modification, substitution or replacement of the Corporate Services Agreement, the Collateral Management Agreement, the Account Control Agreement or any Hedge Agreement at any time without obtaining Rating Agency Confirmation with respect to any such amendment, modification, substitution or replacement and will not amend, modify or waive any “non-petition” or “limited recourse” provisions of any Transaction Document to which it is a party without obtaining a Rating Agency Confirmation with respect to such modification.  The Trustee shall provide each of the Holders of Rated Notes of the Controlling Class, the Collateral Manager, the Initial Hedge Counterparty and the Rating Agencies with a copy of any such amendment or modification within 10 Business Days before effecting such amendment or modification.  Prior to entering into any waiver in respect of the any of the foregoing agreements, the Issuer will provide to each Rating Agency and the Trustee with written notice of such waiver.

7.18.                        PURCHASE OF COLLATERAL; INFORMATION REGARDING COLLATERAL; RATING CONFIRMATION

(a)                                  The Issuer will use reasonable efforts to purchase or enter into agreements to purchase, on or before the Effective Date (first using Collateral Principal Proceeds and then Uninvested Proceeds), Collateral Interests having an aggregate Principal Balance, together with the aggregate Principal Balance of all Eligible Investments purchased with Collateral Principal Collections, of not less than U.S.$400,000,000 (assuming, for these purposes, settlement (in accordance with customary settlement procedures in the relevant markets) of all agreements entered into by the Issuer to acquire Collateral Interests scheduled to settle on or following the Effective Date).

(b)                                 The Issuer (or the Collateral Manager on behalf of the Issuer) shall cause to be delivered to the Trustee on the Effective Date an amended Schedule A listing all Collateral Interests purchased on or before the Effective Date, which schedule will supersede any prior Schedule A delivered to the Trustee.

(c)                                  On or before the Effective Date, the Issuer (or the Collateral Manager on its behalf) shall deliver an Officer’s certificate to the Trustee, the Holders of Rated Notes of the Controlling Class, the Initial Hedge Counterparty and each Rating Agency (in addition to any such Officer’s Certificate, the information set forth in such Officer’s Certificate shall also be provided to S&P in a form that complies with S&P’s Preferred Format) demonstrating compliance by the Issuer with its obligations under Section 7.18(a) and satisfaction of each applicable Collateral Quality Test (with the exception of S&P’s CDO Monitor Test), and Coverage Test or, if on the Effective Date, the Issuer shall be in default in the performance of its obligations under this Section 7.18 or any of the Collateral Quality Tests (with the exception of S&P’s CDO Monitor Test) or the specified

Coverage Tests shall fail to be satisfied, the Issuer (or the Collateral Manager on its behalf) shall deliver an Officer’s certificate to the Trustee, the Holders of Rated Notes of the Controlling Class, the Initial Hedge Counterparty and each Rating Agency specifying the details of such default or failure; provided that the failure to satisfy any of the Collateral Quality Tests or Coverage Tests does not constitute an Event of Default but such failure may result in a Rating Confirmation Failure.

(d)                                 No later than fifteen (15) Business Days after the Effective Date, the Issuer (or the Collateral Manager on its behalf) shall deliver or cause to be delivered to the Trustee an accountant’s certificate (the Accountant’s Certificate) (i) confirming the information with respect to each Collateral Interest set forth on the amended schedule delivered pursuant to Section 7.18(b) as of the Effective Date, and the information provided by the Issuer with respect to every other asset included in the Collateral, (ii) certifying as of the Effective Date the procedures applied and their associated findings with respect to the Coverage Tests and the Collateral Quality Tests and (iii) specifying the procedures undertaken to review data and computations relating to the foregoing clause (ii) held by the Issuer on the Effective Date.

(e)                                  The Issuer (or the Collateral Manager on its behalf) shall request in writing that each of the Rating Agencies confirm in writing (a Rating Confirmation), within thirty (30) Business Days after the Effective Date, the ratings (including any private or confidential ratings) assigned by it on the Closing Date to the Rated Notes.  In the event that the Issuer fails to obtain a Rating Confirmation within 30 days after the Effective Date (a Rating Confirmation Failure), Collateral Interest Collections and, to the extent Collateral Interest Collections are insufficient therefor, Collateral Principal Collections shall be applied on the first Payment Date and any succeeding Payment Dates, as applicable as provided in Section 11.1 to the extent necessary for each of the Rating Agencies to provide a Rating Confirmation.

(f)                                    No later than fifteen (15) Business Days following the Effective Date, the Trustee shall (i) run the S&P CDO Monitor and report to S&P whether or not the S&P CDO Monitor Test has been satisfied and (ii) report the S&P scenario default and break-even default rate for each Class of Notes.

(g)                                 Not later than fifteen (15) Business Days following the end of each calendar quarter, the Collateral Manager on behalf of the Issuer shall provide to S&P a report containing the representations and warranties made with respect to any Commercial Mortgage Loans, Mezzanine Loans, Subordinate Mortgage Loan Interests, Credit Lease Loans and Tenant Lease Loan Interests purchased by the Issuer during the preceding calendar quarter, including any exceptions and qualifications thereto.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

8.1.      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF RATED NOTEHOLDERS

Without the consent of the Holders of any Rated Notes, the Initial Hedge Counterparty (except as specified below) or the Income Noteholders, the Co-Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings of the Rated Notes and subject to Section 8.3, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for certain limited purposes including, inter alia, to:

(a)                                  evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Rated Notes and the assumption by any such successor Person of the covenants of the Co-Issuer herein and in the Rated Notes (other than the Class F Notes and the Class G Notes) pursuant to Section 7.10 or 7.11;

(b)                                 add to the covenants of the Co-Issuers (in the case of the Rated Notes other than the Class F Notes or the Class G Notes) or the Issuer (in the case of the Class F Notes or the Class G Notes) or the Trustee for the benefit of the Holders of all of the Rated Notes;

(c)                                  pledge any additional property to the Trustee;

(d)                                 add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Rated Notes;

(e)                                  effect the appointment of a successor;

(f)                                    reduce the permitted minimum denomination of the Rated Notes;

(g)                                 take any action necessary or advisable to prevent the Issuer, any Note Paying Agent or the Trustee from being subject to withholding or other taxes, fees or assessments, to prevent the Issuer from failing to qualify as a Qualified REIT Subsidiary or, at any time at which the Issuer is not a Qualified REIT Subsidiary, to prevent the Issuer from being treated as engaged in a U.S. trade or business or otherwise being subjected to U.S. federal, state or local income tax on a net income tax basis; provided that such action will not cause the Noteholders to experience any material change to the timing, character or source of income from the Notes and will not be considered a significant modification resulting in an exchange for purposes of section 1.1001-3 of the U.S. Treasury regulations;

(h)                                 modify the restrictions on and procedures for resale and other transfer of the Rated Notes in accordance with any change in any applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any less restrictive exemption from registration under the Securities Act or the Investment Company Act (in addition to that provided under Section 3(c)(7) thereunder) or to remove restrictions on resale and transfer to the extent not required thereunder;

(i)                                     grant, convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the benefit of the Secured Parties;

(j)                                     correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

(k)                                  make any change required by the stock exchange on which any Class of Rated Note is listed, if any, in order to permit or maintain such listing;

(l)                                     correct, amend, cure any manifest error, inconsistency, defect or ambiguity or correct any typographical error in this Indenture;

(m)                               modify this Indenture to conform the terms herein to the terms set forth in the then current Offering Circular;

(n)                                 modify any provision (other than in respect of a Reserved Matter), with respect to restrictions upon the Issuer’s rights to acquire and dispose of Collateral Interests and other assets, that the Issuer or the Collateral Manager determines to be necessary or desirable in order for the Issuer to maintain any desired exemption from registration of the Issuer under the Investment Company Act or of the Notes under the Securities Act;

(o)                                 with the consent of the Collateral Manager, modify the calculation of the Collateral Quality Tests and the definitions applicable thereto to correspond with published or written changes in the guidelines, methodology or standards established by the Rating Agencies;

(p)                                 agree to any modification of the Indenture or any other Transaction Document (other than in respect of a Reserved Matter), which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee (based upon an opinion of counsel), such modification will not have a material adverse effect on the interests of Holders of any Class or Classes of Notes or the Initial Hedge Counterparty and which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, but is not obligated to, without the consent of the Rated Noteholders or of the Holders of any relevant Class or Classes of Rated Notes, agree to any modification of any other Transaction Document which is of a formal, minor or technical nature or is to correct a manifest error and which is, in the opinion of the Trustee, proper to make, in the opinion of the Trustee (based upon an opinion of counsel); provided such modification will not have a material adverse effect on the interests of the Initial Hedge Counterparty or the Holders of any Class or Classes of Notes.  For so long as any Rated Notes are Outstanding, no such supplemental indenture shall be effective unless and until Rating Agency Confirmation has been received.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

Without obtaining the requisite consents of the applicable parties pursuant to this Section 8.1, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of the Initial Hedge Counterparty any Holder of Rated Notes or of the Income Noteholders would be materially and adversely affected thereby.  Unless notified by (i) a Majority of the then Aggregate Outstanding Amount of any Class of Rated Notes that such Class will be materially and adversely affected, (ii) a Majority of the aggregate principal amount of Income Notes Outstanding that the Income Noteholders will be materially and adversely affected or (iii) the Initial Hedge Counterparty (with respect to the Initial Hedge Counterparty, only to the extent that its right to payments in accordance with the Priority of Payments is adversely affected), the Trustee shall be entitled to rely upon an Opinion of

Counsel as to whether the interests of any Holder of Rated Notes or of Income Notes would be materially and adversely affected by any such supplemental indenture (after giving notice of such change to the PAA Issued Note Paying Agent).  The Collateral Manager will not be bound by any supplemental indenture that affects the obligations of the Collateral Manager unless the Collateral Manager has consented thereto (which consent will not be unreasonably withheld).  The Co-Issuers shall not consent to any supplemental indenture that would have a material adverse effect on the Initial Hedge Counterparty without the consent of the Initial Hedge Counterparty.

At the cost of the Co-Issuers, the Trustee shall provide to the Rated Noteholders, the PAA Issued Note Paying Agent, the Initial Hedge Counterparty and each Rating Agency a copy of any proposed supplemental indenture at least 10 days prior to the execution thereof by the Trustee and, for so long as any Rated Notes are Outstanding, request a Rating Agency Confirmation from each Rating Agency with respect to such supplemental indenture.  As soon as practicable after the execution by the Trustee and the Issuer of any such supplemental indenture, the Trustee shall provide to the Rated Noteholders, the PAA Issued Note Paying Agent, the Initial Hedge Counterparty and each Rating Agency a copy of the executed supplemental indenture.  For so long as any Rated Notes are Outstanding, no supplemental indenture shall be effective unless and until a Rating Agency Confirmation from each Rating Agency has been received.

8.2.      SUPPLEMENTAL INDENTURES WITH CONSENT OF RATED NOTEHOLDERS

With the written consent of the Holders of not less than 75% of the then Aggregate Outstanding Amount of each adversely affected Class of Rated Notes and the written consent of 75% of the Holders of the aggregate principal amount of the Outstanding Income Notes if materially and adversely affected thereby (which consent shall be evidenced by an Officer’s certificate of the Issuer certifying that such consent has been obtained), Rating Agency Confirmation and the written consent of the Initial Hedge Counterparty (which shall be required only if the right of the Initial Hedge Counterparty to payments in accordance with the Priority of Payments is adversely affected), the Trustee and Co-Issuers may, subject to Section 8.3, enter into one or more indentures supplemental hereto in order to:

(a)                                  change the applicable Stated Maturity Date of the Rated Notes or scheduled redemption of the principal of or the due date of any installment of interest on the Rated Notes, reduce the principal amount thereof or the rate of interest thereon, or the Redemption Price with respect thereto, or change the earliest date on which Rated Notes may be redeemed, change the provisions of the Indenture relating to the application of proceeds of any Collateral to the payment of principal of or interest on the Rated Notes or change any place where, or the coin or currency in which, Rated Notes or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the Redemption Date);

(b)                                 reduce the percentage, in principal amount, of Holders of Rated Notes of each Class, or the percentage of Income Noteholders, whose consent is required for the authorization of any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences;

(c)                                  impair or adversely affect the Collateral other than as permitted by the Indenture;

(d)                                 permit the creation of any security interest ranking prior to or on a parity with the security interest of the Indenture with respect to any part of the Collateral or terminate such security interest on any property at any time subject thereto (other than in accordance with the Indenture) or deprive the Holder of any Rated Note or the Initial Hedge Counterparty of the security afforded by the security interest of the Indenture;

(e)                                  reduce the percentage of the aggregate principal amount of Holders of Rated Notes of each Class whose consent is required to request the Trustee to preserve the Collateral or rescind the Trustee’s election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

(f)                                    modify any of the provisions of this Section 8.2, except to increase the percentage of the aggregate principal amount of Outstanding Rated Notes of each Class whose Holders’ consent is required for any such action or to provide that other provisions of the Indenture cannot be modified or waived without the written consent of the Holders of 75% of the then Aggregate Outstanding Amount of each affected Class of Rated Notes Outstanding and the Initial Hedge Counterparty;

(g)                                 modify the definition of the term “Outstanding” or Section 11.1;

(h)                                 modify any of the provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal of any Rated Note on any Payment Date or to affect the right of the Holders of Rated Notes or the Initial Hedge Counterparty to the benefit of any provisions for the redemption of such Rated Notes contained therein;

(i)                                     modify provisions related to the bankruptcy or insolvency of the Co-Issuers; or

(j)                                     modify provisions stating that the obligations of the Co-Issuers are joint and several limited recourse obligations of the Co-Issuers payable solely from the Collateral in accordance with the terms of the Indenture (Section 8.2(a) through (j) collectively, the Reserved Matters).

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Rated Noteholders, PAA Issued Note Paying Agent, the Initial Hedge Counterparty, the Collateral Manager and each Rating Agency a copy of such proposed supplemental indenture (or a description of the substance thereof) and shall request Rating Agency Confirmation with respect to such supplemental indenture.  If any Class of Rated Notes is then rated by any Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, Rating Agency Confirmation would not be received with respect to such supplemental indenture, unless each Holder of Rated Notes of each Class whose rating will be reduced or withdrawn has, after notice that the proposed supplemental indenture would result in such reduction or withdrawal of the rating of the Class of Rated Notes held by such Holder, consented to such supplemental indenture.  Without having obtained the consent of the applicable parties pursuant to this Section 8.2, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of any Holder of Rated Notes, the Initial Hedge Counterparty or of the Income Noteholders would be materially and adversely affected thereby.  Unless notified by (i) the Holders of a Majority of the then Aggregate Outstanding Amount of any Class of Rated Notes that such Class will be materially and adversely affected or (ii) the Holders of a

Majority of aggregate principal balance of the Income Notes that the Income Noteholders will be materially and adversely affected, the Trustee shall be entitled to rely upon an Opinion of Counsel as to whether the interests of any Holder of Rated Notes or of the Income Noteholders would be materially and adversely affected by any such supplemental indenture (after giving notice of such change to the PAA Issued Note Paying Agent).

It shall not be necessary for any Act of Rated Noteholders or any consent of Income Noteholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail or make available to the Rated Noteholders, the Initial Hedge Counterparty, the PAA Issued Note Paying Agent (for forwarding to the Income Noteholders), the Collateral Manager and each Rating Agency a copy thereof.  Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.  In addition, the Issuer shall cause to be delivered a copy of the executed supplemental indenture to the Repository for posting on the Repository in the manner described in Section 14.3.

8.3.      EXECUTION OF SUPPLEMENTAL INDENTURES

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Section 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying in good faith upon an Opinion of Counsel, stating that the execution of such supplemental indenture is authorized, or permitted by this Indenture and that all conditions precedent thereto have been complied with.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or indemnities under this Indenture or otherwise.  Such supplemental indenture will not be binding on the Collateral Manager to the extent that it reduces the rights or increases the obligations of the Collateral Manager, unless such supplemental indenture is consented to in writing by the Collateral Manager.

8.4.      EFFECT OF SUPPLEMENTAL INDENTURES

Upon the execution of any supplemental indenture under this Section 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Rated Notes theretofore and thereafter authenticated and delivered hereunder or under the Paying Agency Agreement shall be bound thereby.

Notwithstanding anything to the contrary herein, no amendment or modification of or supplement to this Indenture will be effective until the Collateral Manager has received written notice of such amendment, modification or supplement and, if such amendment, modification or supplement affects the rights, obligations or compensation of the Collateral Manager, the Collateral Manager has consented in writing to the terms of the proposed amendment.  In addition, the consent of any predecessor Collateral Manager will be required to implement any such amendment, modification or supplemental that would change any provision of this Indenture entitling such predecessor Collateral Manager to any fee or other amount payable to it under this Indenture or to reduce or delay the right of such predecessor to such payment.

8.5.      REFERENCE IN INDENTURE ISSUED NOTES TO SUPPLEMENTAL INDENTURES

Indenture Issued Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Section 8 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Co-Issuers shall so determine, new Indenture Issued Notes, so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Indenture Issued Notes.

ARTICLE IX

REDEMPTION OF RATED NOTES

9.1.      REDEMPTION OF RATED NOTES

The Rated Notes will be subject to redemption in whole but not in part at their respective Redemption Prices, in each case, in accordance with the procedures, and subject to the satisfaction of the conditions, in Section 9.2 below, in the following circumstances:

(a)                                  on or after the Payment Date occurring in July 2007 and continuing until the Stated Maturity Date (the Call Period), at the direction of the Holders of not less than 66 2/3% of the aggregate principal amount of the Income Notes Outstanding (an Optional Redemption);

(b)                                 on any Payment Date following the occurrence and during the continuation of a Tax Event, at the direction of the Holders of not less than 66 2/3% of the aggregate principal amount of the Income Notes Outstanding (such a redemption, a Tax Redemption); and

(c)                                  automatically and without any direction by any Person, (i) if the Notes have not been redeemed in full on or after the Payment Date occurring in July 2017, and (ii) if any of the conditions set forth in Sections 9.2(a) through (d) below have not been met or if the highest bidder fails to pay the purchase price within six (6) Business Days following such Payment Date, the Payment Date thereafter, unless the Notes are redeemed in full prior to the next Auction Date (such a redemption, an Auction Call Redemption).

9.2.      REDEMPTION PROCEDURES; AUCTION

In connection with any Redemption, the Trustee and the Collateral Manager will, in accordance with the procedures set forth in Schedule E (the Auction Procedures) and at the expense of the Issuer, conduct an auction (an Auction) of the Collateral Interests included in the Collateral on a date (each such date, an Auction Date) occurring no later than ten (10) Business Days prior to any scheduled Redemption Date.  Any of the Initial Purchasers, the Collateral Manager, the Income Noteholders, the Trustee or their respective Affiliates may, but will not be required to, bid at the Auction.

(a)                                  Any Redemption will be subject to the satisfaction of each of the following conditions:

(1)                                  the related Auction has been conducted in accordance with the Auction Procedures;

(2)                                  the Trustee has received bids for the Collateral Interests (or for each of the related Subpools) from at least two Qualified Bidders (including the winning

Qualified Bidder) identified on a list of qualified bidders provided by the Collateral Manager to the Trustee;

(3)                                  the Collateral Manager certifies that the Highest Auction Price would result in the Sale Proceeds from the Collateral Interests (or the related Subpools) for a purchase price (paid in cash) plus the Balance of all Eligible Investments and cash held by the Issuer, plus any termination payments payable by a Hedge Counterparty to the Issuer (in excess of any amounts payable by the Issuer to a Hedge Counterparty) resulting from the termination of the related Hedge Agreement pursuant to the Redemption being at least equal to the sum of (i) the aggregate Redemption Prices of the Notes plus (ii) any accrued but unpaid fees and expenses of the Issuer pursuant to Section 11.1(b)(1) and (19) through (22) (including any termination payments payable by the Issuer resulting from the termination of any Hedge Agreement pursuant to the Redemption) plus (iii) any Outstanding Interest Advances, together with interest thereon plus (iv) (a) in connection with a Tax Redemption at the direction of the Controlling Class and (b) an Auction Call Redemption, any additional amounts necessary to satisfy the Income Note Redemption Approval Condition; and

(4)                                  the bidder(s) who offered the Highest Auction Price for the Collateral Interests (or the related Subpools) enter(s) into a written agreement with the Issuer (which the Issuer will execute if the conditions set forth above and in this Indenture are satisfied, which execution will constitute certification by the Issuer that such conditions have been satisfied) that obligates the highest bidder(s) (or the highest bidder for each Subpool) to purchase all of the Collateral Interests (or the relevant Subpool) and provides for payment in full (in Cash) of the purchase price to the Trustee on or prior to the sixth Business Day following the relevant Auction Date.

(b)                                 In addition, any Optional Redemption requires the occurrence of the following:

(1)                                  at least four (4) Business Days before the scheduled Redemption Date, the Collateral Manager has furnished to the Trustee evidence, in form satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with an institution or institutions (or guarantor or guarantors of the obligations): (A) with regard to which Rating Agency Confirmation has been received; or (B) whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from Moody’s, if rated by Moody’s, of “P-1” and of at least “A-1” from S&P; and in each case, to sell, not later than the Business Day immediately preceding the scheduled Redemption Date, in immediately available funds, all or part of the Collateral Interests at a purchase price (paid in Cash) which together with the Balance of all Eligible Investments and Cash held by the Issuer will be at least equal to the sum of (i) the aggregate Redemption Prices of the Notes plus (ii) any accrued but unpaid fees and expenses of the Issuer pursuant to Section 11.1(b)(1) and (19) through (22) (including any termination payments payable by the Issuer resulting from the termination of any Hedge Agreement pursuant to the Redemption); or

(2)                                  prior to selling any Collateral Interests or any other collateral, the Collateral Manager certifies that the expected proceeds from such sale will, in the aggregate, equal or exceed, in each case, the sum of (A) any amounts payable in connection with an Optional Redemption pursuant to Section 9.2 of the Notes plus (B) all expenses of such redemption and all other administrative fees and expenses payable on the related Redemption Date.

Provided that all of the conditions set forth in Section 9.2(a) through (d) have been met, the Trustee will sell and transfer the Collateral Interests (or each related Subpool), without representation, warranty or recourse, to the bidder(s) who offered the Highest Auction Price for the Collateral Interests (or the related Subpools) in accordance with and upon completion of the Auction Procedures.  If any of the conditions set forth in Section 9.2(a) through (d) are not met, (i) the Redemption will not occur on the Payment Date following the relevant Auction Date, (ii) the Trustee will give notice of the withdrawal of the Redemption, (iii) subject to clause (iv) below, the Trustee will decline to consummate such sale and may not solicit any further bids or otherwise negotiate any further sale of Collateral Interests in relation to such Auction and (iv) unless the Rated Notes are redeemed in full prior to the next succeeding Auction Date, the Trustee will conduct another Auction on the next succeeding Auction Date.

The Trustee will deposit the purchase price for the Collateral Interests in the Collection Account, and the Rated Notes and, to the extent funds are available therefor, the Income Notes, will be redeemed on the Payment Date immediately following the relevant Auction Date in the order of priorities set forth in Section 11.1.  Any Redemption will only be effected on a Payment Date.  Installments of principal and interest due on or prior to a Redemption Date shall continue to be payable to the Holders of such Rated Notes as of the relevant Record Dates according to their terms.

9.3.      RECORD DATE; NOTICE TO TRUSTEE OF REDEMPTION

(a)                                  The Issuer shall set the Redemption Date and the applicable Record Date and give notice thereof to the Trustee pursuant to Section 9.3(b) below and shall issue an Issuer Request to the Trustee for the provision of the information necessary for the Issuer to compile the Redemption Date Statement in accordance with Section 10.11(b).

(b)                                 In the event of any Redemption, the Issuer shall, at least 45 days (but not more than 90 days) prior to the Redemption Date, notify the Trustee and the Initial Hedge Counterparty of such Redemption Date, the applicable Record Date, the principal amount of each Class of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes.

9.4.      NOTICE OF REDEMPTION

Notice of Redemption will be given by first-class mail, postage prepaid, mailed not less than eight (8) Business Days prior to the applicable Redemption Date, to the Initial Hedge Counterparty, each Rating Agency and each Holder of Rated Notes at such Holder’s address in the Note Register maintained by the Note Registrar in accordance with the provisions of this Indenture and to the Collateral Manager.  Rated Notes called for Redemption must be surrendered at the office of any Note Paying Agent appointed pursuant to this Indenture in order to receive the Redemption Price.  The Issuer will also deliver notice of Redemption to the Irish Paying Agent if and so long as any Class of Rated Notes or the Income Notes to be redeemed is listed on the Irish Stock Exchange.

All notices of redemption shall state:

(a)                                  the applicable Redemption Date;

(b)                                 the applicable Record Date;

(c)                                  the Redemption Price;

(d)                                 that all the Notes of the relevant Class are being redeemed in full and that interest on the applicable principal amount of Notes shall cease to accrue on the date specified in the notice; and

(e)                                  the place or places where such Rated Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Note Paying Agent to be maintained as provided in Section 7.2.

Notice of redemption shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

9.5.      NOTICE OF WITHDRAWAL

With regard to an Optional Redemption or a Tax Redemption, any notice of redemption may be withdrawn by the Issuer up to the fourth Business Day prior to the Redemption Date by written notice to the Trustee and the Collateral Manager only if the Collateral Manager is unable to deliver such sale agreement or agreements or certifications, as the case may be, in form satisfactory to the Trustee.  With regard to any Redemption, notice of any withdrawal pursuant to Section 9.2 shall be given by the Trustee to each Holder of Rated Notes at such Holder’s address in the Note Register maintained by the Note Registrar by overnight courier guaranteeing next day delivery (or second day delivery outside the United States) sent not later than the third Business Day prior to such Redemption Date.  In addition, the Trustee will, if any Class of Rated Notes to have been redeemed is listed on the Irish Stock Exchange, deliver a notice of such withdrawal to the Irish Stock Exchange not less than three (3) Business Days prior to such Redemption Date.

9.6.      RATED NOTES PAYABLE ON REDEMPTION DATE

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) such Rated Notes shall cease to bear interest.  Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Co-Issuers (i) such security or indemnity as may be required by them to save each of them harmless and (ii) an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.  Installments of interest on Rated Notes of a Class so to be redeemed whose Stated Maturity Date is on or prior to the Redemption Date shall be payable to the Holders of such Rated Notes, or one or more predecessor Rated Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.6(e).

If any Rated Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the Applicable Periodic Interest Rate for each successive Interest Period the Rated Note remains Outstanding.

9.7.      SPECIAL AMORTIZATION

If the Collateral Manager notifies the Trustee in writing that it has determined, in its sole discretion, that investments in additional Collateral Interests would either be impractical or not beneficial, the amount of such Collateral Principal Collections available pursuant to Section 11.1(b)(17), as determined by the Collateral Manager (the “Special Amortization Amount”) shall be applied to the payment of principal on the Notes on the next succeeding Payment Date (a “Special Amortization”) in accordance with Section 11.1(b)(17)(ii) hereof.

Payments of principal on the Notes pursuant to Section 11.1(b)(17)(ii) shall be made:

(i)                                     if the Special Amortization Pro Rata Condition is satisfied, pro rata to the respective Classes of the Rated Notes pursuant to Section 11.1(b)(17)(i) of the Priority of Principal Payments provided that a Special Amortization Notice is delivered by the Collateral Manager to the Issuer and the Trustee; or

(ii)                                if the criteria for a Special Amortization Pro Rata Condition are not satisfied, sequentially to the respective Classes of the Rated Notes pursuant to Section 11.1(b)(17)(ii)(2) of the Priority of Principal Payments.

If the Collateral Manager elects to initiate a Special Amortization, the Collateral Manager shall deliver on or prior to the related Calculation Date, to each of the Trustee and each Rating Agency, advance written notice (which may be included in the related Note Report) (each, a “Special Amortization Notice”) specifying the identity and principal amount of each Class of Rated Notes to be paid pursuant to such Special Amortization and that the Collateral Manager has been unable to identify for purchase by the Issuer Substitute Collateral Interests that comply with the Reinvestment Criteria and the other applicable requirements of the Indenture, and that the other applicable requirements of the Indenture, and that all other Indenture requirements for such Special Amortization are complied with.

On each Payment Date on which a Special Amortization occurs, each related Hedge Agreement will be terminated in part in accordance with the terms and conditions thereof, including compliance with any applicable requirement that the Issuer receive Rating Agency Confirmation from S&P,  and any amounts due and payable pursuant to such Hedge Agreement in connection with such termination thereof will be paid on such Payment Date in accordance with the terms thereof subject to this Indenture.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

10.1.                        COLLECTION OF FUNDS

(a)                                  Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all funds and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Securities, in accordance with the terms and conditions of such Pledged Securities.  The Trustee shall segregate and hold all such funds and property received by it in trust for the Secured Parties and shall apply such funds as provided in this Indenture.

(b)                                 Each of the parties hereto hereby agrees to cause the Custodian or any other Securities Intermediary that holds any funds or other property for the Issuer or the Co-Issuer in an Account to agree with the parties hereto that (1) each Account is a Securities Account in respect of which the Trustee is the Entitlement Holder, (2) each Account is held by a financial institution that has a combined capital and surplus of at least U.S.$250,000,000 and being subject to supervision or examination by federal or state banking authority, (3) the Cash, Securities and other property credited to any Account is to be treated as a Financial Asset under Article 8 of the UCC and (4) the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) for that purpose will be the State of New York.  In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Issuer unless such Financial Asset has also been Indorsed in blank or to the Custodian or other Securities Intermediary that holds such Financial Asset in such Account.  Each Account shall be held and maintained at an office located in Minneapolis, Minnesota or Columbia, Maryland.

10.2.                        GENERAL PROVISIONS APPLICABLE TO ACCOUNTS

The Payment Account, Collateral Account, Uninvested Proceeds Account, Collection Account (including each Collateral Sub-Account therein), Expense Reserve Account, each Hedge Counterparty Collateral Account (if any) and Interest Reserve Account shall remain at all times with a financial institution having a long-term debt rating of at least “BBB+” by S&P.

(a)                                  The Trustee agrees to give the Issuer prompt notice (with a copy to each Hedge Counterparty, the Collateral Manager, each Rating Agency and the PAA Issued Note Paying Agent) if any Account or any funds on deposit therein, or otherwise standing to the credit of any Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(b)                                 The Collateral Manager shall direct the Trustee to invest and reinvest any funds on deposit in any of the Accounts (other than the Payment Account) in Eligible Investments.  In the event that the Collateral Manager has not delivered investment instructions to the Trustee or after the occurrence of an Event of Default, the Trustee shall invest and reinvest any funds on deposit in any Account (other than the Payment Account) as fully as practicable in investments described in clause (vii) of the definition of Eligible Investments maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment Date.  With respect to each Account, all interest and other income from Eligible Investments purchased with funds on deposit in such Account shall be deposited in such Account, any gain realized from such investments shall be credited to such Account, and any loss resulting from such investments shall be charged to such Account.  Any gain or loss with respect to an Eligible Investment shall be allocated in such a manner as to increase or decrease, respectively, Collateral Principal Collections and/or Collateral Interest Collections in the proportion that the amount of Collateral Principal Collections and/or Collateral Interest Collections used to acquire such Eligible Investment bears to the purchase price thereof.  The Trustee shall not in any way be held liable by reason of any insufficiency of any such Account resulting from any loss relating to any such investment.  Nothing herein shall be deemed to relieve the Bank or its Affiliates from any duties or liabilities with respect to investments in obligations of the Bank or any Affiliate thereof.

(c)                                  All funds deposited from time to time in the Collection Account, the Expense Reserve Account or the Interest Reserve Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided.

10.3.                        COLLATERAL ACCOUNT

The Trustee shall, prior to the Closing Date, cause the Custodian to establish a Securities Account which shall be designated as the “Collateral Account”, which shall be in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties and into which the Trustee shall from time to time deposit Collateral.  All Collateral from time to time deposited in, or otherwise standing to the credit of, the Collateral Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided.  The Co-Issuers shall not have any legal, equitable or beneficial interest in the Collateral Account other than in accordance with the Priority of Payments.

10.4.                        UNINVESTED PROCEEDS ACCOUNT

The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Uninvested Proceeds Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall deposit all Uninvested Proceeds (other than the organizational and structuring fees and expenses of the Co-Issuers (including, without limitation, the legal fees and expenses of counsel to the Co-Issuers, Deutsche Bank and the Collateral Manager), the expenses of offering the Rated Notes and the Income Notes (including placement fees and structuring fees) and amounts deposited in the Expense Reserve Account on such date).  On or prior to the Effective Date, the Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, apply funds in the Uninvested Proceeds Account to purchase additional Collateral Interests and, pending such investment in additional Collateral Interests, such funds will be invested in Eligible Investments, as directed by the Collateral Manager, with stated maturities no later than the Business Day immediately preceding the next Payment Date; provided, however that during the Ramp-Up Period, Substitute Collateral Interests shall be purchased with Collateral Principal Collections, if sufficient Collateral Principal Collections are available, and only if sufficient Collateral Principal Collections are not available, with amounts in the Uninvested Proceeds Account.  The Trustee shall transfer any Uninvested Proceeds remaining on deposit in the Uninvested Proceeds Account on the Effective Date to the Collection Account to be treated as either (i) Collateral Interest Collections, if Rating Agency Confirmation to treat such Uninvested Proceeds as such has been obtained or (ii) Collateral Principal Collections, if such Rating Agency Confirmation has not been obtained, on the first Payment Date and distributed in accordance with the Priority of Payments.

10.5.                        COLLECTION ACCOUNT

(a)                                  Collection Account

(1)                                  The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Collection Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties.  The Trustee shall cause to be established two sub-accounts of the Collection Account.  The Trustee shall deposit Collateral Principal Collections into one sub-account (the Collateral Principal Collections Sub-Account) and Collateral Interest Collections into the other sub-account.  At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall invest all funds on deposit in the Collection Account (including the Collateral Principal Collection Sub-Account) in Eligible Investments or Substitute Collateral Interests in accordance with the requirements and limitations contained in Section 12.1(c).

(2)                                The Trustee, within one Business Day after receipt of any Distribution or other proceeds that are not Cash shall so notify the Issuer and the Issuer shall sell such Distribution or other proceeds for Cash in accordance with Section 12.1.

(3)                                The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.11(a), on or prior to the Business Day prior to each Payment Date, funds on deposit in the Collection Account (including reinvestment income) other than Collections received after the end of the Due Period with respect to such Payment Date.  An Authorized Officer of the Issuer or the Collateral Manager’s approval of the Note Valuation Report shall constitute direction to the Trustee to, and upon such approval, the Trustee shall, transfer to the Payment Account, for application pursuant to Section 11.1(a) no later than the Business Day prior to each Payment Date, all Interest Advances made to or by the Trustee pursuant to Section 10.17 and any amounts then held in the Collection Account other than proceeds received after the end of the Due Period with respect to such Payment Date.

(4)                                The Trustee shall withdraw and apply amounts on deposit in the Collection Account in accordance with any Redemption Date Statement delivered to the Trustee in connection with the redemption of Rated Notes pursuant to Section 9.1.

10.6.                        EXPENSE RESERVE ACCOUNT

The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Expense Reserve Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties.  Any and all funds at any time on deposit in, or otherwise standing to the credit of, the Expense Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties.  On the Closing Date, the Trustee shall deposit into the Expense Reserve Account an amount equal to U.S.$ 25,000 together with an amount sufficient to pay any outstanding fees and expenses of the Issuer in relation to the offering of the Rated Notes and the Income Notes which are not paid on the Closing Date.  At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall invest all funds on deposit in the Expense Reserve Account in Eligible Investments.  Any amounts held in the Expense Reserve Account in excess of U.S.$ 25,000 on the day which is 60 days following the Closing Date (or, if such day is not a Business Day, the next following Business Day) shall be transferred by the Trustee into the Uninvested Proceeds Account.  Thereafter, the Trustee shall transfer to the Expense Reserve Account from the Payment Account amounts required to be deposited therein pursuant to Section 11.1(a) and in accordance with the calculations and the instruction contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.11(a).  Except as provided in Section 11.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Reserve Account shall be to pay (on any day other than a Payment Date) accrued and unpaid Administrative Expenses of the Co-Issuers; provided that the Trustee shall deposit all amounts remaining on deposit in the Expense Reserve Account at the time when substantially all of the Issuer’s assets have been sold or otherwise disposed of into the Collections Account for application as Collateral Interest Collections on the immediately succeeding Payment Date.

10.7.                        INTEREST RESERVE ACCOUNT

The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Interest Reserve Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties.  Any and all funds at any time on deposit in, or otherwise standing to the credit of, the Interest Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties.  At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall invest all funds on deposit in the Interest Reserve Account in Eligible Investments.  On each Payment Date, in accordance with the Priority of Payments, the Trustee will deposit the Interest Reserve Amount, if any, into the Interest Reserve Account.  The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Interest Reserve Account shall be to deposit into the Payment Account, on the Business Day prior to each Payment Date, the Balance of the Interest Reserve Account (including reinvestment income) for distribution as Collateral Interest Collections in accordance with the Priority of Payments on the related Payment Date.

10.8.                        EARN-OUT ASSET ACCOUNT

With respect to any Earn-Out Asset, the Trustee, at the direction of the Collateral Manager, at the time of purchase thereof shall withdraw from the principal collection subaccount of the Collection Account and deposit into the Earn-Out Asset Account the amount of funds equal to or greater than the combined aggregate principal amounts of the funding obligations under the any Earn-Out Asset included in the Collateral Interests less the amount of any previous funding, as specified in such direction.  Upon initial purchase of an Earn-Out Asset, such funding obligations shall be treated as part of the purchase price for such Collateral Interest.

As directed by the Collateral Manager in writing and in accordance with the Indenture, amounts on deposit in the Earn-Out Asset Account shall be invested in overnight funds that are Eligible Investments.  On the Business Day immediately preceding each Payment Date, the income received on amounts contained in the Earn-Out Asset Account during the related Due Period shall be withdrawn from such account and deposited in the Collection Account as Collateral Interest Collections.

Any funds in the Earn-Out Asset Account will be available solely to cover any drawdowns on the related Earn-Out Assets; provided, however, that the excess of (a) the amounts on deposit in the Earn-Out Asset Account over (b) the combined aggregate principal amounts of the undrawn commitments under any Earn-Out Assets included in the Collateral shall be transferred to Collection Account by the Trustee (upon the direction of the Collateral Manager) from time to time as Collateral Principal Collections.  Upon (i) the sale or maturity of an Earn-Out Asset or (ii) the occurrence of an event of default with respect to an Earn-Out Asset or any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Earn-Out Asset, any funds in the Earn-Out Asset Account in excess of the amount needed to cover any draw-downs on all remaining Earn-Out Assets shall be transferred, at the direction of the Collateral Manager, to the Collection Account for distribution as Collateral Principal Collections in accordance with Section 11.1 on the immediately succeeding Payment Date.

10.9.                        PAYMENT ACCOUNT

The Trustee shall, prior to the Closing Date, establish a Securities Account which shall be designated as the “Payment Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties.  Any and all funds at any time on deposit in, or otherwise standing to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties.  Except as provided in Section 11.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Payment Account shall be to pay the interest on and the principal of the Rated Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, amounts due to the Advancing Agent or the Trustee in connection with the reimbursement of Interest Advances and interest thereon and other amounts specified therein, each in accordance with the Priority of Payments.  The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments.

10.10.                  REPORTS BY TRUSTEE

The Trustee shall supply, in a timely fashion to each Rating Agency (so long as any Rated Notes are rated by such Rating Agency), the Initial Hedge Counterparty, the Holders of Rated Notes of the Controlling Class, the Collateral Manager, the PAA Issued Note Paying Agent, the Initial Purchasers, the Issuer and the Advancing Agent any information regularly maintained by the Trustee that each such Person may from time to time request with respect to the Pledged Securities or the Accounts reasonably needed to complete the Note Valuation Report or to provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.11.

The Trustee shall forward to the Collateral Manager, the Holders of Rated Notes of the Controlling Class, the Advancing Agent, or upon request therefor, any Holder of a Rated Note shown on the Note Register, the Initial Purchasers, the Initial Hedge Counterparty or the PAA Issued Note Paying Agent, copies of notices and other writings received by it from the issuer of any Collateral Interest or from any Clearing Agency with respect to any Collateral Interest advising the holders of such security of any rights that the holders might have with respect thereto (including notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer; provided that the Trustee shall not disclose any unpublished S&P Rating assigned by S&P with respect to any Collateral Interest without the prior consent of S&P.

So long as any Class of Rated Notes is listed on the Irish Stock Exchange, the Irish Paying Agent shall notify the Irish Stock Exchange not later than the Business Day preceding each Payment Date of the amount of principal payments to be made on the Rated Notes of each Class on such Payment Date, any Class C Cumulative Periodic Interest Shortfall Amount, any Class D Cumulative Periodic Interest Shortfall Amount, any Class E Cumulative Periodic Interest Shortfall Amount, any Class F Cumulative Periodic Interest Shortfall Amount, any Class G Cumulative Periodic Interest Shortfall Amount and the Aggregate Outstanding Amount of the Rated Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Rated Notes of such Class after giving effect to the principal payments, if any, on such Payment Date.

As promptly as possible following the delivery of each Note Valuation Report to the Trustee pursuant to Section 10.11(a) or (b), as applicable, the Issuer shall cause a copy of such report to be delivered the Repository for posting on the Repository in the manner described in Section 14.3.  In connection therewith, each of the Co-Issuers acknowledges and agrees that each Note Valuation Report shall be posted to the Repository for use in the manner described in the section headed “Terms of Use” on the Repository.

In the event that a Distribution on any Collateral Interest is not paid to the Trustee on the Due Date therefor, the Trustee shall provide the Advancing Agent with notice of such default on the Business Day immediately following such default.  In addition, (i) the Trustee shall provide the Advancing Agent (either electronically or in hard-copy format) with copies of all reports received from any trustee, trust administrator, master servicer or similar administrative entity with respect to the Collateral Interests and

(ii) upon request, the Trustee shall promptly make available to the Advancing Agent any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder to permit the Advancing Agent to make a determination of recoverability with respect to any Interest Advance and to otherwise perform its advancing obligations hereunder.

10.11.                  ACCOUNTINGS

(a)                                Payment Date Accounting.  The Issuer shall, not later than the related Payment Date and after the reconciliation process described in this Section 10.11, render an accounting (a Note Valuation Report), determined as of each Calculation Date, and deliver the Note Valuation Report to each Rating Agency, the Trustee, the Collateral Manager and the Advancing Agent and make available via the Trustee’s internet website, initially located at www.cdolink.com to the Trustee, the Irish Paying Agent, the Initial Hedge Counterparty, the PAA Issued Note Paying Agent, each Note Transfer Agent, Deutsche Bank, the Advancing Agent and, upon written request therefor, any Holder of a Rated Note shown on the Note Register.  The Note Valuation Report shall contain the following information (which shall, in the case of any Note Valuation Report delivered to S&P, be presented in a form that complies with S&P’s Preferred Format) determined, unless otherwise specified below, as of the related Calculation Date:

(1)                                the calculation showing compliance with each of the Coverage Tests, accompanied by a list setting forth the applicable maximum or minimum value, percentage or ratio which must be maintained pursuant to this Agreement with respect to each of the Coverage Tests and a list setting forth the results of the calculation of each of the Coverage Tests with respect to the Collateral Interests, the calculation showing whether the S&P CDO Monitor Test is satisfied (including the weighted average rating, the default measure, variability measure and correlation measure, the scenario default rate and/or such other information required to be computed with respect to the S&P CDO Monitor Test), and the calculation showing the Moody’s Maximum Weighted Average Rating Factor Test, the Weighted Average Fixed Rate Coupon, the Weighted Average Spread, the Weighted Average Life and the S&P Minimum Average Recovery Rate;

(2)                                the estimated remaining Average Life of each of the Collateral Interests;

(3)                                the Applicable Periodic Interest Rate in respect of each Class of Notes and the amount of Periodic Interest payable to the Holders of the Notes for such Payment Date (in the aggregate and by Class);

(4)                                the amount (if any) payable to each Hedge Counterparty pursuant to the related Hedge Agreement;

(5)                                the amount (if any) payable by each Hedge Counterparty pursuant to the related Hedge Agreement:

(6)                                the Aggregate Fees and Expenses payable on the next Payment Date on an itemized basis;

(7)                                the Aggregate Fees and Expenses paid during a period of twelve (12) months ending on the next Payment Date on an itemized basis;

(8)                                for the Collection Account:

(i)                                   the Balance on deposit in the Collection Account, the Collateral Principal Collections Sub-Account at the end of the related Due Period;

(ii)                                the nature and source of any Collections in the Collection Account, the Collateral Principal Collections Sub-Account, including Collections received since the date of the last Note Valuation Report;

(iii)                             the amounts payable from the Collection Account in accordance with the priority set forth in Section 11.1 on the next Payment Date; and

(iv)                            the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date;

(v)                               the Balance on deposit in the Collateral Principal Collections Sub-Account.

(9)                                for the Interest Reserve Account:

(i)                                   the balance on deposit in the Interest Reserve Account at the end of the related Due Period;

(ii)                                the amount payable from the Interest Reserve Account pursuant to the Priority of Payments on the next Payment Date;

(iii)                             the Interest Reserve Amount to be paid into the Interest Reserve Account on the next Payment Date; and

(iv)                            the Balance remaining in the Interest Reserve Account immediately after all payments and deposits to be made on such Payment Date;

(10)                          for the Expense Reserve Account:

(i)                                   the amount to be paid into the Expense Reserve Account on the next Payment Date; and

(ii)                                the Balance remaining in the Expense Reserve Account immediately after all payments and deposits to be made on such Payment Date;

(11)                          any Hedge Receipt Amount or Hedge Payment Amount for the related Payment Date, and for each Hedge Agreement (if any), the outstanding notional amount of such Hedge Agreement and the amounts, if any, scheduled to be received or paid, as the case may be, by the Issuer pursuant to such Hedge Agreement for the related Payment Date, separately stating the portion payable in accordance with Section 11.1;

(12)                          the aggregate amount of outstanding Interest Advances;

(13)                          the amount of Income Note Excess Funds on the related Payment Date;

(14)                          the amount of the Senior Collateral Management Fee and the amount of the Subordinate Collateral Management Fee;

(15)                          such other information as the Collateral Manager, the Initial Purchasers, the Trustee, any Rating Agency or any Hedge Counterparty may reasonably request;

(16)                          with respect to each Collateral Interest, the Principal Balance, the annual coupon rate or spread to the relevant floating rate index, the frequency of coupon payments, the amount of principal payments received, the maturity date, the issuer, the country in which the issuer is incorporated or organized, the S&P Industry Classification Group, the Moody’s Recovery Rate, the S&P Recovery Rate, the S&P Rating and the Moody’s Rating (provided that if any Moody’s Rating for any Collateral Interest is an “estimated” or “shadow” rating, such rating shall be identified as “estimated” or “shadow rated”, shall be disclosed with an asterisk in the place of the applicable estimated or shadow rating and shall include the date as of which such rating was first provided by Moody’s to the Issuer); and any S&P Rating which is determined from an implied rating, a credit estimate, a confidential rating or another non-public rating, shall not be distinguished and shall either (i) be reported in a single column with the public ratings of S&P (without distinguishing the source) or (ii) be reported in a separate column labeled “Non-public and Implied S&P Rating.”

(17)                          the Principal Balance, the maturity date, the S&P Rating, the Moody’s Rating and the issuer of each Eligible Investment included in the Collateral;

(18)                          (A) the identity and Principal Balance of each Collateral Interest that became a Credit Risk Interest, an Impaired Interest, an Equity Interest, a Written Down Interest, a Withholding Tax Interest, a Deferred Interest PIK Bond, (B) the date, as provided by the Collateral Manager, on which any Collateral Interest became a Credit Risk Interest, an Impaired Interest, an Equity Interest, a Written Down Interest or a Withholding Tax Interest, (C) the date by which the Issuer or the Collateral Manager is required to declare its intention to sell or to hold such Collateral Interest, (D) whether the Collateral Manager has directed the Issuer to sell or not to sell such Collateral Interest, and (E) the date by which any such sale must occur;

(19)                          the identity of each Collateral Interest that was upgraded or downgraded or placed on watch for upgrade or downgrade by any Rating Agency since the date of the last Note Valuation Report;

(20)                          the Principal Balance and identity of each Collateral Interest that was released for sale indicating the reason for such sale and the amount and identity of each Collateral Interest that was granted since the date of the last Note Valuation Report;

(21)                          the identity and Principal Balance of each Collateral Interest that was a Credit Risk Interest, an Impaired Interest, an Equity Interest, a Written Down Interest, a Buy/Sell Interest, a Withholding Tax Interest, a Taxed Collateral Interest, a Taxed Property or a Deferred Interest PIK Bond;

(22)                          the purchase price of each Pledged Security granted and the sale price of each Pledged Security subject to a sale since the date of the last Note Valuation Report; and whether such Pledged Security is a Collateral Interest, an Eligible Investment or proceeds in the Collection Account;

(23)                          the amount of Purchased Accrued Interest;

(24)                          a description of any transactions with the Collateral Manager, the Issuer, the Collateral Administrator and the Trustee and any Affiliates thereof;

(25)                          the Weighted Average Recovery Rate for each Class of Notes; and

(26)                          the  components of the S&P CDO Monitor Test.

Upon receipt of each Note Valuation Report, the Trustee and the Collateral Manager shall compare the information contained therein to the information contained in their respective records with respect to the Collateral and shall, within two (2) Business Days after receipt of such Note Valuation Report, notify each of the Issuer, the Collateral Manager, the Trustee, the Initial Hedge Counterparty, Moody’s and S&P if the information contained in the Note Valuation Report does not conform to the information maintained by the Trustee or the Collateral Manager as applicable, with respect to the Collateral, and detail any discrepancies.  In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager shall attempt to promptly resolve the discrepancy.  If such discrepancy cannot be promptly resolved, the Trustee shall within five (5) Business Days after discovery of such discrepancy cause the Independent Accountants of recognized international reputation to review such Note Valuation Report and the Trustee’s and the Collateral Manager’s records to determine the cause of such discrepancy.  If such review reveals an error in the Note Valuation Report or the records of the Trustee or the Collateral Manager, as the case may be, such item shall be revised accordingly and, as so revised, shall be utilized in making further calculations.

Subject to the terms of this Agreement, the Trustee shall be entitled to rely on the information supplied by the Collateral Manager in relation to the preparation of the Note Valuation Report and shall not be liable for the accuracy or completeness of such information or the lack thereof.

In addition to the foregoing information, each Note Valuation Report shall include a statement to the following effect:

“The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the Securities Act), or under any state securities laws, and the Co-Issuers have not been and will not be registered under the United States Investment Company Act of 1940, as amended (the 1940 Act).  Each Holder of the Notes, other than those Holders that are not “U.S. persons” (U.S. Person) within the meaning of Regulation S (Regulation S) under the Securities Act and have acquired their Notes outside the United States pursuant to Regulation S, is required to be both [(i)] (A) with respect to any Rated Note, a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (Qualified Institutional Buyer) or (B) solely with respect to the Income Notes, any of NS CDO Holdings IV, LLC, NS Advisors, LLC or any “affiliate” thereof within the meaning of Rule 405 under the Securities Act that is an “accredited investor” within the meaning of Rule 501(A) under the Securities Act (each of the foregoing, a Permitted NS Purchaser) and (ii) a “qualified purchaser” (Qualified Purchaser) within the meaning of Section 3(c)(7) of the 1940 Act, purchasing for its own account or for the account of another Qualified Purchaser, that can make all of the representations in this Indenture applicable to a holder that is a U.S. Person.  The beneficial interest in the Notes may be transferred only to a transferee that meets both of the criteria in clauses (i) and (ii) above and can make all of the representations in this Indenture applicable to a Holder that is a U.S. Person, except that any such transfer in reliance on Regulation S can be made only to a transferee that is not a U.S. Person.  The Issuer has the right to compel any Holder that does not meet the qualifications and the transfer restrictions set forth in this Indenture to sell its interest in the Notes, or may sell such interest on behalf of such owner, pursuant to the Indenture.”

(b)                               Redemption Date Instructions.  Not less than five Business Days after receiving an Issuer Request requesting information regarding a redemption pursuant to Section 9.1 of the Rated Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Issuer, and the Issuer shall compute the following information and provide such information in a statement (the Redemption Date Statement) delivered to the Trustee:

(1)                                the Aggregate Outstanding Amount of the Rated Notes of the Class or Classes to be redeemed as of such Redemption Date;

(2)                                the amount of accrued interest due on such Rated Notes as of the last day of the Interest Period immediately preceding such Redemption Date; and

(3)                                the amount in the Collection Account available for application to the redemption of such Rated Notes.

(c)                                If the Trustee shall not have received any accounting provided for in this Section 10.11 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall use reasonable efforts to cause such accounting to be made by the applicable Payment Date or Redemption Date.  To the extent the Trustee is required to provide any information or reports pursuant to this Section 10.11 as a result of the failure of the Issuer to provide such information or reports, the Trustee shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Trustee for such Independent certified public accountant shall be reimbursed pursuant to Section 6.8.

The Trustee will make the Note Valuation Report available via its internet website initially located at www.cdolink.com.  All information made available on the Trustee’s website will be restricted and the Trustee will only provide access to such reports to those parties entitled thereto pursuant to the Indenture.  In connection with providing access to its website, the Trustee may require registration and the acceptance of a disclaimer.  Questions regarding the Trustee’s website can be directed to the Trustee’s customer service desk at phone number 301-815-6600.

10.12.                  RELEASE OF SECURITIES

(a)                                If no Event of Default has occurred and is continuing and subject to Section 12, the Issuer shall, in connection with any sale required pursuant to Section 12.1, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a security certifying that the conditions set forth in Section 12.1 are satisfied, direct the Trustee to release such security from the lien of this Indenture against receipt of payment therefor.

(b)                               The Issuer shall, if notified that the issuer of the Pledged Security requires delivery of such Pledged Security as a condition to redemption or payment in full, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Security, certifying that such security is being redeemed or paid in full, direct the Trustee or, at the Trustee’s instructions, the Custodian, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c)                                The Trustee shall, upon receipt of an Issuer Order at such time as there are no Rated Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral from the lien of this Indenture.

(d)                               The Issuer may retain agents (including the Collateral Manager) to assist the Issuer in preparing any notice or other report required under Section 10.12 and this Section 10.13.

10.13.                  REPORTS BY INDEPENDENT ACCOUNTANTS

(a)                                At the Closing Date the Issuer (or the Collateral Manager on its behalf) shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture.  Upon any resignation by such firm, the Issuer shall (after consultation with the Collateral Manager) propose a replacement firm meeting the criteria set forth in the preceding sentence for approval by a Majority of the Controlling Class.  Upon approval by a Majority of the Controlling Class, the Issuer shall promptly appoint such firm by Issuer Order delivered to the Trustee, the Initial Hedge Counterparty, the Collateral Manager and each Rating Agency.  If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing.  The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as provided in Section 11.1.

(b)                               On or before May 31 of each year (commencing with May 31, 2006), the Issuer shall cause to be delivered to the Trustee, the PAA Issued Note Paying Agent and each Rating Agency an Accountants’ Report specifying the procedures applied and their associated findings with respect to the Note Valuation Reports and any Redemption Date Statements prepared in the preceding year.  At least 60 days prior to the Payment Date in May 2006 (and, if at any time a successor firm of Independent certified public accountants is appointed, prior to the Payment Date in August following the date of such appointment), the Issuer shall deliver to the Trustee an Accountant’s Report specifying in advance the procedures that such firm will apply in making the aforementioned findings throughout the term of its service as accountants to the Issuer.  The Trustee shall promptly forward a copy of such Accountant’s Report to the Initial Hedge Counterparty, the Rating Agencies, the PAA Issued Note Paying Agent and each Holder of Class A Notes (or, if no Class A Notes are Outstanding, each Holder of Class B Notes or, if no Class B Notes are Outstanding, each Holder of Class C Notes or, if no Class C Notes are Outstanding, each Holder of Class D Notes or, if no Class D Notes are Outstanding, each Holder of Class E Notes or, if no Class E Notes are Outstanding, each Holder of Class F Notes), at the address shown on the Note Register.  The Issuer shall not approve the institution of such procedures if a Majority of the Controlling Class or the Collateral Manager, by notice to the Issuer and the Trustee within 30 days after the date of the related notice to the Trustee, object thereto.

(c)                                Any statement delivered to the Trustee pursuant to Section 10.13(b) above shall be made available by the Trustee to any Holder of a Rated Note shown on the Note Register upon written request therefor.

10.14.                  REPORTS TO RATING AGENCIES

In addition to the information and reports specifically required to be provided to the Rating Agencies, the PAA Issued Note Paying Agent, the Holders of Rated Notes of the Controlling Class and the Initial Hedge Counterparty pursuant to the terms of this Indenture or the Paying Agency Agreement (as the case may be), the Issuer shall provide or procure to provide the Rating Agencies and the Initial Hedge Counterparty with (a) all information or reports delivered to the Trustee hereunder and (b) such additional information as the Rating Agencies, the Initial Hedge Counterparty or the PAA Issued Note Paying Agent may from time to time reasonably request, provided that such information may be obtained and provided without unreasonable burden or expense.  The Issuer shall promptly notify the Trustee, the PAA Issued Note Paying Agent if the rating of any Class of Rated Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn.  The Issuer shall notify each Rating Agency and the Initial Hedge Counterparty in the case of (i) termination or amendment of any Transaction Document or organizational document of the Issuer or Co-Issuer, (ii) termination or change of party to any of the Transaction Documents or (iii) material breach of any of the Transaction Documents by any party thereto.

10.15.                  TAX MATTERS

The Issuer and the Co-Issuer agree to treat, and hereby notify the Trustee to treat, and, by accepting a Certificated Class A-E Note, each Holder of a Certificated Class A-E Note agrees to treat, for U.S. federal income, state and local income and franchise tax and any other income tax purposes, the Certificated Class A-E Notes, for so long as NRFC Sub-REIT Corp. or another REIT (in either case, the “Owner REIT”) qualifies for U.S. federal income tax purposes as a real estate investment trust (within the meaning of Section 856 of the Code) and 100% of the Class F Notes, Class G Notes, Income Notes, and Ordinary Shares are owned by the Owner REIT, directly or indirectly through one or more Qualified REIT Subsidiaries thereof or one or more entities disregarded as entities separate from the Owner REIT or its Qualified REIT Subsidiaries, as indebtedness solely of the Owner REIT, and not as indebtedness of the Issuer or the Co-Issuer, and at any other time, as indebtedness solely of the Issuer and not the Co-Issuer.  The Issuer also agrees to treat the Class F Notes as indebtedness for legal purposes and for certain tax purposes.  The Issuer (and, with respect to the Certificated Class A-E Notes, the Co-Issuer) agree, and, by accepting a Certificated Class A-E Note or Class F Note, each Holder of a Certificated Class A-E Note or Class F Note agrees, to report all income (or loss) in accordance with such treatment, and not to take any action inconsistent with such treatment except as otherwise required by any taxing authority under applicable law.  The Issuer agrees that, for purposes of U.S. federal income taxes, for so long as the Owner REIT qualifies for U.S. federal income tax purposes as a real estate investment trust (within the meaning of Section 856 of the Code) and 100% of the Class F Notes, Class G Notes, Income Notes, and Ordinary Shares are owned by the Owner REIT, directly or indirectly through one or more Qualified REIT Subsidiaries thereof or one or more entities disregarded as entities separate from the Owner REIT or its Qualified REIT Subsidiaries, the Issuer will be treated as a Qualified REIT Subsidiary of the Owner REIT, and at any other time, the Issuer agrees not to elect to be treated as other than a corporation for U.S. federal income tax purposes.

10.16.                TAX INFORMATION

The Issuer will furnish to any Holder of Rule 144A Certificated Notes (or its designee), Rule 144A Global Notes (or its designees), Certificated Class F Notes (or its designee) and Certificated Class G Notes (or its designee), upon the request of any such Holder, the necessary information, and will permit such Holder reasonable access to its books of account, in order to allow such Holder to make a “qualifying electing fund” election pursuant to Section 1295 of the Code.

The Issuer shall provide on a timely basis to any holder of a beneficial interest in Rule 144A Certificated Notes (or its designee), Rule 144A Global Notes (or its designees), Certificated Class F Notes (or its designee) and Certificated Class G Notes (or its designee), upon written request therefor certifying that it is such a holder, (i) all information that a U.S. shareholder making a “qualified electing fund” election (as defined in the Code) is required to obtain for U.S. federal income tax purposes and (ii) a “PFIC Annual Information Statement” as described in Treasury Regulation 1.1295-1 (or any successor Internal Revenue Service release or Treasury Regulation), including all representations and statements required by such statement, and will take any other steps necessary to facilitate such election by a holder of a beneficial interest in any Rule 144A Certificated Notes, Rule 144A Global Notes, Certificated Class F Notes (or its designee) and Certificated Class G Notes.  The Issuer shall also provide, upon request of a Holder of, or a holder of a beneficial interest in, any Rule 144A Certificated Notes, Rule 144A Global Notes, Certificated Class F Notes (or its designee) and Certificated Class G Notes, any information that such Holder or holder of a beneficial interest reasonably requests to assist such Holder or holder of a beneficial interest with regard to any filing requirements the Holder or holder of a beneficial interest may have as a result of the controlled foreign corporation rules under the Code.  The cost and expense of the preparation and delivery of the PFIC Annual Information Statement shall be at the expense of the Issuer.

10.17.                INTEREST ADVANCES

(a)                                With respect to each Payment Date for which the sum of (i) Collateral Interest Collections collected during the related Due Period and (ii) funds on deposit in the Collection Account, are insufficient to remit the interest due and payable with respect to the Class A Notes and Class B Notes on the following Payment Date (the amount of such insufficiency, an “Interest Shortfall”), provided that no Event of Default is occurring (except an Event of Default with respect to the non-payment of interest on the Class A Notes or the Class B Notes), the Trustee shall provide the Advancing Agent with written notice of such Interest Shortfall no later than 12:00 noon (New York time) on the Business Day immediately preceding such Payment Date.  The Trustee shall provide the Advancing Agent with notice, prior to any funding of an Interest Advance (as defined below) by the Advancing Agent, of any additional interest remittances received by the Trustee after deliver of such initial notice that reduce such Interest Shortfall.  No later than 5:00 p.m. (New York time) on the Business Day immediately preceding the related Payment Date, the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Shortfall in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.17(b).  Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Trustee on the same Business Day that such Interest Advance was made (or, if such Interest Advance is made prior to final determination by the Trustee of such Interest Shortfall, on the Business Day of such final determination).  The Advancing Agent shall provide the Trustee written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Advance no later than the close of business on the Business Day immediately preceding the related Payment Date.  If the Advancing Agent does not make any required Interest Advance at or prior to the time at which distributions are to be made pursuant to Section 11.1, the Trustee shall be required to make such Interest Advance, subject to a determination of recoverability by the Trustee as described in Section 10.17(b).  The Trustee shall be entitled to conclusively rely on any determination by the Advancing Agent that an Interest Advance, if made, would constitute a Nonrecoverable Advance.  Notwithstanding the foregoing, to the extent the Advancing Agent fails to make an Interest Advance it was required to make, the Advancing Agent shall not be entitled to make a recoverability determination affecting the Trustee’s obligation to provide an Interest Advance and any such determination shall not be binding on the Trustee.

Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Trustee shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith and, with respect to the Advancing Agent, in accordance with the Advancing Standards (as defined below), that such Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will be recoverable from subsequent payments or collections with respect to all Collateral Interests.  Such interest on any Interest Advance will be payable to the Advancing Agent or the Trustee, as the case may be, out of default charges collected in respect of the Collateral Interests for the related period or, in connection with the reimbursement of such Interest Advance, out of Collateral Interest Collections, and to the extent not reimbursed in full by Collateral Interest Collections, out of Collateral Principal Collections then on deposit in the Collection Account or any collection account established in favor of the Underlying Trust (provided that interest on Nonrecoverable Advances will be payable first from Collateral Principal Collections, and to the extent not reimbursed in full from Collateral Principal Collections, from Collateral Interest Collections then on deposit in the Collection Account or any collection account established in favor of the Underlying Trust).  To the extent interest on any outstanding Interest Advance cannot be offset by such default charges, such interest accrued on outstanding Interest Advances made in respect thereof will result in a reduction in amounts payable on the Collateral Interests.  In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Advance, the Advancing Agent or the Trustee, as applicable, will take into account:

(1)                                amounts that may be realized on each Mortgaged Property in its “as is” or then current condition and occupancy;

(2)                                that such Interest Advances, together with interest accruing thereon, may only be recovered from subsequent payments or collections on the Collateral Interests, as allocable thereto from recoveries on the related Mortgage Properties pursuant to the related participation agreement, intercreditor agreement or other similar agreement;

(3)                                that the related Senior Interests may be required to be fully paid and any advances (and interest thereon) made in respect of such Senior Interests may be required to be fully reimbursed, prior to any amounts recovered in respect of the Mortgaged Properties being allocated or otherwise made available to the Collateral Interests;

(4)                                the possibility and effects of future adverse change with respect to the Mortgaged Properties, the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(5)                                the fact that Interest Advances are intended to provide liquidity only and not credit support to the Noteholders.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Trustee, as applicable, determines that future payments or collections on the Collateral Interests may be insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time.  Absent bad faith, the determination by the Advancing Agent or the Trustee, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Noteholders.  The Trustee shall be entitled to conclusively rely on any determination by the Advancing Agent that an Interest Advance, if made, would constitute a Nonrecoverable Advance.  The Collateral Manager and the Advancing Agent shall provide any information regarding the Collateral reasonably requested by the Trustee in connection with the Trustee’s determination of whether any Interest Advance would be recoverable.

(b)                               The Advancing Agent and the Trustee will each be entitled to recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Advance), together with interest thereon, in accordance with the Section 11.1(k).

(c)                                The Advancing Agent and the Trustee will each be entitled with respect to any Interest Advance made by it (including Nonrecoverable Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.

(d)                               The Advancing Agent’s obligations to make Interest Advances in respect of the Class A Notes and the Class B Notes will continue through the date on which the outstanding principal amount of such Notes is paid in full or redeemed.

(e)                                In no event will the Advancing Agent or the Trustee be required to advance any payments in respect of interest on any Notes other than the Class A Notes and the Class B Notes or any payments in respect of principal.

(f)                                  In consideration of the performance of its obligations hereunder, the Trustee shall be entitled to receive, in its capacity as backup advancing agent, at the times set forth herein and subject to the conditions and the priority of distribution provisions hereof, to the extent funds are available therefor, the Trustee Interest Advance Fee.  In addition, to the extent that the Trustee makes an Interest Advance on any Payment Date that the Advancing Agent was required, but failed, to make, the Trustee shall be entitled to receive the Advancing Agent Fee (in addition to the Trustee Interest Advance Fee) for such Payment Date and any future Payment Dates upon which such Interest Advance remains outstanding.

(g)                               In consideration of the performance of its obligations hereunder, the Advancing Agent, at the times set forth herein and subject to the conditions and the priority of distribution provisions hereof, to the extent funds are available therefor, the Advancing Agent Fee (except to the extent the Advancing Agent Fee is being paid to the Trustee as described in clause (g), above).

(h)                               The determination by the Advancing Agent or the Trustee, as applicable, (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the Issuer, setting forth the basis for such determination; provided, that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent’s or the Trustee’s entitlement to reimbursement with respect to, any Interest Advance.

(i)                                   The Advancing Agent, in such capacity, shall act in the best interests of the Class A Noteholders and the Class B Noteholders (taking into account the interests of the Class A Noteholders and the Class B Noteholders collectively), as determined by the Advancing Agent, in its good faith judgment and in accordance with this Indenture and applicable law, and in all cases without regard to: (i) any relationship that the Advancing Agent may have with any obligor under a Collateral Interest or any Affiliate of such obligor, any seller or any other parties to this Indenture; (ii) the ownership of any Note by the Advancing Agent or any of its Affiliates; (iii) the adequacy of the Advancing Agent’s right to receive compensation for its services and reimbursement for its costs hereunder; (iv) the ownership or management of any interests in any mortgage loans, mortgaged properties, mezzanine loans or Collateral Interests by the Advancing Agent; (v) any obligation of the Advancing Agent or any of its Affiliates to cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for any Collateral Interest; and (vi) any other debt the Advancing Agent or any of its Affiliates has extended to any obligor under any Collateral Interest or any of its Affiliates (the criteria specified in this Section 10.17(i), collectively referred to as the “Advancing Standards”).

ARTICLE XI

APPLICATION OF MONIES

11.1.                      DISBURSEMENTS OF FUNDS FROM PAYMENT ACCOUNT; PRIORITY OF PAYMENTS

(a)                                Collateral Interest Collections.  On any Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Rated Notes in connection with an Event of Default, in accordance with a Note Report prepared by the Collateral Administrator as of the last day of the Due Period preceding such Payment Date, Collateral Interest Collections, to the extent of Available Funds in the Payment Account, together with any Interest Advances applied for such Payment Date, less any amounts applied to reimburse any outstanding Interest Advances, together with interest thereon, as described in Section 10.17, will be applied by the Trustee in the following order of priority:

(1)                                to pay, in the following order:

(i)                                   taxes and filing fees and registration fees (including, without limitation, annual return fees) payable by the Co-Issuers, if any; and then,

(ii)                                pro rata the amount of any due and unpaid Trustee Fee, Trustee Interest Advance Fee, Underlying Trust Expenses and PAA Issued Note Paying Agent Fee; and then,

(iii)                             the amount of any due and unpaid fees to the Administrator; and then,

(iv)                            the amount of any due and unpaid Trustee Expenses; and then,

(v)                               the amount of any due and unpaid fees of any Collateral Interest servicer owed directly by the Issuer; and then

(vi)                            the amount of any due and unpaid fees and expenses of the Rating Agencies; and then,

(vii)                         pro rata the amount of any due and unpaid Advancing Agent Fee, expenses of the Administrator and Administrative Expenses not included in (iii), (iv), (v) and (vi) above, including amounts payable to the Collateral Manager under the Collateral Management Agreement but excluding the Collateral Management Fee; and then,

(viii)                      to deposit to the Expense Reserve Account the amount needed to bring the amount on deposit therein to U.S.$25,000 (unless the Collateral Manager directs that a lesser amount be deposited to the Expense Reserve Account);

provided that the cumulative amount paid under (iii) through (viii) above (excluding any Administrative Expenses due or accrued with respect to the actions taken on or prior to the Closing Date and accounting fees that the Trustee is required to pay (other than certain accountants’ fees related to annual reviews) and fees the Trustee pays in connection with any Event of Default and any default of the Collateral Interests) may not exceed U.S.$300,000 in the aggregate in any consecutive 12-month period;

(2)                                to pay the Senior Collateral Management Fee with respect to such Payment Date and any Senior Collateral Management Fee with respect to a previous Payment Date that was not paid on a previous Payment Date;

(3)                                to pay any Hedge Counterparty any amounts due to such Hedge Counterparty under any Hedge Agreement, pro rata, including any termination payments other than any termination payments payable under Section 11.1(a)(23), below;

(4)                                to pay Periodic Interest on the Class A Notes and any Defaulted Interest on the Class A Notes (and interest thereon);

(5)                                to pay Periodic Interest on the Class B Notes and any Defaulted Interest on the Class B Notes (and interest thereon);

(6)                                to pay an amount equal to the Interest Reserve Amount for deposit into the Interest Reserve Account;

(7)                                if a Rating Confirmation Failure occurs, on each Payment Date commencing with the Payment Date immediately following the Effective Date, to pay principal on the Notes in accordance with the Note Payment Sequence, in the amounts necessary for each Rating Agency to confirm its respective ratings of the Notes assigned on the Closing Date or until each Class of Notes is paid in full;

(8)                                to pay Periodic Interest on the Class C Notes and, if no Senior Notes are Outstanding, any Defaulted Interest on the Class C Notes (and interest thereon);

(9)                                if either of the Class C Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class C Coverage Test is satisfied or until the Class C Notes are paid in full;

(10)                          to pay the Class C Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), if any;

(11)                          to pay Periodic Interest on the Class D Notes and, if no Senior Notes are Outstanding, any Defaulted Interest on the Class D Notes (and interest thereon);

(12)                          if either of the Class D Coverage Tests is not satisfied as of the preceding Calculation Date, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount or Class D Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding until such Class D Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding until such Class D Coverage Test is satisfied as of such Calculation Date or until such next most Senior Class of Notes is paid in full and so on, until such Class D Coverage Test is satisfied or until the Class D Notes are paid in full;

(13)                          to pay the Class D Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), if any;

(14)                          to pay Periodic Interest on the Class E Notes and, if no Senior Notes are Outstanding, any Defaulted Interest on the Class E Notes (and interest thereon);

(15)                          if either of the Class E Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount or Class E Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding until such Class E Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding until such Class E Coverage Test is satisfied as of such Calculation Date or until such next most Senior Class of Notes is paid in full and so on, until such Class E Coverage Test is satisfied or until the Class E Notes are paid in full;

(16)                          to pay the Class E Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), if any;

(17)                          to pay Periodic Interest on the Class F Notes and, if no Senior Notes are Outstanding, any Defaulted Interest on the Class F Notes (and interest thereon);

(18)                          if either of the Class F Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount or Class F Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding until such Class F Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding until such Class F Coverage Test is satisfied as of such Calculation Date or until such next most Senior Class of Notes is paid in full and so on, until such Class F Coverage Test is satisfied or until the Class F Notes are paid in full;

(19)                          to pay the Class F Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), if any;

(20)                          to pay Periodic Interest on the Class G Notes and, if no Senior Notes are Outstanding, any Defaulted Interest on the Class G Notes (and interest thereon) to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement;

(21)                          if either of the Class G Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount, Class F Cumulative Applicable Periodic Interest Shortfall Amount or Class G Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding (in the case of the Class G Notes, to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement) until such Class G Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding (in the case of the Class G Notes, to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement) until such Class G Coverage Test is satisfied as of such Calculation Date or until such next most Senior Class of Notes is paid in full and so on, until such Class G Coverage Test is satisfied or until the Class G Notes are paid in full;

(22)                          to pay the Class G Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), if any, to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement;

(23)                          to pay termination payments payable to any Hedge Counterparty upon the termination of the related Hedge Agreement, pro rata, if such termination occurred solely as the result of an event of default or a termination event with respect to the Hedge Counterparty as Defaulting Party or sole Affected Party, as the case may be;

(24)                          to pay, in the following order:

(i)                                   any due and unpaid Trustee Fee, Trustee Interest Advance Fee, Underlying Trust Expenses, PAA Issued Note Paying Agent Fee, Trustee Expenses, Advancing Agent Fee and other Administrative Expenses, including amounts payable to the Collateral Manager under the Collateral Management Agreement but excluding the Collateral Management Fee, in each case, in the same order of priority as provided in Section 11.1(a)(1) above and to the extent not paid in full under Section 11.1(a)(1) above without regard to any limitation on any maximum amounts payable on such date contained therein; and

(ii)                                on a pro rata basis, any due and unpaid expenses and other liabilities of the Co-Issuers to the extent not paid under Section 11.1(a)(1) above, whether as a result of an amount limitation imposed thereunder or otherwise;

(25)                          to pay the Subordinate Collateral Management Fee with respect to such Payment Date and any due and unpaid Subordinate Collateral Management Fee with respect to a previous Payment Date that was not paid on a previous Payment Date;

(26)                          to repay, pro rata, the amount of any outstanding Cure Advances, if any;

(27)                          all Income Note Excess Funds to the PAA Issued Note Paying Agent, on behalf of the Issuer, for distributions on the Income Notes in accordance with the Paying Agency Agreement;

Provided, however, with respect to this Section 11.1(a):

(i)                                   For purposes of determining if any Principal Coverage Test is satisfied after giving effect to payments of principal, the denominator of such Principal Coverage Test shall be determined after giving effect to any principal on the Notes paid pursuant to any clauses prior to such clause and such clause on the related Payment Date; and

(ii)                                with respect to the Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes, payment of principal not constituting the related Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the related Cumulative Applicable Periodic Interest Shortfall Amount, if any.

(b)                               Collateral Principal Collections.  On any Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Rated Notes in connection with an Event of Default, in accordance with a Note Valuation Report prepared by the Collateral Administrator as of the last day of the Due Period preceding such Payment Date, Collateral Principal Collections, to the extent of Available Funds in the Payment Account, less any amounts applied to reimburse Interest Advances together with interest thereon, as described in Section 10.17, will be applied by the Trustee in the following order of priority:

(1)                                to the payment of the amounts referred to in Section 11.1(a)(1) through (5), in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(2)                                If the Class A Notes and the Class B Notes are no longer Outstanding, to pay Periodic Interest on the Class C Notes and any Defaulted Interest on the Class C Notes (and interest thereon), to the extent that the amounts paid pursuant to Section 11.1(a)(8) are insufficient to pay such amounts in full;

(3)                                if either of the Class C Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that the amounts paid pursuant to Section 11.1(a)(9) are insufficient to cause the Class C Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class C Coverage Test is satisfied or until the Class C Notes are paid in full;

(4)                                If the Class A Notes and the Class B Notes are no longer Outstanding, to pay the Class C Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), to the extent that the amounts paid pursuant to Section 11.1(a)(10) are insufficient to pay such amounts in full thereunder;

(5)                                If the Class A Notes, the Class B Notes and the Class C Notes are no longer Outstanding, to pay Periodic Interest on the Class D Notes and any Defaulted Interest on the Class D Notes (and interest thereon), to the extent that the amounts paid pursuant to Section 11.1(a)(11) are insufficient to pay such amounts in full thereunder;

(6)                                If either of the Class D Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that amounts paid pursuant to Section 11.1(a)(12) are insufficient to cause the Class D Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount or Class D Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding until such Class D Coverage Test is satisfied as of such Calculation Date or until such next most Senior Class of Notes is paid in full and so on, until such Class D Coverage Test is satisfied or until the Class D Notes are paid in full;

(7)                                if the Class A Notes, the Class B Notes, and the Class C Notes are no longer Outstanding, to pay the Class D Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), to the extent that amounts paid pursuant to Section 11.1(a)(13) are insufficient to pay such amounts in full thereunder;

(8)                                if the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer Outstanding, to pay Periodic Interest on the Class E Notes and any Defaulted Interest on the Class E Notes (and interest thereon), to the extent that the amounts paid pursuant to Section 11.1(a)(14) are insufficient to pay such amounts in full thereunder;

(9)                                if either of the Class E Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that the amounts paid pursuant to Section 11.1(a)(15) are insufficient to cause the Class E Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount or Class E Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding until such Class E Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding until such Class E Coverage Test is satisfied as of such Calculation Date or until such next most Senior Class of Notes is paid in full and so on, until such Class E Coverage Test is satisfied or until the Class E Notes are paid in full;

(10)                          if the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer Outstanding, to pay the Class E Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), to the extent that the amounts paid pursuant to Section 11.1(a)(16) are insufficient to pay such amounts in full thereunder;

(11)                          if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are no longer Outstanding, to pay Periodic Interest on the Class F Notes and any Defaulted Interest on the Class F Notes (and interest thereon), to the extent that the amounts paid pursuant to Section 11.1(a)(17) are insufficient to pay such amounts in full thereunder;

(12)                          if either of the Class F Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that the amounts paid pursuant to Section 11.1(a)(18) are insufficient to cause the Class F Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount or Class F Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding until such Class F Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding until such Class F Coverage Test is satisfied as of such Calculation Date or until such next most Senior Class of Notes is paid in full and so on, until such Class F Coverage Test is satisfied or until the Class F Notes are paid in full;

(13)                          if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are no longer Outstanding, to pay the Class F Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon), to the extent that the amounts paid pursuant to Section 11.1(a)(19) are insufficient to pay such amounts in full thereunder;

(14)                          if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes are no longer Outstanding, to pay Periodic Interest on the Class G Notes and any Defaulted Interest on the Class G Notes (and interest thereon) to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement, to the extent that the amounts paid pursuant to Section 11.1(a)(20) are insufficient to pay such amounts in full thereunder;

(15)                          if either of the Class G Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that the amounts paid pursuant to Section 11.1(a)(21) are insufficient to cause the Class G Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount, Class F Cumulative Applicable Periodic Interest Shortfall Amount or Class G Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most Senior Class of Notes then Outstanding (in the case of the Class G Notes, to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement) until such Class G Coverage Test is satisfied as of such Calculation Date or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes Outstanding (in the case of the Class G Notes, to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement) until such Class G Coverage Test is satisfied as of such Calculation Date or until such next most Senior Class of Notes is paid in full and so on, until such Class G Coverage Test is satisfied or until the Class G Notes are paid in full;

(16)                          if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes are no longer Outstanding, to pay the Class G Cumulative Applicable Periodic Interest Shortfall Amount (and interest thereon) to the PAA Issued Note Paying Agent for payment on the Class G Notes in accordance with the Paying Agency Agreement, to the extent that the amounts paid pursuant to Section 11.1(a)(22) are insufficient to pay such amounts in full thereunder;

(17)                          on or prior to the last day of the Reinvestment Period to pay, in the following order:

(i)                                     to be retained in the Collection Account (i) to invest in Eligible Investments pending reinvestment in Substitute Collateral Interests at a later date, (ii) to reinvest in Substitute Collateral Interests subject to the Reinvestment Criteria and (iii) for payment of a Special Amortization in accordance with clause (ii) below (to the extent of available Collateral Principal Collections determined by the Collateral Manager);

(ii)                                  on each Payment Date through and including the last Payment Date during the Reinvestment Period, if the Collateral Manager notifies the Trustee in writing that it has decided to declare a Special Amortization, the amount of available Collateral Principal Collections determined by the Collateral Manager, (1) if the Special Amortization Pro Rata

Condition is satisfied, to pay each Class of Rated Notes in full, pro rata based on their respective aggregate outstanding principal amounts and (2) if the Special Amortization Pro Rata Condition is not satisfied, to pay principal on each class of Rated Notes in accordance with the Note Payment Sequence until each such Class of Rated Notes have been paid in full;

(18)                          after the end of the Reinvestment Period, to pay principal on each Class of Rated Notes in accordance with the Note Payment Sequence until each such Class of Rated Notes have been paid in full;

(19)                          to pay termination payments payable to any Hedge Counterparty upon the termination of the related Hedge Agreement, pro rata, if such termination occurred solely as the result of an event of default or a termination event with respect to the Hedge Counterparty as Defaulting Party or sole Affected Party, as the case may be, to the extent that the amounts paid pursuant to Section 11.1(a)(23) are insufficient to pay such amounts in full thereunder;

(20)                          to pay, in the following order:

(i)                                     any due and unpaid Trustee Fee, Trustee Interest Advance Fee, Underlying Trust Expenses, PAA Issued Note Paying Agent Fee, Trustee Expenses, Advancing Agent Fee and other Administrative Expenses, including amounts payable to the Collateral Manager under the Collateral Management Agreement but excluding the Collateral Management Fee, in each case, in the same order of priority as provided in Section 11.1(b)(1) above and to the extent not paid in full under Section 11.1(b)(1) above and to the extent that the amounts paid pursuant to Section 11.1(a)(1) and (24) are insufficient to pay such amounts in full thereunder; and

(ii)                                  on a pro rata basis, any due and unpaid expenses and other liabilities of the Co-Issuers to the extent not paid under Section 11.1(b)(1) above and to the extent that the amounts paid pursuant to Section 11.1(a)(1) and (24) are insufficient to pay such amounts in full thereunder, whether as a result of an amount limitation imposed thereunder or otherwise;

(21)                          to pay the Subordinate Collateral Management Fee with respect to such Payment Date and any due and unpaid Subordinate Collateral Management Fee with respect to a previous Payment Date that was not paid on a previous Payment Date, to the extent that the amounts paid pursuant to Section 11.1(a)(25) are insufficient to pay such amounts in full thereunder;

(22)                          to repay, pro rata, the amount of any outstanding Cure Advances, if any; and

(23)                          all Income Note Excess Funds to the PAA Issued Note Paying Agent, on behalf of the Issuer, for distributions on the Income Notes in accordance with the Paying Agency Agreement.

Provided, however, with respect to with respect to this Section 11.1(b);

(i)                                     For purposes of determining if any Principal Coverage Test is satisfied after giving effect to payments of principal, the denominator of such Principal Coverage Test shall be determined after giving effect to any principal on the Notes paid pursuant to any clauses prior to such clause and such clause on the related Payment Date; and

(ii)                                  with respect to the Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes, payment of principal not constituting the related Cumulative Applicable Periodic interest Shortfall Amount shall be paid before principal constituting the related Cumulative Applicable Periodic Interest Shortfall Amount, if any.

(c)                                If an Event of Default has occurred and is continuing, on the date or dates determined by the Trustee, the Trustee will pay, from all collections from, and proceeds of the sale or liquidation of, the Collateral (excluding any amounts necessary to reimburse any unpaid Interest Advances, together with interest thereon), in the following order:

(1)                                amounts corresponding to the amounts set forth in clauses Section 11.1(a)(1) through (3), and (to the extent not covered by Section 11.1(a)(1) through (3)) Section 11.1(b)(1);

(2)                                the Periodic Interest on the Class A Notes (including Defaulted Interest on such Class A Notes, if any);

(3)                                outstanding principal on the Class A Notes until paid in full;

(4)                                the Periodic Interest on the Class B Notes (including Defaulted Interest on such Class B Notes, if any);

(5)                                outstanding principal on the Class B Notes until paid in full;

(6)                                the Periodic Interest on the Class C Notes (including Defaulted Interest on the Class C Notes, if any) and then outstanding principal on the Class C Notes (including the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(7)                                the Periodic Interest on the Class D Notes (including Defaulted Interest on the Class D Notes, if any) and then outstanding principal on the Class D Notes (including Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(8)                                the Periodic Interest on the Class E Notes (including Defaulted Interest on the Class E Notes, if any) and then outstanding principal on the Class E Notes (including Class E Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(9)                                the Periodic Interest on the Class F Notes (including Defaulted Interest on the Class F Notes, if any) and then outstanding principal on the Class F Notes (including Class F Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(10)                          to the PAA Issued Note Paying Agent, the Periodic Interest on the Class G Notes (including Defaulted Interest on the Class G Notes, if any) and then outstanding principal on the Class G Notes (including Class G Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(11)                          amounts corresponding to the amounts set forth in Section 11.1(a)(23) through (26) and Section 11.1(b)(19) through (22); and

(12)                          to the PAA Issued Note Paying Agent, any remaining amounts for distributions on the Income Notes.

(d)                               Not later than 12:00 p.m., New York time, on or before the Business Day preceding each Payment Date, the Issuer shall, pursuant to Section 10, remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) and 11.1(b) required to be paid on such Payment Date.

(e)                                If, on any Payment Date, the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.12(b), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) and 11.1(b), subject to Section 13.1, to the extent funds are available therefor.

(f)                                  Except as otherwise expressly provided in this Section 11.1, if on any Payment Date the amount of funds is insufficient to make the full amount of the disbursements required by any clause or subclause of Section 11.1(a) or 11.1(b) to different Persons, the Trustee shall make the disbursements called for by such clause or subclause ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(g)                               With respect to principal payments of the Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes in connection with a mandatory redemption pursuant to Section 11.1(a)(9), (12), (15), (18) or (21) and pursuant to Section 11.1(b)(3), (6), (9), (12) or (15), payment of principal not constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any, payment of principal not constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any, payment of principal not constituting the Class E Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class E Cumulative Applicable Periodic Interest Shortfall Amount, if any, payment of principal not constituting the Class F Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class F Cumulative Applicable Periodic Interest Shortfall Amount, if any, and payment of principal not constituting the Class G Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class G Cumulative Applicable Periodic Interest Shortfall Amount, if any.

(h)                               Any amounts to be paid to the PAA Issued Note Paying Agent pursuant to Section 11(a)(20), (21), (22) and (27) or Section 11.1(b)(14), (15), (16) and (23) will be released from the lien of this Indenture.

(i)                                   No Collateral Principal Collections will be paid to a Class of Rated Notes in accordance with the Priority of Payments on a Payment Date if, after giving effect to such payment, any Principal Coverage Test for a more Senior Class of Rated Notes would have failed.

(j)                                   If directed by the Holder of not less than 100% of the Income Notes, the Trustee shall withhold distributions to the PAA Issued Note Paying Agent that would otherwise be paid pursuant to Section 11.1(a)(27) and Section 11.1(b)(23) in respect of distributions on the Income Notes.  Further, any Holder of Income Notes may elect at any time to make additional capital contributions to the Issuer, which contributions will be pledged to the Trustee as Collateral pursuant to this Indenture.  Any such retained distribution or additional capital contribution will be deemed to be Collateral Principal Collections received in the Due Period following the Due Period relating to the Payment Date on which the option is exercised.  Any Holder who makes an additional capital contribution will not be entitled to interest or additional return thereon.

(k)                                The Advancing Agent and the Trustee shall be entitled to receive the Advancing Agent Fee and the Trustee Interest Advance Fee, respectively, in each case payable in accordance with the Priority of Payments.  In addition, the Advancing Agent and the Trustee shall each be entitled on each Payment Date to reimbursement of any previously unreimbursed Interest Advance made by it, together with interest thereon, from Collateral Interest Collections, and to the extent not reimbursed in full by Collateral Interest Collections, from Collateral Principal Collections, prior to application of Collections in accordance with Section 11.1(a), (b) and (c); provided that (i) reimbursement of Interest Advances (other than Nonrecoverable Advances) shall not cause an additional Interest Shortfall, (ii) reimbursement of Nonrecoverable Advances, together with interest thereon, will be made first from Collateral Principal Collections, and to the extent not reimbursed in full from Collateral Principal Collections, from Collateral Interest Collections and (iii) reimbursement of Nonrecoverable Advances shall be made regardless of whether such reimbursement causes an additional Interest Shortfall.  Prior to an Interest Advance becoming a Nonrecoverable Advance, such reimbursement shall not be payable to the extent it would trigger an additional Interest Shortfall and shall be junior in priority to the payment of interest due on the Class A Notes and the Class B Notes on such Payment Date, but shall be senior in priority to payment of interest on any other Class of Notes.  For purposes of the foregoing, an Interest Advance shall be deemed to be a Nonrecoverable Advance if the Advancing Agent or the Trustee, as applicable, determines that future payments or collections on the Collateral Interests could reasonably be expected to be insufficient to fully reimburse such Interest Advance, plus interest thereon.  Amounts used for the reimbursement of Interest Advances and interest thereon shall not be included in the Available Funds for any Payment Date.  Notwithstanding the foregoing, the Advancing Agent or the Trustee, as applicable, may opt, in their sole discretion, to defer the reimbursement for Nonrecoverable Advances to a subsequent Payment Date or Payment Dates if such reimbursement would trigger an additional Interest Shortfall.  In addition, based upon information available at such time, the Advancing Agent or the Trustee, as applicable, shall provide 15 days prior notice to the Collateral Manager, the Trustee and each Rating Agency if an Interest Advance is determined to be a Nonrecoverable Advance and whether or not reimbursement thereof shall be deferred; provided, that the failure to provide such notice shall in no way limit the rights of either of the Trustee or the Advancing Agent to reimburse itself for Nonrecoverable Advances on any Payment Date.

ARTICLE XII

PURCHASE AND SALE OF COLLATERAL INTERESTS

12.1.                        SALE OF COLLATERAL INTERESTS

(a)                                Sale of Collateral Interests.

(1)                                Subject to the satisfaction of the conditions specified in Section 10.12 as applicable, if the Collateral Manager, on behalf of the Issuer, pursuant to this Article 12, shall direct the Trustee to sell any Impaired Interest, Credit Risk Interest, Written Down Interest, Buy/Sell Interest, Taxed Collateral Interest, Taxed Property or Withholding Tax Interest, the Trustee shall sell in the manner directed by the Collateral Manager, such Impaired Interest, Equity Interest, Credit Risk Interest, Written Down Interest, Buy/Sell Interest, Taxed Collateral Interest, Taxed Property or Withholding Tax Interest.

(2)                                Reserved.

(3)                                The Collateral Manager may, in its reasonable discretion, direct the Issuer to sell or otherwise dispose of any Impaired Interest, Credit Risk Interest, Written Down Interest, Buy/Sell Interest, Taxed Collateral Interest, Taxed Property or Withholding Tax Interest.  The Collateral Manager shall direct the Issuer to sell or otherwise dispose of any Collateral Interest that is an Equity Interest as soon as practicable after such Collateral Interest becomes an Equity Interest.

(4)                                The Collateral Manager may direct the Issuer to (i) sell any Buy/Sell Interest at any time if the Sales Proceeds thereof are at least equal to its Principal Balance (adjusted for any Collateral Principal Payments received thereon) or (ii) purchase the corresponding pari passu participation from the related participant at any time, regardless of whether such purchase would occur during the Reinvestment Period or whether Reinvestment Criteria would be satisfied thereafter, so long as the Issuer entered into a binding agreement with the Collateral Manager, any of its Affiliates or any other person qualified in accordance with the Indenture to purchase such corresponding pari passu participation from the Issuer at a purchase price equal to that paid by the Issuer to such participant and such purchaser thereof either (A) has a long term rating by S&P of “A-” or a short term rating by S&P of “A-1”, (B) is a Qualified Institutional Lender or (C) Rating Agency Confirmation from S&P has been received; provided that Rating Agency Confirmation shall be deemed to have been received with respect to NRFC DB Holdings, LLC and any NorthStar Subsidiary as described in the S&P Letter or with respect to any entities described in any amendments to or renewals of the S&P Letter.

(5)                                In the event of a Redemption, the Collateral Manager shall direct the Trustee to sell Collateral Interests without regard to the foregoing limitations; provided that the Sale Proceeds therefrom and other amounts available therefor will be at least sufficient to pay certain expenses, including all amounts due under any Hedge

Agreements, and redeem, in whole but not in part, the Notes at the applicable Redemption Prices; and provided, further, that such Sale Proceeds are used to make such a Redemption.

(6)                                The Collateral Manager shall sell any Collateral Interest pursuant to this Section 12 only at a price that, in its judgment, is not substantially less than the market value of such Collateral Interest at the time of such sale.

(b)                               Reinvestment of Sale Proceeds and Replacement of Collateral Interests.  Subject to Section 9.7 above, following the Closing Date and during the Reinvestment Period, subject to the satisfaction of the Eligibility Criteria and the Reinvestment Criteria, the Collateral Manager, acting on behalf of the Issuer, shall use reasonable efforts to cause the Trustee to reinvest Sale Proceeds received at any time from the sale of Collateral Interests that are Impaired Interests, Equity Interests, Credit Risk Interests, Written Down Interests, Buy/Sell Interests, Taxed Collateral Interests, Taxed Properties or Withholding Tax Interests in Substitute Collateral Interests with an aggregate purchase price up to the amount of the Sale Proceeds; provided, however, that prior to any such acquisition of Substitute Collateral Interests by or on behalf of the Issuer in the manner described above, the following conditions are satisfied on the date of such acquisition:

(1)                                the rating by any Rating Agency on (A) the Class A Notes or Class B Notes is one or more notches below the rating assigned to the Class A Notes or Class B Notes, as applicable, by such Rating Agency on the Closing Date; or (B) any other Class of Rated Notes is two or more notches below the rating assigned to such Class of Rated Notes by such Rating Agency on the Closing Date; and

(2)                                the Reinvestment Criteria are satisfied.

12.2.                        PORTFOLIO CHARACTERISTICS

Except as provided in Section 12.3(c), a security will be eligible for inclusion in the Collateral as a Pledged Collateral Interest only if, as evidenced by an Officer’s certificate from the Collateral Manager to the Trustee, each of the following eligibility criteria is satisfied immediately after the Issuer Grants such Collateral Interest to the Trustee (collectively, the Eligibility Criteria):

(a)                                it is issued by an issuer incorporated or organized under the laws of the United States, the Bahamas, Bermuda, the Cayman Islands, the British Virgin Islands, the Netherlands Antilles, Jersey, Guernsey or Luxembourg;

(b)                               it is U.S. Dollar-denominated and all cash flows thereunder are to be paid in U.S. Dollars, and it is not convertible into, or payable in, any other currency; provided, however, the requirements of this Section (b) will not be applicable if Rating Agency Confirmation is obtained;

(c)                                it is one of the Specified Types of Collateral Interests;

(d)                               it has an S&P Rating (which rating does not include a “p”, “pi”, “q”, “t” or “r” subscript) and a Moody’s Rating;

(e)                                either (A) the Issuer is a Qualified REIT Subsidiary or (B) the acquisition, ownership, enforcement and disposition of such security will not cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes or otherwise to be subject to tax on a net income basis in any jurisdiction outside the Issuer’s jurisdiction of incorporation (other than as attributable to property received in connection with a workout or foreclosure, as permitted under the Transaction Documents);

(f)                                  the payments on such security are not subject to withholding tax unless the issuer thereof or the obligor thereon is required to make additional payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto (for the avoidance of doubt, this clause will not apply to any commitment fees with respect to the unfunded portion of any Earn-Out Assets;

(g)                               its acquisition would not cause the Issuer or the pool of Collateral to be required to register as an investment company under the Investment Company Act;

(h)                               it is not an obligation that is ineligible under its Underlying Instruments to be purchased by the Issuer and pledged to the Trustee, and in the case of a Subordinate Mortgage Loan Interest or Mezzanine Loan, it is not ineligible under its Underlying Instruments to be purchased by the Underlying Trust;

(i)                                   it is not an insurance-linked debt instrument containing a provision pursuant to which the issuer’s obligation to pay interest or principal is deferred or forgiven in the event of loss due to certain natural catastrophes specified in the Underlying Instruments;

(j)                                   it provides for the payment of principal at not less than par upon maturity;

(k)                                (A) its Underlying Instruments do not obligate the Issuer to make any future advances or any other payment except the purchase price thereof (except for Earn-Out Assets) and (B) in the case of an Earn-Out Asset, the Issuer has deposited funds in the Earn-Out Asset Account in an amount sufficient to meet such future advances or future payment obligations in full;

(l)                                   it is not an obligation with respect to which, in the reasonable judgment of the Collateral Manager, the timely repayment of principal and interest is subject to substantial non-credit related risks;

(m)                             it is not an Interest Only Security;

(n)                               it is not an obligation issued by an Emerging Market Issuer;

(o)                               it is not an obligation that has, at the time of purchase, any deferred or capitalized interest;

(p)                               it is not an obligation that, at the time it is purchased, is a Credit Risk Interest, an Impaired Interest, a Written Down Interest or a Deferred Interest PIK Bond;

(q)                               it is not a Synthetic Security;

(r)                                  If it is a participation interest in a commercial mortgage loan, the entity that created such participation interest is either (A) a special purpose entity meeting S&P’s then current published criteria for bankruptcy-remote special purpose entities, (B) a Qualified Institutional Lender or (C) an entity with respect to which Rating Agency Confirmation has been received; provided that Rating Agency Confirmation shall be deemed to have been received with respect to NRFC DB Holdings, LLC and any NorthStar Subsidiary as described in the S&P Letter or with respect to any entities described in any amendments to or renewals of the S&P Letter;

(s)                                at the time the obligation is purchased by the Issuer:

(1)                                it is not an obligation issued by an issuer located in a country that imposes foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal and interest on such security;

(2)                                it is not, and does not provide for conversion or exchange into, Margin Stock at any time over its life;

(3)                                it is not an obligation which (1) was incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or entity or similar transaction and (2) by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancing;

(4)                                it is not the subject of (1) any offer by the issuer of such obligation or by any other person made to all of the holders of such obligation to purchase or otherwise acquire such obligation (other than pursuant to any redemption in accordance with the terms of the related underlying instruments) or to convert or exchange such obligation into or for cash, securities or any other type of consideration or (2) any solicitation by an issuer of such obligation or any other person to amend, modify or waive any provision of such obligation or any related underlying instrument, and has not been called for redemption;

(5)                                it is not an Equity Interest;

(6)                                it is not an obligation that by the terms of its underlying instruments provides for conversion or exchange (whether mandatory or at the option of the issuer or the holder thereof) into equity capital at any time prior to its maturity;

(7)                                it is not a financing by a debtor-in-possession in any insolvency proceeding;

(8)                                it is not a first loss tranche of any securitization that does not have an S&P Rating (as defined in clause (i) of the definition of S&P Rating) that addresses the obligation of the obligor (or guarantor, if applicable) to pay principal of and interest on the relevant Collateral Interest in full, which ratings are monitored on an ongoing basis by the relevant Rating Agency;

(9)                                it is not an obligation that provides for the payment of interest in cash less frequently than semi-annually;

(10)                          (A) if it is a Commercial Mortgage Loan, a Mezzanine Loan, a Subordinate Mortgage Loan Interest, a Credit Lease Loan or a Tenant Lease Loan Interest, no commercial mortgage loan underlying, securing or constituting such Collateral Interest has a maturity date (including any extension option) that is later than ten

(10) years prior to the Stated Maturity Date; and (B) if it is a CMBS, such CMBS (without regard to the maturities of any collateral underlying such CMBS) does not have a rated final maturity date later than the Stated Maturity Date; and (C) if it is a Real Estate CDO Security, it does not have a stated maturity later than the Stated Maturity Date; and

(11)                          if it is a Deemed Floating Rate Collateral Interest, the Deemed Floating Asset Hedge entered into with respect to such Deemed Floating Rate Collateral Interest conforms to all requirements set forth in the definition of “Deemed Floating Asset Hedge”;

(t)                                    if it is a (1) Mezzanine Loan or a Participation Interest therein, it is serviced (or in the case of a Mezzanine Loan acquired by the Issuer on the Closing Date or within thirty days thereafter, will be serviced within thirty days of the Closing Date) in accordance with a servicing agreement which complies in all material respects with S&P’s criteria for Mezzanine Loan servicing agreements, (2) Subordinate Mortgage Loan Interest and the related senior mortgage loan is not otherwise serviced in connection with a commercial mortgage backed securitization transaction, it is serviced in accordance with the related participation agreement or intercreditor agreement and (3) Credit Lease Loan, a Tenant Lease Loan Interest or a Commercial Mortgage Loan, or a Participation Interest therein, it is serviced in accordance with a servicing agreement the terms of which are substantially similar to the terms of servicing agreements entered into in connection with CMBS transactions rated by S&P or a servicing agreement with respect to which Rating Agency Confirmation from S&P has been received;

(u)                                 if it is a Mezzanine Loan, a Subordinate Mortgage Loan Interest, a Commercial Mortgage Loan (other than a Credit Lease Loan or a Tenant Lease Loan Interest), or a Participation Interest therein, such Collateral Interest shall have the benefit of (i) either (A) representations and warranties made by the Seller of such Collateral Interest (with such exceptions, qualifications and omissions as the Collateral Manager shall reasonably determine) substantially similar to either (x) the representations and warranties set forth on Schedule J-1 hereto or (y) in the case of a Mezzanine Loan or a Subordinate Mortgage Loan Interest, the representations and warranties made by the Seller of such Collateral Interest in connection with the CMBS transaction including the related senior interest in such Collateral Interest (provided that such CMBS transaction is rated by S&P) or (B) representations and warranties with respect to which Rating Agency Confirmation from S&P has been received and (ii) remedies for the breach of such representations and warranties or the existence of document defects that are either (A) substantially similar to the remedies provided in the Asset Transfer Agreement or (B) with respect to which Rating Agency Confirmation from S&P has been received;

(v)                                 if it is a Credit Lease Loan or a Tenant Lease Loan Interest or a Participation Interest therein, such Collateral Interest shall have the benefit of (i) either (A) representations and warranties made by the Seller of such Collateral Interest (with such exceptions, qualifications and omissions as the Collateral Manager shall reasonably determine) substantially similar to the representations and warranties set forth on Schedule J-1 (to the extent such representations and warranties are applicable to Credit Lease Loans and Tenant Lease Loan Interests) and Schedule J-2 hereto or (B) representations and warranties with respect to which Rating Agency Confirmation from S&P has been received and (ii) remedies for the breach of representations and warranties or the existence of document defects that are either (A) substantially similar to the remedies provided in the Asset Transfer Agreement or (B) with respect to which Rating Agency Confirmation from S&P has been received; and

(w)                               if it is a Collateral Interest acquired after the Closing Date, it will be transferred (i) from a Seller to the Depositor pursuant to an agreement substantially similar to the Asset Transfer Agreement and (ii) from the Depositor (in the case of a CMBS or Real Estate CDO Security) or the Underlying Trustee (in the case of a Trust Certificate) to the Issuer pursuant to an agreement substantially similar to the Bill of Sale;

provided that notwithstanding anything to the contrary herein, the Issuer may, while attempting to dispose of property acquired in foreclosure or similar circumstances, make an election under Section 882(d) of the Code to treat the income related to real property located in the United States as income that is effectively connected with a U.S. trade or business.

12.3.                      CONDITIONS APPLICABLE TO ALL TRANSACTIONS INVOLVING SALE OR GRANT

(a)                                  Any transaction effected under Section 5, Section 9, Section 10.2 or Section 12.1 shall be conducted on an arm’s length basis and if effected with the Issuer, the Trustee, the Collateral Manager or any Affiliate of any of the foregoing, shall be effected in a secondary market transaction on terms at least as favorable to the Rated Noteholders as would be the case if such Person were not so Affiliated; provided that any disposition of a Collateral Interest in accordance with Section 12.1 shall be deemed to comply with this Section 12.3(a).  The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

(b)                                 Upon any purchase or substitution pursuant to this Section 12, all of the Issuer’s right, title and interest to the Pledged Security or Securities shall be, and hereby is, Granted to the Trustee pursuant to this Indenture, such Pledged Security or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Security or Securities.  The Trustee shall receive, not later than the date of delivery of any Pledged Security pursuant to a purchase under this Section 12, (a) an Officer’s Certificate of the Collateral Manager certifying (1) compliance with the Reinvestment Criteria in accordance with Section 12.1(b), (2) that the Collateral Debt Security to be sold constitutes an Impaired Interest, Credit Risk Interest, Written Down Interest, Buy/Sell Interest, Taxed Collateral Interest, Taxed Property or Withholding Tax Interest and (3) that any security to be purchased satisfies the definition of Collateral Interest and (b) an Officer’s Certificate of the Collateral Manager on behalf of the Issuer containing the statements set forth in Section 3.2(b)(2) through (4), (6) and (7).

(c)                                  Notwithstanding anything contained in this Section 12 to the contrary, the Issuer shall, subject to Section 12.3(d), have the right to effect any transaction to which the Initial Hedge Counterparty, Holders of Rated Notes evidencing 100% of the Aggregate Outstanding Amount of each Class of Rated Notes, and each Income Noteholder has consented, and of which each Rating Agency has been notified in advance.

(d)                                 Except as specifically provided in this Indenture, at any time at which the Issuer is not a Qualified REIT Subsidiary, the Issuer may not (i) engage in any business or activity that would cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes or (ii) acquire or hold any asset that is an equity interest in an entity that is treated as a partnership engaged in a U.S. trade or business for U.S. federal income tax purposes or the acquisition or ownership of which otherwise would subject the Issuer to net income tax in any jurisdiction outside its jurisdiction of incorporation.

ARTICLE XIII

SECURED PARTIES’ RELATIONS

13.1.                      SUBORDINATION

(a)                                  Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes agree for the benefit of the Holders of the Class A Notes that the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided.  If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived, the Class A Notes shall be paid in full in Cash or, to the extent a Majority of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(b)                                 Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes agree for the benefit of the Holders of the Class A Notes and the Class B Notes that the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes and the Class B Notes the Subordinate Interests) shall be subordinate and junior to the Class A Notes and the Class B Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided.  If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived, the Class A Notes and the Class B Notes shall be paid in full in Cash or, to the extent a Majority of the Class A Notes and the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes and the Class B Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes and the Class B Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(c)                                  Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of  the Class D Notes, the Class E Notes, the Class F Notes and the Class

G Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes that the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Class B Notes and the Class C Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes, the Class B Notes and the Class C Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided.  If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived the Class A Notes, the Class B Notes and the Class C Notes shall be paid in full in Cash or, to the extent a Majority of the Class A Notes, the Class B Notes and the Class  C Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes, the Class B Notes and the Class C Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(d)                                 Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class E Notes, the Class F Notes and the Class G Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes that the Class E Notes, the Class F Notes and the Class G Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided.  If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes shall be paid in full in Cash or, to the extent a Majority of each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(e)                                  Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class F Notes and the Class G Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes that the Class F Notes and the Class G Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided.  If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes shall be paid in full in Cash or, to the extent a Majority of each of Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(f)                                    Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class G Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes that the Class G Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided.  If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes shall be paid in full in Cash or, to the extent a Majority of each of Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

13.2.                      STANDARD OF CONDUCT

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Secured Party under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.9, a Secured Party or Secured Parties shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Secured Party, the Issuer, or any other Person.

ARTICLE XIV

MISCELLANEOUS

14.1.                      FORM OF DOCUMENTS DELIVERED TO TRUSTEE

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager, stating that the information with respect to such matters is in the possession of the Issuer, the Co-Issuer or the Collateral Manager, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have actual knowledge of the occurrence and continuation of such Default as provided in Section 6.1(d).

14.2.                      ACTS OF RATED NOTEHOLDERS

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Rated Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Rated Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Rated Noteholders, signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                                  The principal amount and registered numbers of Rated Notes held by any Person, and the date of his holding the same, shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Rated Notes shall bind the Holder (and any transferee thereof) of such Rated Note and of every Rated Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Rated Note.

14.3.                      NOTICES, ETC., TO TRUSTEE, THE CO-ISSUERS AND THE RATING AGENCIES

Any request, demand, authorization, direction, notice, consent, waiver or Act of Rated Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)                                  the Trustee or the PAA Issued Note Paying Agent by any Rated Noteholder or by the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery to the Trustee or the PAA Issued Note Paying Agent addressed to it at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn:  CDO Trust Services—N-Star REL CDO IV, telephone number 410-884-2000, fax number 410-715-3748 or at any other address previously furnished in writing to the Co-Issuers or Rated Noteholder by the Trustee or PAA Issued Note Paying Agent;

(b)                                 the Issuer by the Trustee or by any Rated Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Walkers SPV Limited, P.O. Box 908 GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, Attention:  The Directors, or at any other address previously furnished in writing to the Trustee by the Issuer;

(c)                                  the Co-Issuer by the Trustee or by any Rated Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, Attention:  Donald Puglisi, Esq.,

facsimile no. 302-738-7210, or at any other address previously furnished in writing to the Trustee by the Co-Issuer; or

(d)                                 the Rating Agencies by the Co-Issuers or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, (i) in the case of Moody’s, addressed to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 facsimile no. (212) 553-7820, Attention: Northstar REL CDO IV CBO CLO Monitoring (e-mail:  cdomonitoring@moody’s.com); and (ii) in the case of S&P, addressed to S&P, 55 Water Street, 41st Floor, New York, New York, 10041, Attention:  CDO Surveillance and all Note Valuation Reports shall be sent to S&P electronically at cdo_surveillance@sandp.com;

(e)                                  the Collateral Manager by the Co-Issuers or by the Trustee or a Majority of the Controlling Class, or by the Collateral Administrator shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery, or by electronic mail (where expressly provided herein) to the Collateral Manager addressed to it at the address specified in the Collateral Management Agreement or at any other address previously furnished in writing to the Co-Issuers or the Trustee by the Collateral Manager;

(f)                                    the PAA Issued Note Paying Agent by the Trustee in writing sent by facsimile confirmed by overnight courier guaranteed next day delivery;

(g)                                 Deutsche Bank by the Co-Issuers, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to Deutsche Bank addressed to Deutsche Bank Securities Inc., 60 Wall Street, telecopy no. (212) 797-4461, Attention:  Emile Van den Bol; and

(h)                                 to the Repository by the Issuer pursuant to this Indenture shall be made available to the Repository by electronic mail as a pdf (portable document format) file to CDO Library, c/o The Bond Market Association, 360 Madison Avenue (18th Floor), New York, NY 10017; Electronic mail address:  admin@cdolibrary.com.

Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Rated Noteholders or other documents made as provided above will be deemed effective:  (i) if in writing and delivered in person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (as evidenced by the sender’s written record of a telephone call to the recipient in which the recipient acknowledged receipt of such facsimile transmission); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

14.4.                      NOTICES AND REPORTS TO RATED NOTEHOLDERS; WAIVER

Except as otherwise expressly provided herein, where this Indenture provides for a report to Holders or for a notice to Holders of Rated Notes of any event, such notice shall be sufficiently given to Holders of Rated Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Rated Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such report or notice and such report or notice shall be in the English language.  Notwithstanding any provision to the contrary contained herein or in any agreement or document related hereto, any report, statement or other information to be provided by the Trustee may be provided by providing access to the Trustee’s website containing such information.  Such reports and notices will be deemed to have been given on the date of such mailing.

The Trustee will deliver to the Holder of any Rated Note shown on the Note Register any readily available information or notice requested to be so delivered, at the expense of the Issuer.  In addition, for so long as any Class of Rated Notes is listed on the Irish Stock Exchange and so long as the rules of such exchange so require, notices to the Holders of such Rated Notes shall also be given by the Trustee to the Irish Paying Agent for delivery to the Company Announcements Office of the Irish Stock Exchange.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Rated Note shall affect the sufficiency of such notice with respect to other Holders of Rated Notes.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Rated Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Rated Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

14.5.                      EFFECT OF HEADINGS AND TABLE OF CONTENTS

The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

14.6.                      SUCCESSORS AND ASSIGNS

All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.  Written notice of any assignment shall be promptly provided by the Issuer to the Holders of Notes of the Controlling Class, the Initial Hedge Counterparty and each Rating Agency.

14.7.                      SEVERABILITY

In case any provision in this Indenture or in the Rated Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.8.                      BENEFITS OF INDENTURE

The Rated Noteholders, the Initial Hedge Counterparty and each Income Noteholder is an express third-party beneficiary of this Indenture.  Nothing in this Indenture or in the Rated Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Rated Noteholders, the Initial Hedge Counterparty and each Income Noteholder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

14.9.                      GOVERNING LAW

This Indenture and each Rated Note shall be construed in accordance with, and this Indenture and each Rated Note and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Indenture or any Rated Note shall be governed by, the law of the State of New York.

14.10.                SUBMISSION TO JURISDICTION

The Co-Issuers hereby irrevocably submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in Manhattan and the U.S. District Court for the Southern District of New York, and any court of appeal therefrom, in any action or proceeding arising out of or relating to the Rated Notes or this Indenture, and the Co-Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  The Co-Issuers hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Co-Issuers hereby irrevocably appoint and designate CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, or any other Person having and maintaining a place of business in the State of New York whom the Co-Issuers may from time to time hereafter designate as the true and lawful attorney and duly authorized agent for acceptance of service of legal process of the Co-Issuers.  The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.11.                COUNTERPARTS

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

14.12.                WAIVER OF JURY TRIAL

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.  Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

14.13.                JUDGMENT CURRENCY

This is an international financing transaction in which the specification of Dollars (the Specified Currency), and the specification of the place of payment, as the case may be (the Specified Place), is of the essence, and the Specified Currency shall be the currency of account in all events relating to payments of or on the Rated Notes.  The payment obligations of the Co-Issuers under this Indenture and the Rated Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or the Rated Notes in the Specified Currency into another currency (the Second Currency), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Trustee could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered.  The obligation of the Co-Issuers in respect of any such sum due from the Co-Issuers hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be due hereunder or under the Rated Notes in the Second Currency the Trustee may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Co-Issuers hereby, as a separate obligation and notwithstanding any such judgment (but subject to the Priority of Payments as if such separate obligation in respect of each Class of Rated Notes constituted additional principal owing in respect of such Class of Rated Notes), agree to indemnify the Trustee and each Rated Noteholder against, and to pay the Trustee or such Rated Noteholder, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Trustee or such Rated Noteholder, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

14.14.                CONFIDENTIAL TREATMENT OF DOCUMENTS

Except as otherwise provided in this Indenture or as required by law or as required to maintain the listing of the Class A Notes, Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes on the Irish Stock Exchange, this Indenture and any Hedge Agreement shall be treated by the Trustee and the Collateral Manager as confidential.  The Trustee shall provide a copy of this Indenture to the PAA Issued Note Paying Agent and to any Holder of a beneficial interest in any Rated Note upon written request therefor certifying that it is such a Holder.

ARTICLE XV

Assignment of Agreements, Etc.

15.1.                      ASSIGNMENT

The Issuer, in furtherance of the covenants of this Indenture and as security for the Rated Notes and amounts payable to the Rated Noteholders hereunder and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Corporate Services Agreement, the Collateral Management Agreement, the Asset Transfer Agreement and any Hedge Agreement into which the Issuer may enter, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that nothing herein shall obligate the Trustee to determine independently whether “cause” exists for the removal of the Collateral Manager pursuant to the Collateral Management Agreement.  For the avoidance of doubt, in no event shall the Trustee be required to perform the obligations of the Collateral Manager under the Collateral Management Agreement.

15.2.                      NO IMPAIRMENT

The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Corporate Services Agreement or, the Collateral Management Agreement.

15.3.                      TERMINATION, ETC.

Upon the redemption and cancellation of the Rated Notes and the payment of all other Secured Obligations and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Corporate Services Agreement and the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

15.4.                      ISSUER AGREEMENTS, ETC

The Issuer represents that it has not executed any other assignment of the Collateral Administration Agreement or the Collateral Management Agreement.  The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith.  The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify.

ARTICLE XVI

HEDGE AGREEMENTS

16.1.                      HEDGE AGREEMENTS

(a)                                  The Issuer may, after the Closing Date, enter into one or more Hedge Agreements (including one or more Deemed Floating Asset Hedges) with Hedge Counterparties as the Issuer may elect in its sole discretion, in each case (i) subject to Rating Agency Confirmation and (ii)  with the delivery to the Issuer of an Opinion of Counsel to the Hedge Counterparty; provided that the Issuer will not be required to obtain Rating Agency Confirmation in connection with entering into any Hedge Agreements (including, without limitation, any Deemed Floating Asset Hedges) which are Form-Approved Hedge Agreements with a Hedge Counterparty that satisfies the Hedge Counterparty Ratings Requirement.

(b)                                 The Issuer shall assign such Hedge Agreement to the Trustee pursuant to Article 15 hereof.

(c)                                  The Trustee shall, on behalf of the Issuer and in accordance with the Note Valuation Report, pay amounts due to any Hedge Counterparty under any Hedge Agreement on any Payment Date in accordance with Section 11.1.

(d)                                 Upon the entry of the Issuer into a Hedge Agreement, the Trustee shall cause the Custodian to establish a segregated, non-interest bearing Securities Account which shall be designated as a “Hedge Counterparty Collateral Account” with respect to the Hedge Counterparty in respect of which the Trustee shall be the Entitlement Holder and which the Trustee shall hold in trust for the benefit of the Secured Parties.  The Trustee shall deposit all collateral received from such Hedge Counterparty under the related Hedge Agreement in such Hedge Counterparty Collateral Account.  Any and all funds at any time on deposit in, or otherwise standing to the credit of, each Hedge Counterparty Collateral Account shall be held in trust by the Trustee for the benefit of the Secured Parties.  The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, each Hedge Counterparty Collateral Account shall be (i) for application to obligations of the related Hedge Counterparty to the Issuer under the Hedge Agreement that are not paid when due (whether when scheduled or upon early termination) or (ii) to return collateral to the related Hedge Counterparty when and as required by the related Hedge Agreement in each case upon the direction of the Issuer pursuant to an Issuer Order.  No assets credited to any Hedge Counterparty Collateral Account shall be considered an asset of the Issuer for purposes of any of the Coverage Tests unless and until the Issuer or the Trustee on its behalf is entitled to foreclose on such assets in accordance with the terms of the Hedge Agreement.

(e)                                  Upon its receipt of notice that the Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under any Hedge Agreement (or, if earlier, when the Trustee becomes aware of such default) the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment forthwith.  The Trustee shall give notice to the Rated Noteholders and each Rating Agency upon the continuance of the failure by such Hedge Counterparty to perform its obligations for two Business Days following a demand made by the Trustee on such Hedge Counterparty.

(f)                                    If at any time any Hedge Agreement becomes subject to early termination due to the occurrence of an “event of default” or a “termination event” (each as defined in the related Hedge Agreement) solely attributable to the related Hedge Counterparty or other comparable event, the Issuer and the Trustee shall take such actions (following the expiration of any applicable grace period) to enforce the rights of the Issuer and the Trustee thereunder as may be permitted by the terms of such Hedge Agreement and consistent with the terms hereof, and shall apply any proceeds of any such actions (including the proceeds of the liquidation of any collateral pledged by the related Hedge Counterparty) to enter into a replacement Hedge Agreement on substantially identical terms or on such other terms as to which each Rating Agency shall have provided a Rating Agency Confirmation with a substitute Hedge Counterparty with respect to which the Hedge Counterparty Ratings Requirement is satisfied and each Rating Agency shall have provided a Rating Agency Confirmation.  If the Issuer is the sole non-Affected Party or the sole non-Defaulting Party with respect to such “event of default” or “termination event”, the Issuer will (with the assistance of the Collateral Manager) obtain quotations with respect to such replacement Hedge Agreement from five prospective counterparties Independent from the Issuer, the Collateral Manager and each other that satisfy the Hedge Counterparty Ratings Requirement and with respect to which a Rating Agency Confirmation shall have been obtained and enter into a replacement Hedge

Agreement with the prospective counterparty that provides the lowest quotation (if the Issuer is required to make a payment to such replacement counterparty) or the highest quotation (if such replacement counterparty is required to make a payment to the Issuer).

(g)                                 The Issuer shall notify each Rating Agency if at any time any Hedge Counterparty is required to post collateral or assign its rights and obligations in and under the related Hedge Agreement.

(h)                                 No Hedge Agreement may be amended or modified at any time other than to effect the appointment of a substitute Hedge Counterparty or to effect a modification which is of a formal, minor or technical nature or is to correct a manifest error and which, in the opinion of the Trustee (based upon an Opinion of Counsel) would not have a material adverse effect on the interests of Holders of the Rated Notes or of Holders of any Class or Classes of Rated Notes or the Holders of the Income Notes unless the Issuer has obtained Rating Agency Confirmation with respect to such amendment or modification.  The Trustee shall provide the Collateral Manager and the Rating Agencies with a copy of any such amendment or modification within 10 Business Days before effecting such modification.

(i)                                     The Issuer shall enter into a Hedge Agreement only if the payments from the Hedge Counterparty thereunder are not subject to withholding tax or if the related Hedge Counterparty shall be required in accordance with the terms of the related Hedge Agreement to pay additional amounts to the Issuer sufficient to cover any withholding tax due on payments made by such Hedge Counterparty to the Issuer under such Hedge Agreement, subject to the Issuer making customary payee tax representations and providing customary tax documentation.  At any time at which the Issuer is not a Qualified REIT Subsidiary, the Issuer shall not enter into any Hedge Agreement the acquisition (including the manner of acquisition), ownership, enforcement or disposition of which would subject the Issuer to tax on a net income basis in any jurisdiction outside the Issuer’s jurisdiction of incorporation.

(j)                                     The Issuer will not terminate any Hedge Agreement without receiving Rating Agency Confirmation with respect to such termination.

IN WITNESS WHEREOF, WE HAVE SET OUR HANDS AS OF THE DATE FIRST ABOVE WRITTEN.

Executed as a Deed by
N-STAR REL CDO IV LTD.,
as Issuer

By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

N-STAR REL CDO IV CORP.,
as Co-Issuer

By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Randall S. Reider
Name: Randall S. Reider
Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

NS ADVISORS, LLC,
as Advancing Agent

By:	/s/ Daniel R. Gilbert
Name:	Daniel R. Gilbert
Title:	Managing Director